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EXHIBIT 4.1

EXECUTION VERSION

WaMu ASSET ACCEPTANCE CORP.,

as Depositor

and

WASHINGTON MUTUAL BANK,

as Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

and

DEUTSCHE BANK TRUST COMPANY DELAWARE,

as Delaware Trustee

POOLING AND SERVICING AGREEMENT

$3,901,265,905.06

WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust

WaMu Asset Acceptance Corp.

WaMu Mortgage Pass-Through Certificates

Series 2005-AR13

Cut-Off Date: October 1, 2005

TABLE OF CONTENTS

Page

ARTICLE I	8
Section 1.01..Definitions	8
Adjusted Cap Rate	8
Adjusted Weighted Average Pass-Through Rate	8
Aggregate Certificate Principal Balance	8
Agreement	8
Appraised Value	8
Assigned Prepayment Premiums	9
Assignment of Proprietary Lease	9
Authenticating Agent	9
Authorized Denomination	9
Bankruptcy Loss	9
Beneficial Holder	9
Benefit Plan Opinion	9
Book-Entry Certificates	10
Business Day	10
Buydown Agreement	10
Buydown Fund	10
Buydown Fund Account	10
Buydown Loan	10
Cap Counterparty	10
Cap Strike Rate	10
Carry-Forward Subsequent Recoveries Amount	11
Carryover Shortfall Amount	11
Carryover Shortfall Payment	11
Certificate	13
Certificate Account	13
Certificateholder or Holder	13
Certificate Interest Rate	14
Certificate Margin	14
Certificate of Trust	14
Certificate Principal Balance	14
Certificate Register and Certificate Registrar	14
Class	14
Class A Certificates	15
Class A-L Regular Interests	15
Class A-1A1 Certificates	15
Class A-1A1-L Regular Interest	15
Class A-1A2 Certificates	15
Class A-1A2-L Regular Interest	15
Class A-1A3 Certificates	15
Class A-1A3-L Regular Interest	15
Class A-1B1 Certificates	15
Class A-1B1-L Regular Interest	15
Class A-1B2 Certificates	15
Class A-1B2-L Regular Interest	16
Class A-1B3 Certificates	16
Class A-1B3-L Regular Interest	16
Class A-1C1 Certificates	16
Class A-1C1-L Regular Interest	16
Class A-1C2 Certificates	16
Class A-1C2-L Regular Interest	16
Class A-1C3 Certificates	16
Class A-1C3-L Regular Interest	16
Class A-1C4 Certificates	16
Class A-1C4-L Regular Interest	16
Class B Certificates	16
Class B-1 Certificates	16
Class B-L Regular Interests	17
Class B-1-L Regular Interest	17
Class B-2 Certificates	17
Class B-2-L Regular Interest	17
Class B-3 Certificates	17
Class B-3-L Regular Interest	17
Class B-4 Certificates	17
Class B-4-L Regular Interest	17
Class B-5 Certificates	17
Class B-5-L Regular Interest	17
Class B-6 Certificates	17
Class B-6-L Regular Interest	17
Class B-7 Certificates	17
Class B-7-L Regular Interest	18
Class B-8 Certificates	18
Class B-8-L Regular Interest	18
Class B-9 Certificates	18
Class B-9-L Regular Interest	18
Class B-10 Certificates	18
Class B-10-L Regular Interest	18
Class B-11 Certificates	18
Class B-11-L Regular Interest	18
Class B-12 Certificates	18
Class B-12-L Regular Interest	18
Class B-13 Certificates	18
Class B-13-L Regular Interest	18
Class B-14 Certificates	18
Class B-14-L Regular Interest	19
Class LT Principal Reduction Amounts	19
Class LT Regular Interests	19
Class LT1 Regular Interest	19
Class LT2 Principal Distribution Amount	19
Class LT2 Regular Interest	19
Class LT3 Principal Distribution Amount	19
Class LT3 Regular Interest	19
Class LT4 Principal Distribution Amount	19
Class LT4 Regular Interest	19
Class Notional Amount	19
Class PPP Certificates	19
Class Principal Balance	19
Class R Certificates	20
Class R Residual Interests	21
Class R-1 Residual Interest	21
Class R-2 Residual Interest	21
Class X Certificates	21
Class X-L Notional Amount	21
Class X-L Regular Interest	21
Clean-Up Call Option Date	21
Clean-Up Call Percentage	21
Clearing Agency	21
Closing Date	21
Code	21
Company	21
Compensating Interest	21
Cooperative	21
Cooperative Apartment	22
Cooperative Lease	22
Cooperative Loans	22
Cooperative Stock	22
Cooperative Stock Certificate	22
Corporate Trust Office	22
Corporation	22
Corresponding Class	22
Credit Support Depletion Date	23
Cumulative Carry-Forward Subsequent Recoveries Amount	23
Current Loan-to-Value Ratio	23
Curtailment	23
Curtailment Shortfall	23
Custodial Account for P&I	24
Custodial Agreement	24
Custodian	24
Cut-Off Date	24
Definitive Certificates	24
Delaware Trustee	24
Depositary Agreement	24
Destroyed Mortgage Note	24
Determination Date	24
Disqualified Organization	24
Distribution Date	24
DTC	25
DTC Participant	25
Due Date	25
Eligible Institution	25
Eligible Investments	25
ERISA	26
ERISA Restricted Certificate	26
Event of Default	27
Excess Liquidation Proceeds	27
Excess Subsequent Recoveries	27
Fannie Mae	27
FDIC	27
FHA	27
Final Maturity Date	27
Final Yield Maintenance Payment Date	27
Fitch	27
Freddie Mac	27
Index	27
Indirect DTC Participants	27
Initial Custodial Agreement	28
Initial Custodian	28
Insurance Proceeds	28
Interest Distribution Amount	28
Interest Rate Adjustment Date	28
Investment Account	28
Investment Depository	28
Junior Subordinate Certificates	28
Last Scheduled Distribution Date	29
LIBOR	29
LIBOR Determination Date	29
Liquidated Mortgage Loan	29
Liquidation Principal	29
Liquidation Proceeds	29
Lowest Class B Owner	29
Marker Rate	29
MERS	29
MERS Loan	29
MERS® System	29
MIN	29
Minimum Monthly Payment	30
MOM Loan	30
Monthly P&I Advance	30
Monthly Payment Adjustment Terms	30
Moody’s	30
Mortgage	30
Mortgage File	30
Mortgage Interest Rate	33
Mortgage Loan Margin	33
Mortgage Loan Purchase Agreement	33
Mortgage Loan Schedule	33
Mortgage Loans	34
Mortgage Note	34
Mortgage Pool	34
Mortgage Pool Assets	34
Mortgaged Property	34
Mortgagor	34
Negative Amortization Amount	34
Net Negative Amortization Amount	35
No-Delay Accrual Period	35
Nonrecoverable Advance	35
Non-U.S. Person	35
Notice Addresses	35
OTS	36
Officer’s Certificate	36
One-Year MTA	36
Opinion of Counsel	36
Original Trust Agreement	36
Ownership Interest	36
Pass-Through Entity	36
Pass-Through Rate	36
Paying Agent	37
Payoff	37
Payoff Earnings	37
Payoff Interest	37
Payoff Period	37
Percentage Interest	37
Permitted Transferee	38
Person	38
Prepaid Monthly Payment	38
Prepayment Premium	39
Primary Insurance Policy	39
Principal Balance	39
Principal Payment	39
Principal Payment Amount	40
Principal Prepayment	40
Principal Prepayment Amount	40
Prior Period	40
Prospectus	40
Rate Ceiling	40
Rating Agency	40
Ratings	40
Reacquired Mortgage Loan	40
Realized Loss	40
Recognition Agreement	43
Recording Documents	43
Record Date	43
Reference Banks	43
Regular Interests	43
Relief Act Shortfall	43
REMIC	43
REMIC Provisions	43
REMIC I	43
REMIC I Assets	44
REMIC I Available Distribution Amount	44
REMIC I Distribution Amount	44
REMIC I Principal Distribution Amount	45
REMIC I Regular Interests	46
REMIC II	46
REMIC II Assets	46
REMIC II Available Distribution Amount	46
REMIC II Distribution Amount	46
REMIC II Regular Interests	52
Repurchase Price	52
Repurchase Proceeds	52
Residual Certificates	52
Residual Distribution Amount	52
Responsible Officer	53
ROV Mortgage Loan	53
S&P	53
Secretary of State	53
Securities Act	53
Security Agreement	53
Seller	53
Senior Certificates	53
Senior Liquidation Amount	53
Senior Percentage	53
Senior Prepayment Percentage	53
Senior Principal Distribution Amount	55
Senior Subordinate Certificates	55
Servicer	55
Servicer Business Day	55
Servicing Fee	55
Servicing Fee Rate	56
Servicing Officer	56
Special Primary Insurance Policy	56
Special Primary Insurance Premium	56
Statutory Trust Statute	56
Streamlined Mortgage Loan	56
Subordinate Certificates	56
Subordinate Liquidation Amount	56
Subordinate Percentage	56
Subordinate Prepayment Percentage	56
Subordinate Principal Distribution Amount	56
Subordinate Principal Prepayments Distribution Amount	57
Subordination Level	57
Subsequent Recoveries	57
Substitute Mortgage Loan	57
Substitution Price	57
Tax Matters Person	57
Termination Date	58
Termination Payment	58
Transfer	58
Transferee	58
Transferee Affidavit and Agreement	58
Trust	58
Trustee	58
Uncollected Interest	58
Uncompensated Interest Shortfall	58
Underwriters	59
Uninsured Cause	59
U.S. Person	59
VA	59
Weighted Average Pass-Through Rate	59
Withdrawal Date	59
Yield Maintenance Account	59
Yield Maintenance Agreement	59
Yield Maintenance Available Payment Amount	59
Yield Maintenance Notional Balance	60
Yield Maintenance Payment	60
ARTICLE II Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests and REMIC II Regular Interests; REMIC Election and Designations; Original Issuance of Certificates	60
Section 2.01..Creation of the Trust	60
Section 2.02..Restrictions on Activities of the Trust	61
Section 2.03..Separateness Requirements	62
Section 2.04..Conveyance of Mortgage Pool Assets; Security Interest	63
Section 2.05..Delivery of Mortgage Files	64
Section 2.06..REMIC Election for REMIC I	65
Section 2.07..Acceptance by Trustee	67
Section 2.08..Representation and Warranty of the Company Concerning the Mortgage Loans	68
Section 2.09..Representations and Warranties of Each Seller Concerning the Mortgage Loans	70
Section 2.10..Additional Provisions Relating to Repurchases of and Substitutions for Mortgage Loans by the Company or a Seller	71
Section 2.11..Acknowledgment of Transfer of Mortgage Pool Assets	72
Section 2.12..Conveyance of REMIC II Assets; Security Interest	72
Section 2.13..REMIC Election for REMIC II	73
Section 2.14..Acknowledgement of Transfer of REMIC II Assets	74
Section 2.15..Conveyance of REMIC II Regular Interests; Security Interest	75
Section 2.16..Acknowledgement of Transfer of REMIC II Regular Interests	76
Section 2.17..Legal Title	76
Section 2.18..Compliance with ERISA Requirements	76
Section 2.19..Additional Representation Concerning the Mortgage Loans	76
Section 2.20..Distributions to Class A Certificates and the Class B Certificates Outside of REMIC II	76
ARTICLE III Administration and Servicing of Mortgage Loans	77
Section 3.01..The Servicer	77
Section 3.02..The Custodial Accounts for P&I and Buydown Fund Accounts	79
Section 3.03..The Investment Account; Eligible Investments	80
Section 3.04..The Certificate Account	80
Section 3.05..Permitted Withdrawals from the Certificate Account, the Investment Account, the Custodial Accounts for P&I and the Buydown Fund Accounts	81
Section 3.06..Maintenance of Primary Insurance Policies; Collections Thereunder	83
Section 3.07..Maintenance of Hazard Insurance	83
Section 3.08..Enforcement of Due-on-Sale Clauses; Assumption Agreements	84
Section 3.09..Realization Upon Defaulted Mortgage Loans	84
Section 3.10..Trustee to Cooperate; Release of Mortgage Files	87
Section 3.11..Compensation to the Servicer	87
Section 3.12..[Reserved.]	87
Section 3.13..Annual Statement as to Compliance	87
Section 3.14..Access to Certain Documentation and Information Regarding the Mortgage Loans	88
Section 3.15..Annual Independent Public Accountants’ Servicing Report	88
Section 3.16..Yield Maintenance Account.	88
Section 3.17..[Reserved.]	89
Section 3.18..[Reserved.]	89
Section 3.19..Determination of LIBOR by Servicer..89
Section 3.20..Assigned Prepayment Premiums..90
ARTICLE IV Payments to Certificateholders; Payment of Expenses	92
Section 4.01..Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest	92
Section 4.02..Monthly P&I Advances; Distribution Reports to the Trustee	93
Section 4.03..Nonrecoverable Advances	94
Section 4.04..Distributions to Certificateholders; Payment of Special Primary Insurance Premiums	95
Section 4.05..Statements to Certificateholders	96
ARTICLE V The Certificates	97
Section 5.01..The Certificates	97
Section 5.02..Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations	103
Section 5.03..Registration of Transfer and Exchange of Certificates	104
Section 5.04..Mutilated, Destroyed, Lost or Stolen Certificates	104
Section 5.05..Persons Deemed Owners	105
Section 5.06..[Reserved.]	105
Section 5.07..Book-Entry for Book-Entry Certificates	105
Section 5.08..Notices to Clearing Agency	106
Section 5.09..Definitive Certificates	106
Section 5.10..Office for Transfer of Certificates	107
Section 5.11..Nature of Certificates	107
ARTICLE VI The Company and the Servicer	107
Section 6.01..Liability of the Company and the Servicer	107
Section 6.02..Merger or Consolidation of the Company or the Servicer	107
Section 6.03..Limitation on Liability of the Company, the Servicer and Others	107
Section 6.04..Neither the Company nor the Servicer May Resign	108
Section 6.05..Trustee Access..108
ARTICLE VII Default	109
Section 7.01..Events of Default	109
Section 7.02..Trustee to Act; Appointment of Successor	111
Section 7.03..Notification to Certificateholders	112
ARTICLE VIII Concerning the Trustees	112
Section 8.01..Duties of Trustees	112
Section 8.02..Certain Matters Affecting the Trustees	114
Section 8.03..Trustees Not Liable for Certificates or Mortgage Loans	115
Section 8.04..Trustees May Own Certificates	115
Section 8.05..The Servicer to Pay Trustees’ Fees and Expenses	115
Section 8.06..Eligibility Requirements for Trustees	116
Section 8.07..Resignation and Removal of Trustees	116
Section 8.08..Successor Trustee	117
Section 8.09..Merger or Consolidation of Trustee	117
Section 8.10..Appointment of Co-Trustee or Separate Trustee	117
Section 8.11..Authenticating Agents	118
Section 8.12..Paying Agents	119
Section 8.13..Duties of Delaware Trustee	120
Section 8.14..Amendment to Certificate of Trust	120
Section 8.15..Yield Maintenance Agreement	120
Section 8.16..Trustees Act on Behalf of Trust	121
ARTICLE IX Termination	121
Section 9.01..Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans	121
Section 9.02..Additional Termination Requirements	123
Section 9.03..Trust Irrevocable	124
ARTICLE X Miscellaneous Provisions	124
Section 10.01..Amendment	124
Section 10.02..Recordation of Agreement	125
Section 10.03..Limitation on Rights of Certificateholders	126
Section 10.04..Access to List of Certificateholders	126
Section 10.05..Governing Law	127
Section 10.06..Notices	127
Section 10.07..Severability of Provisions	127
Section 10.08..Counterpart Signatures	127
Section 10.09..Benefits of Agreement	128
Section 10.10..Notices and Copies to Rating Agencies	128
Section 10.11..Covenant Not to Place Trust Into Bankruptcy	129
Section 10.12..Covenant Not to Place Company Into Bankruptcy	129

Exhibit A	Form of Certificates (other than Class R Certificates)
Exhibit B	Form of Class R Certificates
Exhibit C	[Reserved]
Exhibit D	Mortgage Loan Schedule
Exhibit E	[Reserved]
Exhibit F	Form of Transferor Certificate For Junior Subordinate Certificates
Exhibit G	Form of Transferee’s Agreement For Junior Subordinate Certificates
Exhibit H	Form of Additional Matter Incorporated Into the Certificates
Exhibit I	Transferor Certificate
Exhibit J	Transferee Affidavit And Agreement
Exhibit K	[Reserved]
Exhibit L	Form of Investment Letter
Exhibit M	Form of Trustee’s Certification Pursuant to Section 2.07
Exhibit N	Officer’s Certificate With Respect to ERISA Matters Pursuant to Section 5.01(d)
Exhibit O	Officer’s Certificate With Respect to ERISA Matters Pursuant to Section 5.01(g)

This Pooling and Servicing Agreement, dated as of October 1, 2005 (this “Agreement”), is by and among WaMu Asset Acceptance Corp., as depositor (the “Company”), Washington Mutual Bank, as Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee.  Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Company at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trust. On the Closing Date, the Company will sell the Mortgage Loans and certain other assets to the Trust in return for the REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest and will be the owner of the REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest.  Thereafter, on the Closing Date, the Company will acquire the REMIC II Regular Interests and the Class R-2 Residual Interest from the Trust as consideration for its transfer to the Trust of the REMIC I Regular Interests and will be the owner of the REMIC II Regular Interests and the Class R-2 Residual Interest.  Thereafter, on the Closing Date, the Company will acquire the Certificates (other than the Class PPP Certificates) from the Trust as consideration for its transfer to the Trust of the REMIC II Regular Interests and will be the owner of the Certificates (other than the Class PPP Certificates).  The Company has duly authorized the execution and delivery of this Agreement to provide for (i) the sale to the Trust of the Mortgage Loans and certain other assets, (ii) the issuance to the Company of the REMIC I Regular Interests and the Class R-1 Residual Interest representing in the aggregate the entire beneficial interest in REMIC I, and the Class PPP Certificates, (iii) the conveyance to the Trust of the REMIC I Regular Interests, (iv) the issuance to the Company of the REMIC II Regular Interests and the Class R-2 Residual Interest representing in the aggregate the entire beneficial interest in REMIC II, (v) the conveyance to the Trust of the REMIC II Regular Interests and (vi) the issuance to the Company of the Certificates (other than the Class PPP Certificates). The Company and the Servicer are entering into this Agreement, and the Trustee and the Delaware Trustee are each accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate Certificates and the Class PPP Certificates, have been offered for sale pursuant to a Prospectus, dated October 21, 2005, and a Prospectus Supplement, dated October 21, 2005, of the Company (together, the “Prospectus”). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated October 25, 2005.  The Trust created hereunder is the “Trust” described in the Prospectus and the Private Placement Memorandum and the Certificates are the “Certificates” described therein. The following tables set forth the designation, type of interest, Certificate Interest Rate, initial Class Principal Balance and Final Maturity Date for the REMIC I Regular Interests, the REMIC II Regular Interests the Class R Residual Interests:

REMIC I Interests

Class Designation for each REMIC I Regular Interest and the Class R-1 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class LT1	Regular	Variable (2)	$3,900,664,441.76	October 2045
Class LT2	Regular	Variable (2)	178,789.88	October 2045
Class LT3	Regular	Variable (3)	211,336.71	October 2045
Class LT4	Regular	Variable (4)	211,336.71	October 2045
Class R-1†	Residual	4.963%	100.00	October 2045

*             The Distribution Date in the specified month, which is the month following the month in which the latest maturing Mortgage Loan matures.  For federal income tax purposes, for each Class of REMIC I Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

† The Class R‑1 Residual Interest is entitled to receive the applicable Residual Distribution Amount and any Excess Liquidation Proceeds.

(1)           Interest distributed to the REMIC I Regular Interests (other than the Class LT3 Regular Interest, which shall not be entitled to receive any distributions of interest) and the Class R-1 Residual Interest on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance outstanding immediately before such Distribution Date.

(2) For each Distribution Date, the Certificate Interest Rate on the Class LT1 and Class LT2 Regular Interests shall equal the Weighted Average Pass-Through Rate for such Distribution Date.
(3) The Class LT3 Regular Interest shall not be entitled to receive any distributions of interest.
(4) For each Distribution Date, the Certificate Interest Rate on the Class LT4 Regular Interest shall equal two (2) times the Weighted Average Pass-Through Rate for such Distribution Date.

As provided herein, with respect to REMIC I, the Servicer will cause an election to be made on behalf of REMIC I to be treated for federal income tax purposes as a REMIC. The REMIC I Regular Interests will be designated regular interests in REMIC I and the Class R-1 Residual Interest will be designated the sole class of residual interest in REMIC I, for purposes of the REMIC Provisions.

REMIC II Interests

Class Designation for each Class of REMIC II Regular Interests and the Class R-2 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class A-1A1-L	Regular	Variable (2) (21)	$1,937,535,000.00	October 2045
Class A-1A2-L	Regular	Variable (3)	75,000,000.00	October 2045
Class A-1A3-L	Regular	Variable (4) (21)	100,000,000.00	October 2045
Class A-1B1-L	Regular	Variable (5) (21)	137,997,000.00	October 2045
Class A-1B2-L	Regular	Variable (6) (21)	66,181,000.00	October 2045
Class A-1B3-L	Regular	Variable (7) (21)	500,000,000.00	October 2045
Class A-1C1-L	Regular	Variable (8) (21)	235,096,000.00	October 2045
Class A-1C2-L	Regular	Variable (9) (21)	152,972,000.00	October 2045
Class A-1C3-L	Regular	Variable (10) (21)	186,111,000.00	October 2045
Class A-1C4-L	Regular	Variable (11) (21)	130,000,000.00	October 2045
Class X-L	Regular	Variable (12) (21)	----- (13)	October 2045
Class B-1-L	Regular	Variable (14) (21)	83,877,000.00	October 2045
Class B-2-L	Regular	Variable (15) (21)	66,321,000.00	October 2045
Class B-3-L	Regular	Variable (16) (21)	23,407,000.00	October 2045
Class B-4-L	Regular	Variable (17) (21)	27,308,000.00	October 2045
Class B-5-L	Regular	Variable (18) (21)	19,506,000.00	October 2045
Class B-6-L	Regular	Variable (19) (21)	15,605,000.00	October 2045
Class B-7-L	Regular	Variable (20) (21)	15,605,000.00	October 2045
Class B-8-L	Regular	Variable (20) (21)	15,605,000.00	October 2045
Class B-9-L	Regular	Variable (20) (21)	15,605,000.00	October 2045
Class B-10-L	Regular	Variable (20) (21)	15,605,000.00	October 2045
Class B-11-L	Regular	Variable (20) (21)	15,605,000.00	October 2045
Class B-12-L	Regular	Variable (20) (21)	13,654,000.00	October 2045
Class B-13-L	Regular	Variable (20) (21)	25,358,000.00	October 2045
Class B-14-L	Regular	Variable (20) (21)	27,312,805.06	October 2045
Class R-2 (21)	Residual	-----	-----	October 2045

*             The Distribution Date in the specified month, which is the month following the month in which the latest maturing Mortgage Loan matures.  For federal income tax purposes, for each Class of REMIC II Regular and Residual Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)           Interest distributed to the REMIC II Regular Interests on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance (or, in the case of the Class X-L Regular Interest, at the Class X-L Notional Amount) outstanding immediately before such Distribution Date.

(2)           The Certificate Interest Rate on the Class A-1A1-L Regular Interest for (i)  each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.290% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.580% and (c) 10.50%.

(3)           The Certificate Interest Rate on the Class A-1A2-L Regular Interest for each Distribution Date shall equal the lesser of (a) the Weighted Average Pass-Through Rate for such Distribution Date and (b)  the Index plus the Certificate Margin.

(4)           The Certificate Interest Rate on the Class A-1A3-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.780% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.560% and (c) 10.50%.

(5)           The Certificate Interest Rate on the Class A-1B1-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.260% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.520% and (c) 10.50%.

(6)           The Certificate Interest Rate on the Class A-1B2-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.430% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.860% and (c) 10.50%.

(7)           The Certificate Interest Rate on the Class A-1B3-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.360% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.720% and (c) 10.50%.

(8)           The Certificate Interest Rate on the Class A-1C1-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.190% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.380% and (c) 10.50%.

(9)           The Certificate Interest Rate on the Class A-1C2-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.400% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.800% and (c) 10.50%.

(10)         The Certificate Interest Rate on the Class A-1C3-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.490% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.980% and (c) 10.50%.

(11)         The Certificate Interest Rate on the Class A-1C4-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.430% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.860% and (c) 10.50%.

(12)         For each Distribution Date, the Class X-L Regular Interest shall accrue interest on the Class X-L Notional Amount.  For each Distribution Date, the Certificate Interest Rate on the Class X-L Regular Interest shall equal the excess, if any, of (i) the Weighted Average Pass-Through Rate for such Distribution Date over (ii) the product of (a) the weighted average of the Certificate Interest Rates on the REMIC II Regular Interests, multiplying, in the case of the Class A-L Regular Interests (other than the Class A-1A2-L Regular Interest) and the Class B-L Regular Interests, the Certificate Interest Rates on such Classes by a fraction, the numerator being the actual number of days in the accrual period and the denominator being 30 and (b) a fraction, the numerator of which is the aggregate Class Principal Balance of the REMIC II Regular Interests (other than the Class X-L Regular Interest) immediately prior to that Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date.

                For REMIC purposes, the foregoing rate is equal to a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (3) below, and the denominator of which is the aggregate Class Principal Balances of the REMIC I Regular Interests.  For purposes of calculating the Certificate Interest Rate for the Class X-L Regular Interest, the numerator is equal to the sum of the following components:

1.        the Certificate Interest Rate for REMIC I Regular Interest LT1 minus the related Marker Rate, applied to a notional amount equal to the Class Principal Balance of REMIC I Regular Interest LT1;

2.        the Certificate Interest Rate for REMIC I Regular Interest LT2 minus the related Marker Rate, applied to a notional amount equal to the Class Principal Balance of REMIC I Regular Interest LT2; and

3.        the Certificate Interest Rate for REMIC I Regular Interest LT4 minus twice the related Marker Rate, applied to a notional amount equal to the Class Principal Balance of REMIC I Regular Interest LT4.

(13)         For purposes of calculating distributions of principal and interest and the allocation of Realized Losses, the Class X-L Regular Interest shall be deemed to be comprised of an interest-only component and a principal-only component. The interest-only component of the Class X-L Regular Interest shall have a Class Notional Amount and the principal-only component of the Class X-L Regular Interest shall have a Class Principal Balance. The Class X-L Principal Balance shall initially equal zero and shall thereafter be increased by the portion, if any, of Net Negative Amortization Amounts allocated to the Class X-L Regular Interest pursuant to the definition of “Net Negative Amortization Amount.”  Interest shall accrue on the Class X-L Notional Amount and shall not accrue on the Class X-L Principal Balance. Principal shall not be payable with respect to the Class X-L Notional Amount.

(14)         The Certificate Interest Rate on the Class B-1-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.600% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.900% and (c) 10.50%.

(15)         The Certificate Interest Rate on the Class B-2-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.630% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.945% and (c) 10.50%.

(16)         The Certificate Interest Rate on the Class B-3-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.650% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.975% and (c) 10.50%.

(17)         The Certificate Interest Rate on the Class B-4-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.950% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.425% and (c) 10.50%.

(18)         The Certificate Interest Rate on the Class B-5-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.000% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.500% and (c) 10.50%.

(19)         The Certificate Interest Rate on the Class B-6-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.150% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.725% and (c) 10.50%.

(20)         The Certificate Interest Rate on the Class B-7-L Class B-8-L Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.200% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.800% and (c) 10.50%.

(21)         For any Distribution Date, interest distributable to the Class A Certificates (other than the Class A-1A2 Certificates) and the Class B and Class X Certificates may not equal interest accrued at the Certificate Interest Rates for the Corresponding Classes of REMIC II Regular Interests.  For any Distribution Date, interest may be distributable to some Classes of Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates in an amount greater than interest accrued at the Certificate Interest Rate for the Corresponding Class of REMIC II Regular Interests, and interest may be distributable to the Class X Certificates in an amount less than interest accrued at the Certificate Interest Rate for the Class X-L Regular Interest, in each case pursuant to the second sentence of Section 4.04(a).

(22)         The Class R‑2 Residual Interest shall be entitled to receive the applicable Residual Distribution Amount.  The Class R‑2 Residual Interest shall not be entitled to receive any distributions of interest or principal.

As provided herein, with respect to REMIC II, the Servicer will cause an election to be made on behalf of REMIC II to be treated for federal income tax purposes as a REMIC.  The REMIC II Regular Interests will be designated regular interests in REMIC II and the Class R-2 Residual Interest will be designated the sole class of residual interest in REMIC II, for purposes of the REMIC Provisions.

In addition, the Trust will issue the Class R Certificates, which will represent ownership of the Class R-1 and Class R-2 Residual Interests.

In addition, the Trust will issue the Class A and Class B Certificates, each of which Class will represent ownership of (i) the Corresponding Class of REMIC II Regular Interests and (ii) with respect to the each Class of Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates, the applicable rights specified in the second and fifth sentences of Section 4.04(a), and will issue the Class X Certificates, which will represent ownership of (i) the Class X-L Regular Interest and (ii) the obligations specified in the second sentence of Section 4.04(a).

In addition, the Trust will issue the Class PPP Certificates, which will not have a Class Principal Balance and will only be entitled to receive on any Distribution Date the aggregate of all Assigned Prepayment Premiums.  The Class PPP Certificates will not represent an interest in any REMIC.

As of the Cut-Off Date, the Mortgage Loans have an aggregate Principal Balance of $3,901,265,905.06 and, as of the Closing Date, the Certificates have an Aggregate Certificate Principal Balance of $3,901,265,905.06.

W I T N E S S E T H :

WHEREAS, the Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Servicer is a federal savings association and has full power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Trustee is a national banking association duly organized and existing under the laws of the United States of America and has full power and authority to enter into this Agreement;

WHEREAS, the Delaware Trustee is a banking corporation duly organized and existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement;

WHEREAS, prior to the execution and delivery hereof, the Company and the Delaware Trustee have entered into the Original Trust Agreement, and the Delaware Trustee has filed the Certificate of Trust;

WHEREAS, it is the intention of the Company, the Servicer, the Trustee and the Delaware Trustee that the Trust created by this Agreement constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement;

WHEREAS, the Company is the owner of the Mortgage Loans identified in the Mortgage Loan Schedule hereto having unpaid Principal Balances on the Cut-Off Date as stated therein; and

WHEREAS, the Company has been duly authorized to create the Trust to (i) hold the Mortgage Loans and certain other property, (ii) issue the REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest, (iii) hold the REMIC I Regular Interests, (iv) issue the REMIC II Regular Interests and the Class R-2 Residual Interest, (v) hold the REMIC II Regular Interests and (iv) issue the Certificates (other than the Class PPP Certificates).

NOW, THEREFORE, in order to declare the terms and conditions upon which the REMIC I Regular Interests, the REMIC II Regular Interests, the Class R Residual Interests and the Certificates are to be issued, and in consideration of the premises and of the purchase and acceptance of the Certificates by the Holders thereof, the Company covenants and agrees with the Servicer, the Trustee and the Delaware Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates, as applicable, as follows:

ARTICLE I

Section 1.01.        Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjusted Cap Rate:  For any Distribution Date and any Class of Class A-L Regular Interests (other than the Class A-1A2-L Regular Interest) and Class B-L Regular Interests, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans at the Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount and (ii) 12, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date (after giving effect to (i) payments due on the Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of such Due Date), such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

For any Distribution Date and the Class A-1A2-L Regular Interest, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans at the Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount and (ii) 12, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date (after giving effect to (i) payments due on the Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of such Due Date).

Adjusted Weighted Average Pass-Through Rate:  For any Distribution Date, the product of (i) the Weighted Average Pass-Through Rate for such Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of the Certificates.

Agreement: The meaning specified in the introductory paragraph hereof.

Appraised Value:  With respect to any (i) Mortgage Loan that is not a Streamlined Mortgage Loan or ROV Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property; (ii) ROV Mortgage Loan, the lesser of (a) the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such ROV Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the residential appraisal review made in connection with the origination of such ROV Mortgage Loan as the value of the related Mortgaged Property; and (iii) Streamlined Mortgage Loan, the value set forth in the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assigned Prepayment Premiums:  For any Distribution Date, the sum of (a) all Prepayment Premiums collected on the Mortgage Loans during the Payoff Period, (b) all payments made by the Servicer during the Payoff Period in respect of Prepayment Premiums pursuant to Section 3.20 and (c) all payments received by the Servicer from a Seller during the Payoff Period in respect of Prepayment Premiums pursuant to Section 2(d) of the applicable Term Sheet.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

Authorized Denomination:  With respect to each Class of Certificates (other than the Class X, Class PPP and Class R Certificates), an initial Certificate Principal Balance equal to $25,000 and multiples of $1 in excess thereof, except that one Certificate of each Class of the Junior Subordinate Certificates may be issued in an amount that is not an integral multiple of $1.  With respect to the Class X Certificates, a Class Notional Amount as of the Cut-Off Date equal to $100,000 and multiples of $1 in excess thereof.  With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 0.01% and one Certificate with a Percentage Interest equal to 99.99%.  The Class PPP Certificates will be issued in fully registered form in minimum denominations of 20% of the Percentage Interest therein and increments of 10% in excess thereof.

Bankruptcy Loss: For any Distribution Date and any Mortgage Loan, (i) the amount of any permanent forgiveness of principal with respect to such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code as of the related Due Date, other than any such forgiveness of principal that arises out of clause (ii) of this definition of “Bankruptcy Loss,” or (ii) the amount, if any, by which the then outstanding principal balance of such Mortgage Loan exceeds any valuation, as of the related Due Date, by a court of competent jurisdiction in a case under the United States Bankruptcy Code, of the related Mortgaged Property, in each case, to the extent not previously allocated to the Certificates as a Realized Loss.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

Benefit Plan Opinion: With respect to any Certificate presented for registration in the name of any Person, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company to the effect that the purchase or holding of such Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company to any obligation or liability (including obligations or liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company.

Book-Entry Certificates: The Class A, Class X and Senior Subordinate Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.07.

Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Stockton, California, Chicago, Illinois, New York, New York, Seattle, Washington or any city in which the Corporate Trust Office is located (which shall initially be Santa Ana, California) are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

Buydown Fund: A fund provided by the originator of a Mortgage Loan or another Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such Buydown Loan for a period. Buydown Funds may be (i) funded at the par values of future payment subsidies, or (ii) funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, in which event they will be deposited in an account bearing interest. Buydown Funds may be held in a separate Buydown Fund Account or may be held in a Custodial Account for P&I and monitored by the Servicer.

Buydown Fund Account: A separate account created and maintained pursuant to Section 3.02 (a) with a financial institution approved by the Servicer, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Servicer or (c) in a separate non-trust account in an Eligible Institution. Such account may be non-interest bearing or may bear interest. In the event that a Buydown Fund Account is established pursuant to clause (b) of the preceding sentence, amounts held in such Buydown Fund Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Buydown Fund Account may be established.

Buydown Loan: A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such Mortgage Loan.

Cap Counterparty:  The Royal Bank of Scotland plc.

Cap Strike Rate:  For any Distribution Date, the amount set forth under the heading “Strike Rate” in Schedule 1 of the Prospectus.

Carry-Forward Subsequent Recoveries Amount: For any Distribution Date, the excess, if any, of (i) the Subsequent Recoveries for such Distribution Date over (ii) the amount by which the Class Principal Balance of the Class of Subordinate Certificates with the lowest priority is increased in respect of Subsequent Recoveries on such Distribution Date pursuant to the definition of “Class Principal Balance” herein.

Carryover Shortfall Amount:  For any Distribution Date and for any Class of Class A Certificates (other than the Class A-1A2 Certificates) and any Class of Class B Certificates, the sum of: (i) the excess, if any, of (a) the amount of interest that would have accrued on the Class Principal Balance of such Class’ Corresponding Class immediately before such Distribution Date, during the No-Delay Accrual Period, at a Certificate Interest Rate equal to the lesser of (1) LIBOR plus the related margin for such Class for such Distribution Date (as specified in the applicable note to the table entitled “REMIC II Interests” in the Preliminary Statement hereto) and (2) 10.50%, over (b) the amount of interest that accrued on such Class Principal Balance, during the No-Delay Accrual Period, at the actual Certificate Interest Rate for such Class for such Distribution Date, (ii) the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates, and (iii) one month’s interest at the Certificate Interest Rate described in clause (i)(a) above on the amount described in clause (ii) above.

Carryover Shortfall Payment:  For any Class of Class A Certificates (other than the Class A-1A2 Certificates) for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date reduced by the Yield Maintenance Payment for such Class for such Distribution Date and (b) such Class’ pro rata share of the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date (such pro rata share calculated based on an allocation of such Interest Distribution Amount among the Classes of Class A Certificates (other than the Class A-1A2 Certificates) pro rata according to Carryover Shortfall Amount for such Distribution Date).

For the Class B-1 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A Certificates for such Distribution Date.

For the Class B-2 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A and Class B-1 Certificates for such Distribution Date.

For the Class B-3 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1 and Class B-2 Certificates for such Distribution Date.

For the Class B-4 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2 and Class B-3 Certificates for such Distribution Date.

For the Class B-5 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates for such Distribution Date.

For the Class B-6 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates for such Distribution Date.

For the Class B-7 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for such Distribution Date.

For the Class B-8 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates for such Distribution Date.

For the Class B-9 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates for such Distribution Date.

For the Class B-10 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates for such Distribution Date.

For the Class B-11 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 and Class B-10 Certificates for such Distribution Date.

For the Class B-12 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates for such Distribution Date.

For the Class B-13 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates for such Distribution Date.

For the Class B-14 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the Interest Distribution Amount for the Class X-L Regular Interest for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12 and Class B-13 Certificates for such Distribution Date.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee on behalf of the Trust and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibit A and B hereto. The additional matter appearing in Exhibit H shall be deemed incorporated into Exhibit A as though set forth at the end of such Exhibit.

Certificate Account: The separate trust account created pursuant to Section 3.04 and maintained with the Trustee, the Investment Depository or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof, which account shall be entitled “WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust Certificate Account,” or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may be invested in Eligible Investments pursuant to Section 3.04(d) and reinvestment earnings thereon shall be paid to the Servicer as additional servicing compensation. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 2.01, Section 3.04, Section 3.05, Section 4.01 and Section 4.04.

Certificateholder or Holder: With respect to the Certificates, the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee may conclusively rely upon an Officer’s Certificate to determine whether any Person is an affiliate of the Company or the Servicer. With respect to the REMIC I Regular Interests, the owner of the REMIC I Regular Interests, which as of the Closing Date shall be the Trust. With respect to each Class of REMIC II Regular Interests, the Holder of the Corresponding Class of Certificates.

Certificate Interest Rate: For each Class of REMIC I Regular Interests and REMIC II Regular Interests and the Class R-1 Residual Interest, the per annum rate set forth as the Certificate Interest Rate for such Class in the Preliminary Statement hereto.

Certificate Margin:  1.450%; provided, however, that in the event the Index is replaced, the Certificate Margin will be increased or decreased by the amount by which the Mortgage Loan Margin for each Mortgage Loan is increased or decreased (before rounding of the replacement Mortgage Loan Margin pursuant to the related Mortgage Note).

Certificate of Trust: The certificate of trust filed with respect to the Trust with the Secretary of State in accordance with Section 3810(a) of the Statutory Trust Statute.

Certificate Principal Balance:  For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate; provided, however, that each Class X Certificate will represent a portion of the Class X PO Principal Balance equal to its Percentage Interest in the Class X-L Notional Amount.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.03.

Class: All REMIC I Regular Interests or the Class R-1 Residual Interest having the same priority and rights to payments on the Mortgage Loans from the REMIC I Available Distribution Amount, and all REMIC II Regular Interests or the Class R-2 Residual Interest having the same priority and rights to payments on the REMIC I Regular Interests from the REMIC II Available Distribution Amount, as applicable, which REMIC I Regular Interests, REMIC II Regular Interests and Class R Residual Interests, as applicable, shall be designated as a separate Class, and which, in the case of the Certificates (including the Class R Certificates representing ownership of the Class R Residual Interests), shall be set forth in the applicable forms of Certificates attached hereto as Exhibits A and B. Each Class of REMIC I Regular Interests and the Class R-1 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of “REMIC I Distribution Amount” only to the extent of the REMIC I Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of “REMIC I Distribution Amount,” and each Class of REMIC II Regular Interests and the Class R-2 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of “REMIC II Distribution Amount” only to the extent of the REMIC II Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of “REMIC II Distribution Amount.” The Class PPP Certificates shall only be entitled to receive on any Distribution Date the aggregate of all Assigned Prepayment Premiums as specified in Section 4.04(a).

In addition to their rights to receive payments from the REMIC II Available Distribution Amount on their Corresponding Class of REMIC II Regular Interests, (i) the Class A Certificates (other than the Class A-1A2 Certificates) shall be entitled to receive payments, if any, as specified in the second and fifth sentences of Section 4.04(a) and (ii) the Class B Certificates shall be entitled to receive payments, if any, as specified in the second sentence of Section 4.04(a).  Notwithstanding the right of the Class X Certificates to receive payments from the REMIC II Available Distribution Amount on the Class X-L Regular Interest, the amount of such payments may be reduced as specified in the second sentence of Section 4.04(a).

Class A Certificates:  The Class A-1A1, Class A-1A2, Class A-1A3, Class A-1B1, Class A-1B2, Class A-1B3, Class A-1C1, Class A-1C2, Class A-1C3 and Class A-1C4 Certificates.

Class A-L Regular Interests:  The Class A-1A1-L, Class A-1A2-L, Class A-1A3-L, Class A-1B1-L, Class A-1B2-L, Class A-1B3-L, Class A-1C1-L, Class A-1C2-L, Class A-1C3-L and Class A-1C4-L Regular Interests.

Class A-1A1 Certificates:  The Certificates. designated as “Class A-1A1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1A1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1A2 Certificates:  The Certificates. designated as “Class A-1A2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1A2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1A3 Certificates:  The Certificates. designated as “Class A-1A3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1A3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1B1 Certificates:  The Certificates. designated as “Class A-1B1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1B1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1B2 Certificates:  The Certificates. designated as “Class A-1B2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1B2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1B3 Certificates:  The Certificates. designated as “Class A-1B3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1B3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1C1 Certificates:  The Certificates. designated as “Class A-1C1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1C1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1C2 Certificates:  The Certificates. designated as “Class A-1C2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1C2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1C3 Certificates:  The Certificates. designated as “Class A-1C3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1C3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class A-1C4 Certificates:  The Certificates. designated as “Class A-1C4” on the face thereof in substantially the form attached hereto as Exhibit A.

Class A-1C4-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates.

Class B-1 Certificates:  The Certificates designated as “Class B-1” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-L Regular Interests:  The Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L Regular Interests.

Class B-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-2 Certificates:  The Certificates designated as “Class B-2” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-3 Certificates:  The Certificates designated as “Class B-3” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-4 Certificates:  The Certificates designated as “Class B-4” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-4-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-5 Certificates:  The Certificates designated as “Class B-5” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-5-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-6 Certificates:  The Certificates designated as “Class B-6” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-6-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-7 Certificates:  The Certificates designated as “Class B-7” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-7-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-8 Certificates:  The Certificates designated as “Class B-8” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-8-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-9 Certificates:  The Certificates designated as “Class B-9” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-9-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-10 Certificates:  The Certificates designated as “Class B-10” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-10-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-11 Certificates:  The Certificates designated as “Class B-11” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-11-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-12 Certificates:  The Certificates designated as “Class B-12” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-12-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-13 Certificates:  The Certificates designated as “Class B-13” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-13-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class B-14 Certificates:  The Certificates designated as “Class B-14” on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-14-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class LT Principal Reduction Amounts:  For any Distribution Date, the amounts by which the Class Principal Balances of the Class LT1, Class LT2, Class LT3 and Class LT4 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix 1.

Class LT Regular Interests: The Class LT1, Class LT2, Class LT3 and Class LT4 Regular Interests.

Class LT1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class LT2 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class LT2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class LT2 Regular Interest on such Distribution Date.

Class LT2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class LT3 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class LT3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class LT3 Regular Interest on such Distribution Date.

Class LT3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class LT4 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class LT4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class LT4 Regular Interest on such Distribution Date.

Class LT4 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Notional Amount:  With respect to the Class X Certificates and the Class X-L Regular Interest, the Class X-L Notional Amount.

Class PPP Certificates:  The Certificates designated as “Class PPP” on the face thereof in substantially the form attached hereto as Exhibit A.

Class Principal Balance:  For any Class of REMIC I or REMIC II Regular Interests and for the Class R-1 Residual Interest, the applicable initial Class Principal Balance therefor set forth in the Preliminary Statement hereto (or, in the case of the Class R Certificates, the Class Principal Balance of the Class R-1 Residual Interest), corresponding to the rights of such Class (or, in the case of the Class X-L Regular Interest, the principal-only component of such Class) in payments of principal due to be passed through to such Class from principal payments on the Mortgage Loans or the REMIC I Regular Interests, as applicable, as reduced from time to time by (x) distributions of principal to such Class and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to the definition of “Realized Loss” with respect to a given Distribution Date, and as increased from time to time by the portion of Net Negative Amortization Amounts allocated to the Class Principal Balance of such Class pursuant to the definition of “Net Negative Amortization Amount” with respect to a given Distribution Date; and for any Class of Certificates, the Class Principal Balance of the Corresponding Class of REMIC II Regular Interests.  For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates and REMIC I or REMIC II Regular Interests pursuant to the definition of “Realized Loss” and the increase in the Class Principal Balance of any Class of Certificates or and REMIC I or REMIC II Regular Interests pursuant to the definition of “Net Negative Amortization Amount” shall be deemed effective after the determination and distribution of principal on such Class pursuant to the definitions of “REMIC I Distribution Amount” and “REMIC II Distribution Amount.”

Notwithstanding the foregoing, (A) any amounts distributed in respect of Realized Losses allocable to principal pursuant to paragraph (I)(xlvi) or (II)(iv) of the definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of the REMIC II Regular Interests or their Corresponding Classes and (B) any amounts distributed in respect of Realized Losses allocable to principal pursuant to clause (v) of the definition of “REMIC I Distribution Amount” shall not cause a reduction in the Class Principal Balances of the REMIC I Regular Interests.

In addition to the foregoing, on each Distribution Date, the Class Principal Balance of the Class of Subordinate Certificates with the lowest priority then outstanding (and its Corresponding Class of REMIC II Regular Interests) shall be increased by an amount equal to the lesser of (i) the Subsequent Recoveries for such Distribution Date and (ii) the amount of Realized Losses allocated to such Class on previous Distribution Dates (the amount in this clause (ii) reduced by the amount, if any, by which such Class Principal Balance has been increased on prior Distribution Dates pursuant to this paragraph).

The Class Principal Balance for the Class A-1A1 Certificates shall be referred to as the “Class A-1A1 Principal Balance,” the Class Principal Balance for the Class A-1A1-L Regular Interest shall be referred to as the “Class A-1A1-L Principal Balance” and so on.  The Class Principal Balance for the Class X-L Regular Interest and the Class X Certificates shall be zero as of the Closing Date and shall increase after the Closing Date by the portion, if any, of Net Negative Amortization Amounts allocated to the Class X-L Regular Interest pursuant to the definition of “Net Negative Amortization Amount”.

Class R Certificates: The Certificates designated as “Class R” on the face thereof in substantially the form attached hereto as Exhibit B, representing ownership of the Class R-1 and Class R-2 Residual Interests, each of which Class of Residual Interests has been designated as the sole class of “residual interest” in REMIC I and REMIC II, respectively, pursuant to Section 2.06 and Section 2.13, respectively, for purposes of Section 860G(a)(2) of the Code.

Class R Residual Interests: The Class R-1 and Class R-2 Residual Interests (which shall be transferable only as a unit evidenced by the Class R Certificates, in accordance with the applicable provisions of Section 5.01).

Class R-1 Residual Interest: The uncertificated undivided beneficial interest in REMIC I which has been designated as the single class of “residual interest” in REMIC I pursuant to Section 2.06.

Class R-2 Residual Interest: The uncertificated undivided beneficial interest in REMIC II which has been designated as the single class of “residual interest” in REMIC II pursuant to Section 2.13.

Class X Certificates:  The Certificates designated as “Class X” on the face thereof in substantially the form attached hereto as Exhibit A.

Class X-L Notional Amount:  For any Distribution Date, the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date (after giving effect to (i) payments due on the Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of such Due Date).

Class X-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Clean-Up Call Option Date:  The date on which the aggregate principal balance of the Mortgage Loans has been reduced to less than the Clean-Up Call Percentage of that balance as of the Cut-Off Date.

Clean-Up Call Percentage: 10%.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date: October 25, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Company: The meaning specified in the introductory paragraph hereof.

Compensating Interest: For any Distribution Date, the least of (i) the sum of (a) 1/12 of 0.050% of the aggregate Principal Balance of the Mortgage Loans immediately before such Distribution Date, (b) the aggregate Payoff Earnings with respect to the Mortgage Loans for such Distribution Date and (c) the aggregate Payoff Interest with respect to the Mortgage Loans for such Distribution Date, (ii) the aggregate Uncollected Interest with respect to the Mortgage Loans for such Distribution Date and (iii) 1/12 of 0.125% of the aggregate Principal Balance of the Mortgage Loans immediately before such Distribution Date.

Cooperative: A private cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans:  Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by the related Cooperative Stock and the related Cooperative Lease, together with (i) the related Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) the related assignment or mortgage of the Cooperative Lease, (iv) the related financing statements, (v) the related stock power or other similar instrument and (vi) the related Recognition Agreement

Cooperative Stock:  With respect to a Cooperative Loan, the stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate:  With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office:  The corporate trust office of the Trustee (in the case of the initial Trustee, in the State of California), at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Trust Administration WA05AB.

Corporation: Any Person (other than an individual, partnership, joint venture or unincorporated organization) incorporated, associated, organized, chartered or existing under the laws of any state or under the federal laws of the United States of America; provided, that such Person have indefinite existence under the law of its domicile.

Corresponding Class:  With respect to the Class A, Class X and Class B Certificates and the REMIC II Regular Interests, the “Corresponding Class” shall be as indicated in the following table:

Class A-1A1-L	Class A-1A1
Class A-1A2-L	Class A-1A2
Class A-1A3-L	Class A-1A3
Class A-1B1-L	Class A-1B1
Class A-1B2-L	Class A-1B2
Class A-1B3-L	Class A-1B3
Class A-1C1-L	Class A-1C1
Class A-1C2-L	Class A-1C2
Class A-1C3-L	Class A-1C3
Class A-1C4-L	Class A-1C4
Class X-L	Class X
Class B-1-L	Class B-1
Class B-2-L	Class B-2
Class B-3-L	Class B-3
Class B-4-L	Class B-4
Class B-5-L	Class B-5
Class B-6-L	Class B-6
Class B-7-L	Class B-7
Class B-8-L	Class B-8
Class B-9-L	Class B-9
Class B-10-L	Class B-10
Class B-11-L	Class B-11
Class B-12-L	Class B-12
Class B-13-L	Class B-13
Class B-14-L	Class B-14

Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cumulative Carry-Forward Subsequent Recoveries Amount: For any Distribution Date, the sum of (i) the Carry-Forward Subsequent Recoveries Amount for such Distribution Date and (ii) the Carry-Forward Subsequent Recoveries Amounts for prior Distribution Dates to the extent such Carry-Forward Subsequent Recoveries Amounts have not been applied in reduction of Realized Losses on prior Distribution Dates pursuant to the first paragraph of the definition of “Realized Loss” herein.

Current Loan-to-Value Ratio: The Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Minimum Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan. (Prepayment penalties are not payments of principal and hence Curtailments do not include prepayment penalties.)

Curtailment Shortfall: For any Distribution Date and for any Curtailment received in the Prior Period, an amount equal to one month’s interest on such Curtailment at the Pass-Through Rate for the applicable Mortgage Loan.

Custodial Account for P&I: A custodial account for principal and interest established and maintained by the Servicer pursuant to Section 3.02 either (a) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of the Servicer, the Trustee, the Trust, the Delaware Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by the Servicer or (c) as a separate account at an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established. In the event that a Custodial Account for P&I is established pursuant to clause (c) it shall be entitled "[Name of Servicer] in trust for holders of WaMu Mortgage Pass-Through Certificates, Series 2005-AR13."

Custodial Agreement: The agreement, if any, between the Trustee and a Custodian (or the Trustee, a Custodian and the Servicer) providing for the safekeeping of the Mortgage Files on behalf of the Trust.

Custodian: The Initial Custodian or a successor custodian which is appointed by the Trustee with the consent of the Servicer, as provided in Article II hereof, pursuant to a Custodial Agreement. Any Custodian shall act as agent on behalf of the Trustee.  The reasonable fees and expenses of the Custodian shall be paid by the Servicer.

Cut-Off Date: October 1, 2005.

Definitive Certificates: Certificates in definitive, fully registered and certificated form.

Delaware Trustee: Deutsche Bank Trust Company Delaware, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Depositary Agreement: The Letter of Representations, dated October 24, 2005 by and among DTC, the Trust and the Trustee. The Trustee is authorized to enter into the Depositary Agreement on behalf of the Trust.

Destroyed Mortgage Note: A Mortgage Note the original of which (or a portion of the original of which) was permanently lost or destroyed and has not been replaced.

Determination Date: A day not later than the 10th day preceding a related Distribution Date, as determined by the Servicer.

Disqualified Organization:  Any Person which is not a Permitted Transferee, but does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Date: With respect to distributions on the REMIC I and REMIC II Regular Interests and the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being November 25, 2005.  The “related Due Date” for any Distribution Date is the Due Date immediately preceding such Distribution Date.

DTC: The Depository Trust Company.

DTC Participant: A Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Due Date: The day on which the Minimum Monthly Payment for each Mortgage Loan is due.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings, of the Rating Agencies, (ii) with respect to any Custodial Account for P&I, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies, (iii) with respect to any Buydown Fund Account or Custodial Account which also serves as a Buydown Fund Account, the highest unsecured long-term debt rating by the Rating Agencies, or (iv) the approval of the Rating Agencies. Notwithstanding the foregoing, Washington Mutual Bank shall be an “Eligible Institution” if the following conditions are satisfied: (i) Washington Mutual Bank is acting as Servicer, (ii) if S&P is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A-” by S&P and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A-2” by S&P, (iii) if Fitch is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A” by Fitch and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “F1” by Fitch and (iv) if Moody’s is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A2” by Moody’s and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “P-1” by Moody’s; provided, that if the long-term or short-term unsecured debt obligations of Washington Mutual Bank are downgraded by any of the Rating Agencies to a rating lower than the applicable rating specified in this sentence, Washington Mutual Bank shall cease to be an “Eligible Institution” ten Business Days after it receives notification of such downgrade.

Eligible Investments: The investment property or other property listed below:

(i)                  Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)                Repurchase agreements on obligations described in clause (i) of this definition of “Eligible Investments,” provided that the unsecured obligations of the party (including the institution acting as Trustee) agreeing to repurchase such obligations have at the time one of the two highest short term debt ratings  of the Rating Agencies and provided that such repurchaser’s unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iii)               Federal funds, certificates of deposit, time deposits and bankers’ acceptances of the institution acting as Trustee or any bank or trust company incorporated under the laws of the United States or any state, provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) at the date of acquisition thereof have one of the two highest short term debt ratings of the Rating Agencies and unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iv)              Obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia, provided that such obligations at the date of acquisition thereof shall have the highest long-term debt ratings available for such securities from the Rating Agencies;

(v)                Commercial paper of any corporation incorporated under the laws of the United States or any state thereof, which on the date of acquisition has the highest commercial paper rating of the Rating Agencies, provided that the corporation has unsecured long term debt that has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(vi)              Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and have the highest long-term unsecured rating available for such securities from the Rating Agencies; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account; and

(vii)             Units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Eligible Investments;

provided, however, that such investment property or other property is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations, and that such period can in no event exceed thirteen months.

In no event shall an instrument or security be an Eligible Investment if such instrument or security (a) evidences a right to receive only interest payments with respect to the obligations underlying such instrument or (b) has been purchased at a price greater than the outstanding principal balance of such instrument.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Any Senior Subordinate Certificate and any Class B-10 Certificate.

Event of Default: The meaning specified in Section 7.01.

Excess Liquidation Proceeds: With respect to any Distribution Date, the sum of (i) the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds received during the Prior Period over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans during such Prior Period and (ii) any Excess Subsequent Recoveries for such Distribution Date.

Excess Subsequent Recoveries: For any Distribution Date, the excess, if any, of (i) amounts received by the Servicer during the Prior Period in connection with the liquidation of defaulted Mortgage Loans after such Mortgage Loans became Liquidated Mortgage Loans over (ii) the Subsequent Recoveries for such Distribution Date.

Fannie Mae: The Federal National Mortgage Association and any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration, or any successor thereto.

Final Maturity Date:  With respect to each Class of the REMIC I and REMIC II Regular Interests and the Residual Interests, the date set forth in the applicable table contained in the Preliminary Statement hereto.  With respect to each Class of Class A, Class B and Class X Certificates, the date set forth for its Corresponding Class of REMIC II Regular Interests in the applicable table contained in the Preliminary Statement hereto.

Final Yield Maintenance Payment Date:  For the Class A Certificates (other than the Class A-1A2 Certificates), the Distribution Date in June 2014.

Fitch: Fitch Ratings, provided that at the applicable time it is a Rating Agency.

Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.

Index:  For each Mortgage Loan, One-Year MTA.  For each Mortgage Loan and each Interest Rate Adjustment Date, the One-Year MTA figure used to calculate the Mortgage Interest Rate will be the most recent One-Year MTA figure available as of fifteen days before such Interest Rate Adjustment Date.  In the event One-Year MTA (or a substitute index) is no longer available, the Servicer will select a substitute index in accordance with the Mortgage Note.

For the Class A-1A2-L Regular Interest, One-Year MTA.  For each Distribution Date, the One-Year MTA figure used to calculate the Certificate Interest Rate for such Distribution Date for the Class A-1A2-L Regular Interest will be the most recent One-Year MTA figure available as of fifteen days before the beginning of the Prior Period.  In the event One-Year MTA (or a substitute index) is no longer available, the substitute index selected for the Mortgage Loans will be the substitute index for the Class A-1A2-L Regular Interest.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Initial Custodial Agreement:  The Custodial Agreement, dated the date hereof, among the Trustee, the Servicer and the Initial Custodian.

Initial Custodian:  Washington Mutual Bank fsb.

Insurance Proceeds: Amounts paid or payable by the insurer under any Primary Insurance Policy or any other insurance policy (including any replacement policy permitted under this Agreement) covering any Mortgage Loan or Mortgaged Property, including, without limitation, any hazard insurance policy required pursuant to Section 3.07, any title insurance policy and any FHA insurance policy or VA guaranty, to the extent such amounts are not released to the Mortgagor in accordance with prudent mortgage loan servicing practices.

Interest Distribution Amount:  For any Distribution Date for any Class of REMIC I Regular Interests, REMIC II Regular Interests and the Class R-1 Residual Interest, the amount of interest accrued during the Prior Period (or in the case of the Class A-L Regular Interests (other than the Class A-1A2-L Regular Interest) and Class B-L Regular Interests, during the No-Delay Accrual Period), at the related Certificate Interest Rate for such Class for such Distribution Date, on the respective Class Principal Balance or Class Notional Amount, as applicable, immediately before such Distribution Date, reduced by Net Negative Amortization Amounts, Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class on such Distribution Date pursuant to the definitions of “Net Negative Amortization Amount,” “Uncompensated Interest Shortfall” and “Realized Loss,” respectively.

The computation of interest accrued on the Class A-L Regular Interests (other than the Class A-1A2-L Regular Interest) and Class B-L Regular Interests shall be made on the basis of the actual number of days in the No-Delay Accrual Period and assuming a 360 day year.

The computation of interest accrued on the Class A-1A2-L and Class X-L Regular Interests and the Class R-1 Residual Interest shall be made on the basis of a 360-day year of twelve 30-day months.

Interest Rate Adjustment Date:  As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective.

Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by the Servicer in the trust department of the Investment Depository pursuant to Section 3.03 and which bears a designation acceptable to the Rating Agencies.

Investment Depository: JPMorgan Chase Bank, or another bank or trust company designated from time to time by the Servicer. The Investment Depository shall at all times be an Eligible Institution.

Junior Subordinate Certificates: The Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates.

Last Scheduled Distribution Date: With respect to any Class of Certificates, the Final Maturity Date for such Class.

LIBOR: The London Interbank Offered Rate for one-month United States dollar deposits calculated in the manner described in Section 3.19.

LIBOR Determination Date: With respect to interest paid on any Distribution Date, the second day on which banks in London and New York City are open for conducting transactions in foreign currency and exchange prior to the 25th day of the month preceding the Distribution Date.

Liquidated Mortgage Loan: A Mortgage Loan (other than a Mortgage Loan with respect to which a Payoff has been made) for which the Servicer has determined in accordance with its customary servicing practices that it has received all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise. For purposes of this definition, acquisition of a Mortgaged Property by the Trust shall not constitute final liquidation of the related Mortgage Loan.

Liquidation Principal:  The principal portion of Liquidation Proceeds and Insurance Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the Prior Period (but not in excess of the principal balance thereof).

Liquidation Proceeds: Amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, whether through foreclosure or otherwise, other than Insurance Proceeds and other than Subsequent Recoveries, and (except for purposes of the definition of “Realized Loss”) after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii).

Lowest Class B Owner: An owner unaffiliated with the Company or the Servicer of (i) a 100% interest in the Class of Class B Certificates with the lowest priority or (ii) a 100% interest in a class of securities representing such interest in such Class specified in clause (i) above.

Marker Rate:  With respect to the Class X Certificates and any Distribution Date, in relation to the Class LT1, LT2, LT3 and LT4 Regular Interests, a per annum rate equal to two (2) times the weighted average of the Certificate Interest Rates for the Class LT2 and Class LT3 Regular Interests.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

MERS Loan: Any Mortgage Loan registered on the MERS® System for which MERS appears as the mortgagee of record on the related Mortgage or on an assignment thereof.

MERS® System: The system of electronically recording transfers of Mortgages maintained by MERS.

MIN: The Mortgage Identification Number for a MERS Loan.

Minimum Monthly Payment:  For each Mortgage Loan, the scheduled payment of interest or principal and interest on a Mortgage Loan (which payment may be less than the amount of interest accrued on such Mortgage Loan due to the related Monthly Payment Adjustment Terms) (including any amounts due from a Buydown Fund, if any) which is due on the related Due Date for such Mortgage Loan.

MOM Loan: A MERS Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the mortgagee of record on the related Mortgage.

Monthly P&I Advance: An advance of funds by the Servicer pursuant to Section 4.02 to cover delinquent principal and interest installments.

Monthly Payment Adjustment Terms:  As to each Mortgage Loan, the terms for adjusting the amount of the Minimum Monthly Payment on such Mortgage Loan, as set forth in the related Mortgage Note, including the dates on which or the circumstances under which such adjustments become effective and limitations on the amounts of such adjustments.

Moody’s:  Moody’s Investors Service, Inc., provided that at the applicable time it is a Rating Agency.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

Mortgage File: The following documents or instruments with respect to each Mortgage Loan, (X) with respect to each Mortgage Loan that is not a Cooperative Loan:

(i)                  The original Mortgage Note endorsed (A) in blank, without recourse, (B) to the Trustee, without recourse, or (C) to the Trust, without recourse, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Mortgage Loan, the applicable Seller or the Company stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage Note need not be endorsed in blank or to the Trustee or the Trust as provided above, but, if not so endorsed, shall be made payable to, or properly endorsed to, Washington Mutual Bank or Washington Mutual Bank fsb, as applicable;

(ii)                The Buydown Agreement, if applicable;

(iii)               (1)        (x) the original recorded Mortgage with evidence of recording thereon for the jurisdiction in which the Mortgaged Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan), (y) unless the Mortgage Loan is a MERS Loan, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the Trustee or (C) to the Trust, and (z) unless the Mortgage Loan is a MOM Loan, recorded originals of all intervening assignments evidencing a complete chain of assignment from the originator to the person executing the assignment described in clause (y); or

(2)        (x) a copy (which may be in electronic form) of the Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i) on the face thereof by the public recording office in the appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, the applicable Seller, the Servicer or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy the original of which has been sent for recordation, (y) unless the Mortgage Loan is a MERS Loan, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the Trustee or (C) to the Trust, and (z) unless the Mortgage Loan is a MOM Loan, true and correct copies, certified by the applicable county recorder or by the originator, the applicable Seller or the Servicer as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to the person executing the assignment described in clause (y);

provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage File need not include an assignment of the Mortgage executed in blank or to the Trustee or the Trust as provided in clause (X)(iii)(1)(y) or (X)(iii)(2)(y) above, as applicable, but the Mortgage File shall, unless the Mortgage Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include a complete chain of assignments of the related Mortgage from the originator of such Mortgage Loan to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable; and

(iv)              For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

and (Y) with respect to each Cooperative Loan:

(i)                  the original Mortgage Note endorsed (A) in blank, without recourse, (B) to the Trustee, without recourse, or (C) to the Trust, without recourse, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Cooperative Loan, the applicable Seller or the Company, as applicable, stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage Note need not be endorsed in blank or to the Trustee or the Trust as provided above, but, if not so endorsed, shall be made payable to, or properly endorsed to, Washington Mutual Bank or Washington Mutual Bank fsb, as applicable;

(ii)                A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease;

(iii)               The Cooperative Stock Certificate, together with an undated stock power or other similar instrument executed in blank;

(iv)              The Recognition Agreement;

(v)                The Security Agreement;

(vi)              Copies of the original UCC financing statement, and any continuation statements or amendments thereof, each with evidence of recording thereof, perfecting the security interest granted under the Security Agreement and the Assignment of Proprietary Lease;

(vii)             Copies of the filed UCC assignments or amendments of the UCC financing statements described in clause (vi) above showing an unbroken chain of assignments from the originator to the Trustee or the Trust, each with evidence of recording thereof;

(viii)           Executed assignments of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of assignments from the originator to the Trustee or the Trust; and

(ix)              For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage File need not include (1) a UCC assignment or amendment of the UCC financing statement referenced in clause (Y)(vi) above to the Trustee or the Trust as provided in clause (Y)(vii) above, but the Mortgage File shall, unless the Cooperative Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include a UCC assignment or amendment of such UCC financing statement to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, or (2) an assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement to the Trustee or the Trust as provided in clause (Y)(viii) above, but the Mortgage File shall, unless the Cooperative Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include an assignment of such interest to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable.

Mortgage Interest Rate: For any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage Loan Margin:  For each Mortgage Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule; provided, however, that in the event the Index is replaced, the Mortgage Loan Margin will be increased or decreased pursuant to the related Mortgage Note.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase and Sale Agreement, dated as of October 25, 2005, among the Company, Washington Mutual Bank and Washington Mutual Bank fsb, as supplemented and amended by the Term Sheet, dated the Closing Date, between the Company and Washington Mutual Bank and relating to the Certificates and the Term Sheet, dated the Closing Date, between the Company and Washington Mutual Bank fsb and relating to the Certificates.

Mortgage Loan Schedule: The schedule or schedules, as amended from time to time, of Mortgage Loans attached hereto as Exhibit D, which shall set forth as to each Mortgage Loan the following, among other things:

(i)                  its loan number,

(ii)                the city, state and zip code of the Mortgaged Property,

(iii)               the Minimum Monthly Payment as of the Cut-Off Date,

(iv)              the Appraised Value of the property subject to the Mortgage,

(v)                the Principal Balance as of the Cut-Off Date,

(vi)              the Mortgage Interest Rate, as of the Cut-Off Date, under the Mortgage Note and the Rate Ceiling and Mortgage Loan Margin under the Mortgage Note, and the Index, the initial Interest Rate Adjustment Date and the Monthly Payment Adjustment Terms applicable to such Mortgage Loan,

(vii)             whether a Primary Insurance Policy is in effect as of the Cut-Off Date, and, if so, whether such Primary Insurance Policy is a Special Primary Insurance Policy,

(viii)           the maturity of the Mortgage Note,

(ix)              the Servicing Fee Rate, and

(x)                the applicable term during which a Prepayment Premium, if any, may be imposed on such Mortgage Loan (which shall be shown on a separate schedule).

Mortgage Loans: The mortgage loans and cooperative loans (if any), including each Substitute Mortgage Loan, listed on the Mortgage Loan Schedule. With respect to each Mortgage Loan that is a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to, the Mortgage Note and the related Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Stock Certificate and Cooperative Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to, the Mortgage Note and the related Mortgage.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: All of the Mortgage Loans.

Mortgage Pool Assets: (i) The Mortgage Loans (including all Substitute Mortgage Loans) identified on the Mortgage Loan Schedule, and all rights pertaining thereto, including the related Mortgage Notes, Mortgages, Cooperative Stock Certificates, Cooperative Leases, Security Agreements, Assignments of Proprietary Lease, and Recognition Agreements, and all Minimum Monthly Payments due after the Cut-Off Date and all other payments and distributions collected with respect to the Mortgage Loans on or after the Cut-Off Date; (ii) the Certificate Account, the Investment Account, the Yield Maintenance Account, and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iii) the Custodial Accounts for P&I and any Buydown Fund Account (to the extent of the amounts on deposit or other property therein attributable to the Mortgage Loans), and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iv) all property that secured a Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of a Cooperative Loan, a similar form of conversion, after the Cut-Off Date; (v) each FHA insurance policy, Primary Insurance Policy, VA guaranty, and other insurance policy related to any Mortgage Loan, and all amounts paid or payable thereunder and all proceeds thereof; and (vi) the Yield Maintenance Agreement.

Mortgaged Property: With respect to any Mortgage Loan, other than a Cooperative Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Note.  “Mortgaged Property” shall also refer to property which once secured the indebtedness of a Mortgagor under the related Mortgage Loan but which was acquired by the Trust upon foreclosure or other liquidation of such Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization Amount: For any Due Date for any Mortgage Loan, the excess, if any, of (i) the amount of interest accrued on such Mortgage Loan, during the monthly period immediately preceding such Due Date, at the related Mortgage Interest Rate, over the Minimum Monthly Payment due on such Mortgage Loan on such Due Date.

Net Negative Amortization Amount: For any Distribution Date, the excess, if any, of (i) the aggregate of Negative Amortization Amounts with respect to the Mortgage Loans for the Due Date in the calendar month of such Distribution Date over (ii) the sum of (a) Curtailments received during the Prior Period from the Mortgage Loans and (b) Payoffs received during the Payoff Period from the Mortgage Loans.

For any Distribution Date, (a) the Net Negative Amortization Amount for such Distribution Date shall be allocated, first, to the Class LT2, LT3 and LT4 Regular Interests respectively to the extent that their Principal Reduction Amounts for such Distribution Date are negative and, second, to the Class LT1 Regular Interest to the extent of any remaining Net Deferred Interest, in reduction of the Interest Distribution Amount for such Classes, and (b) the Class Principal Balance of each such Class of REMIC I Regular Interest shall be increased by the Net Negative Amortization Amount allocated thereto for such Distribution Date.

For any Distribution Date, (a) the Net Negative Amortization Amount for such Distribution Date shall be allocated (i) first, to the Class X-L Regular Interest, up to an amount equal to the excess of (x) the amount of interest accrued during the Prior Period on the Class X-L Notional Amount at the applicable Certificate Interest Rate for such Class over (y) any Uncompensated Interest Shortfall and the interest portion of any Realized Losses allocated to the Class X-L Regular Interest on such Distribution Date pursuant to the definitions of “Uncompensated Interest Shortfall” and “Realized Loss,” respectively, in reduction of the Interest Distribution Amount for such Class, and (ii) second, among the REMIC II Regular Interests (other than the Class X-L Regular Interest) in proportion to the excess, if any, for each such Class of (x) the amount of interest accrued during the No-Delay Accrual Period (or, in the case of Class A-1A2-L Regular Interest, during the Prior Period) on the Class Principal Balance for such Class at the applicable Certificate Interest Rate for such Class, over (y) the amount of interest that would have accrued during the No-Delay Accrual Period (or, in the case of Class A-1A2-L Regular Interest, during the Prior Period) on the Class Principal Balance for such Class had the Certificate Interest Rate for such Class equaled the Adjusted Cap Rate for such Class and for such Distribution Date, in reduction of the Interest Distribution Amount for each such Class, and (b) the Class Principal Balance for each Class of REMIC II Regular Interests shall be increased by the amount allocated to such Class in reduction of the Interest Distribution Amount thereof pursuant to clause (a) of this sentence.

No-Delay Accrual Period:  For any Distribution Date, the period beginning on the 25th day of the month preceding that Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and ending on the 24th day of the month of that Distribution Date.

Nonrecoverable Advance: With respect to any Mortgage Loan, any advance which the Servicer shall determine to be a Nonrecoverable Advance pursuant to Section 4.03 and which was, or is proposed to be, made by the Servicer.

Non-U.S. Person: A Person that is not a U.S. Person.

Notice Addresses: (a) In the case of the Company, 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, or such other address as may hereafter be furnished to the Trustee in writing by the Company, (b) in the case of the Servicer, 19850 Plummer St. (Mail Stop N070205) Chatsworth, California 91311, Fax No: (818) 775-2815, Attention: Vice President Investor Reporting, with a copy to: Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Fax No: (206) 377-6244, Attention: WaMu, and with a copy to Washington Mutual Mortgage Securities Corp., 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attention: Bond Administration, or such other address and fax number as may hereafter be furnished in writing by the Servicer, (c) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (d) in the case of the Delaware Trustee, 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, or such other address as may hereafter be furnished to the Servicer in writing by the Delaware Trustee, (e) in the case of the Trust, c/o Deutsche Bank National Trust Company, at the Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (f) in the case of the Certificate Registrar, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Trustee in writing by the Certificate Registrar, (g) in the case of S&P, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention:  Residential Mortgage Backed Securities Surveillance Group, or such other address as may hereafter be furnished to the Trustee and Servicer in writing by S&P, and (h) in the case of Moody’s, 99 Church Street, New York, NY 10007, Attention: Monitoring, or such other address as may hereafter be furnished to the Trustee and Servicer in writing by Moody’s.

OTS: The Office of Thrift Supervision, or any successor thereto.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the President, a Vice President, or the Treasurer of the Servicer and delivered to the Trustee or the Delaware Trustee, as applicable.

One-Year MTA:  The twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15),” determined by averaging the monthly yields for the most recently available twelve months.

Opinion of Counsel: A written opinion of counsel, who shall be reasonably acceptable to the Trustee or the Delaware Trustee, as applicable, and who may be counsel (including in-house counsel) for the Company or the Servicer.

Original Trust Agreement: The Trust Agreement, dated as of October 1, 2005, between the Company and the Delaware Trustee, providing for the creation of the Trust.

Ownership Interest:  With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Entity:  Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less (i) the Servicing Fee Rate for such Mortgage Loan and (ii) if such Mortgage Loan was covered by a Special Primary Insurance Policy on the Closing Date (even if no longer so covered), the per annum rate at which the applicable Special Primary Insurance Premium for such Mortgage Loan is calculated. For each Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of such Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365.

Paying Agent: Any paying agent appointed by the Trustee pursuant to Section 8.12.

Payoff: Any payment by or on behalf of a Mortgagor of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.  (Prepayment penalties are not payments of principal and hence Payoffs do not include prepayment penalties.)

Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Servicer during the Payoff Period, the aggregate of the interest earned by the Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with aggregate Payoff Earnings and the aggregate Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date, aggregate Payoff Interest shall be payable to the Servicer as additional servicing compensation.

Payoff Period: For the first Distribution Date, the period from the Cut-Off Date through November 14, 2005, inclusive; and for any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

Percentage Interest:  (a)  With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, “Percentage Interest” shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Class X, Class PPP and Residual Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance;

(ii)                with respect to any Class X Certificate, the portion of the Class X-L Notional Amount evidenced by such Certificate divided by the Class X-L Notional Amount; and

(iii)               with respect to any Class PPP or Residual Certificate, the percentage set forth on the face of such Certificate.

(b)        With respect to the rights of each Certificate in connection with Sections 5.09, 7.01, 8.01(c), 8.02, 8.07, 10.01 and 10.03, “Percentage Interest” shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Class X, Class PPP and Residual Certificates), the product of (x) ninety-nine percent (99%) and (y) its Certificate Principal Balance divided by the Aggregate Certificate Principal Balance of the Certificates; provided, however, that the percentage in clause (x) above shall be increased by one percent (1%) upon the retirement of the Class X Certificates;

(ii)                with respect to any Class X Certificate, one percent (1%) of such Certificate’s Percentage Interest as calculated by paragraph (a)(ii) of this definition; and

(iii)               with respect to any Class PPP or Residual Certificate, zero.

Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any “electing large partnership” as defined in Section 775(a) of the Code, (vi) any Person from whom the Trustee has not received an affidavit to the effect that it is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Company based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

Prepaid Monthly Payment: Any Minimum Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

Prepayment Premium:  With respect to any Mortgage Loan, any fee or premium required to be paid by the Mortgagor if the Mortgagor voluntarily prepays such Mortgage Loan in full as provided in the related Mortgage Note or Mortgage.

Primary Insurance Policy: With respect to any Mortgage Loan, a primary policy of mortgage guaranty insurance, if any, on such Mortgage Loan (including any Special Primary Insurance Policy).

Principal Balance: Except as used in Sections 2.08, 3.09 and 9.01 and except for purposes of the definition of Repurchase Price, at the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut‑Off Date, after application of all scheduled principal payments due on or before the Cut‑Off Date, whether or not received (or, in the case of a Substitute Mortgage Loan, its principal balance on its date of substitution, after deduction of all scheduled principal payments due on or before such date, whether or not received), reduced by all amounts distributed or (except when such determination occurs earlier in the month than the Distribution Date) to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan, and increased by all Negative Amortization Amounts for such Mortgage Loan for prior Due Dates.

For purposes of the definition of Repurchase Price and as used in Sections 2.08, 3.09 and 9.01, at the time of any determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all scheduled principal payments due on or before the Cut-Off Date, whether or not received (or, in the case of a Substitute Mortgage Loan, its principal balance on its date of substitution, after deduction of all scheduled principal payments due on or before such date, whether or not received), reduced by all amounts distributed or to be distributed to Certificateholders (other than the price paid by the Servicer in connection with a purchase by the Servicer of the Mortgage Loans pursuant to Section 9.01) through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan, and increased by all Negative Amortization Amounts for such Mortgage Loan for prior Due Dates.

The Principal Balance of a Mortgage Loan (including a Substitute Mortgage Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Mortgage Loan during a calendar month, the Principal Balance of such Mortgage Loan shall be reduced by the amount of such Realized Loss as of the Due Date next following the end of such calendar month. The Principal Balance of each Mortgage Loan shall be increased, as of each Due Date, by the amount of any Negative Amortization Amount for such Mortgage Loan for such Due Date.

Principal Payment: Any payment of principal on a Mortgage Loan other than a Principal Prepayment.

Principal Payment Amount: For any Distribution Date, the sum of (i) the scheduled principal payments (if any) on the Mortgage Loans due on the related Due Date, (ii) the principal portion of Repurchase Proceeds received during the Prior Period and (iii) any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Prior Period, other than Payoffs, Curtailments, Liquidation Principal and Subsequent Recoveries.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: For any Distribution Date, the sum of (i) Curtailments received during the Prior Period from the Mortgage Loans and (ii) Payoffs received during the Payoff Period from the Mortgage Loans, such sum reduced (but not to less than zero) by the aggregate of Negative Amortization Amounts with respect to the Mortgage Loans for the Due Date in the calendar month of such Distribution Date.

Prior Period: With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Prospectus:  The Prospectus, dated October 21, 2005, and the Prospectus Supplement, dated October 21, 2005, of the Company.

Rate Ceiling:  The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

Rating Agency: Initially, each of S&P and Moody’s and thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Company, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the applicable Rating Agencies.

Reacquired Mortgage Loan: A Mortgage Loan for which another Mortgage Loan is substituted pursuant to and in accordance with the provisions of Section 2.08.

Realized Loss: For any Distribution Date, with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prior Period, the sum of (A) the excess, if any, of (i) accrued and unpaid interest on such Mortgage Loan over (ii) the aggregate Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan (the interest portion of such Realized Loss) and (B) the excess, if any, of (i) the sum of (a) the Principal Balance of such Mortgage Loan and (b) the aggregate amount of Monthly P&I Advances (other than advances of delinquent interest) and any other advances made hereunder by the Servicer with respect to such Mortgage Loan, to the extent not previously reimbursed, over (ii) the aggregate Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan (the amount in this clause (B)(ii) reduced by the amount in clause (A)(i) above) (the principal portion of such Realized Loss); provided, however, that for purposes of allocating Realized Losses to the REMIC I and REMIC II Regular Interests pursuant to this definition of “Realized Loss,” the aggregate principal portion of Realized Losses for any Distribution Date shall be reduced by the Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date. For any Distribution Date, with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss for such Mortgage Loan and such Distribution Date.

Realized Losses shall be allocated among the REMIC I Regular Interests as follows:  The interest portion of Realized Losses, if any, shall be allocated among the Class LT1, Class LT2, Class LT3 and Class LT4  Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof.  Any interest portion of Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses and allocated pursuant to the succeeding sentence.  The principal portion of Realized Losses, if any, shall be allocated (a) first, to the Class LT2, Class LT3 and Class LT4 Regular Interests, pro rata according to the Principal Reduction Amount thereof, to the extent of such Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest, (b) second, to the Class LT1 Regular Interest, in reduction of the Class Principal Balance thereof, and (c) third, to the Class LT2, Class LT3 and Class LT4 Regular Interests, pro rata according to the Class Principal Balance thereof remaining after the application of clause (a) above, in reduction thereof.

Realized Losses shall be allocated among the REMIC II Regular Interests (i) for Realized Losses allocable to principal (a) first, to the Class B-14-L Regular Interest, until the Class B-14-L Principal Balance has been reduced to zero, (b) second, to the Class B-13-L Regular Interest, until the Class B-13-L Principal Balance has been reduced to zero, (c) third, to the Class B-12-L Regular Interest, until the Class B-12-L Principal Balance has been reduced to zero, (d) fourth, to the Class B-11-L Regular Interest, until the Class B-11-L Principal Balance has been reduced to zero, (e) fifth, to the Class B-10-L Regular Interest, until the Class B-10-L Principal Balance has been reduced to zero, (f) sixth, to the Class B-9-L Regular Interest, until the Class B-9-L Principal Balance has been reduced to zero, (g) seventh, to the Class B-8-L Regular Interest, until the Class B-8-L Principal Balance has been reduced to zero, (h) eight, to the Class B-7-L Regular Interest, until the Class B-7-L Principal Balance has been reduced to zero, (i) ninth, to the Class B-6-L Regular Interest, until the Class B-6-L Principal Balance has been reduced to zero, (j) tenth, to the Class B-5-L Regular Interest, until the Class B-5-L Principal Balance has been reduced to zero, (k) eleventh, to the Class B-4-L Regular Interest, until the Class B-4-L Principal Balance has been reduced to zero, (l) twelfth, to the Class B-3-L Regular Interest, until the Class B-3-L Principal Balance has been reduced to zero, (m) thirteenth, to the Class B-2-L Regular Interest, until the Class B-2-L Principal Balance has been reduced to zero, (n) fourteenth, to the Class B-1-L Regular Interest, until the Class B-1-L Principal Balance has been reduced to zero and (o) fifteenth, to the Class A-L and Class X-L Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof; and (ii) for Realized Losses allocable to interest (a) first, to the Class B-14-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-14-L Principal Balance, (b) second, to the Class B-13-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-13-L Principal Balance, (c) third, to the Class B-12-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-12-L Principal Balance, (d) fourth, to the Class B-11-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-11-L Principal Balance, (e) fifth, to the Class B-10-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-10-L Principal Balance, (f) sixth, to the Class B-9-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-9-L Principal Balance, (g) seventh, to the Class B-8-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-8-L Principal Balance, (h) eighth, to the Class B-7-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-7-L Principal Balance, (i) ninth, to the Class B-6-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-6-L Principal Balance, (j) tenth, to the Class B-5-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-5-L Principal Balance, (k) eleventh, to the Class B-4-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-4-L Principal Balance, (l) twelfth, to the Class B-3-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-3-L Principal Balance, (m) thirteenth, to the Class B-2-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2-L Principal Balance, (n) fourteenth, to the Class B-1-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-1-L Principal Balance and (o) fifteenth, to the Class A-L and Class X-L Regular Interests, pro rata according to accrued but unpaid interest on such Classes, in reduction thereof, and then to such Classes, pro rata according to the Class Principal Balances thereof, in reduction thereof; provided, however, that all Realized Losses allocable to principal that would otherwise be allocated to the Class A-1A1-L, Class A-1A2-L and Class A-1A3-L Regular Interests pursuant to clause (i) of this paragraph shall instead be allocated (1) first, to the Class A-1C1-L, Class A-1C2-L, Class A-1C3-L and Class A-1C4-L Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof, and (2) second, to the Class A-1B1-L, Class A-1B2-L and Class A-1B3-L Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof; and all Realized Losses allocable to interest that would otherwise be allocated to the Class A-1A1-L, Class A-1A2-L and Class A-1A3-L Regular Interests pursuant to clause (ii) of this paragraph shall instead be allocated (1) first, to the Class A-1C1-L, Class A-1C2-L, Class A-1C3-L and Class A-1C4-L Regular Interests, pro rata according to accrued but unpaid interest on such Classes, in reduction thereof, and then to such Classes, pro rata according to the Class Principal Balances thereof, in reduction thereof, and (2) second, to the Class A-1B1-L, Class A-1B2-L and Class A-1B3-L Regular Interests, pro rata according to accrued but unpaid interest on such Classes, in reduction thereof, and then to such Classes, pro rata according to the Class Principal Balances thereof, in reduction thereof; provided, further, all Realized Losses allocable to principal that would otherwise be allocated to the Class A-1B1-L, Class A-1B2-L and Class A-1B3-L Regular Interests pursuant to clause (i) of this paragraph shall instead be allocated to the Class A-1C1-L, Class A-1C2-L, Class A-1C3-L and Class A-1C4-L Regular Interests, pro rata according to the Class Principal Balances thereof, in reduction thereof, and all Realized Losses allocable to interest that would otherwise be allocated to the Class A-1B1-L, Class A-1B2-L and Class A-1B3-L Regular Interests pursuant to clause (ii) of this paragraph shall instead be allocated to the Class A-1C1-L, Class A-1C2-L, Class A-1C3-L and Class A-1C4-L Regular Interests, pro rata according to accrued but unpaid interest on such Classes, in reduction thereof, and then to such Classes, pro rata according to the Class Principal Balances thereof, in reduction thereof.

On each Distribution Date, after giving effect to the principal distributions and allocations of Realized Losses and Net Negative Amortization Amounts as provided in this Agreement (without regard to this paragraph), if the aggregate Class Principal Balance of all outstanding Classes of REMIC II Regular Interests and the Class R-1 Residual Interest (plus any Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date) exceeds the aggregate principal balance of the Mortgage Loans remaining to be paid at the close of business on the Cut-Off Date, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each Mortgage Loan whether or not paid, and (ii) all amounts of principal in respect of each Mortgage Loan that have been received or advanced and included in the REMIC II Available Distribution Amount and all Realized Losses in respect of each Mortgage Loan that have been allocated to the REMIC II Regular Interests on such Distribution Date or prior Distribution Dates, and after giving effect to all Negative Amortization Amounts in respect of each Mortgage Loan that have been added to the principal balance of such Mortgage Loan prior to such Distribution Date, then such excess will be deemed a Realized Loss allocable to principal and will be allocated to the most junior Class of Class B-L Regular Interests, in reduction of the Class Principal Balance thereof.

Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Recording Documents: With respect to each Mortgage Loan, the original recorded Mortgage relating to such Mortgage Loan and any intervening assignment thereof required to be included in the Mortgage File with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form).

Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

Reference Banks: As defined in Section 3.19(b).

Regular Interests: (i) With respect to REMIC I, the REMIC I Regular Interests and (ii) with respect to REMIC II, the REMIC II Regular Interests.

Relief Act Shortfall: For any Distribution Date for any Mortgage Loan with respect to which the Servicemembers Civil Relief Act, as amended, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or any comparable state legislation (collectively, the “Relief Act”), limits the amount of interest payable by the related Mortgagor, an amount equal to one month’s interest on such Mortgage Loan at an annual interest rate equal to the excess, if any, of (i) the annual interest rate otherwise payable by the Mortgagor on the related Due Date under the terms of the related Mortgage Note over (ii) the annual interest rate payable by the Mortgagor on the related Due Date by application of the Relief Act.

REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

REMIC Provisions: Sections 860A through 860G of the Code, and the related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC I: The segregated pool of assets of the Trust consisting of the REMIC I Assets.

REMIC I Assets: All of the Mortgage Pool Assets other than (i) the Yield Maintenance Agreement and any proceeds thereof and (ii) the Assigned Prepayment Premiums.

REMIC I Available Distribution Amount:  For any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans:

(1)        the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed, including Liquidation Proceeds, Insurance Proceeds and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any, except:

(a)        all scheduled payments of principal and interest collected but due subsequent to such Distribution Date;

(b)        all Curtailments received after the Prior Period;

(c)        all Payoffs received after the Payoff Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the Prior Period), and interest which was accrued and received on Payoffs received during the period from the 1st to the 14th day of the month of such Distribution Date, which interest shall not be included in the calculation of the REMIC I Available Distribution Amount for any Distribution Date;

(d)        Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received on the Mortgage Loans after the Prior Period;

(e)        all amounts payable to the Servicer in reimbursement for advances made by the Servicer pursuant to this Agreement;

(f)         the Servicing Fee for each Mortgage Loan, and any Special Primary Insurance Premium payable on such Distribution Date with respect to such Mortgage Loan; and

(g)        Excess Liquidation Proceeds;

(2)        the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Servicer:

(a)        any Monthly P&I Advance with respect to such Distribution Date; and

(b)        Compensating Interest for such Distribution Date; and

(3)        Repurchase Proceeds received during the Prior Period.

REMIC I Distribution Amount:  For any Distribution Date, the REMIC I Available Distribution Amount for such Distribution Date shall be distributed to the REMIC I Regular Interests and the Class R-1 Residual Interest in the following amounts and priority, to the extent of the REMIC I Available Distribution Amount for such Distribution Date:

(i)         first, to the Class LT1, Class LT2 and Class LT4 Regular Interests and the Class R-1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class LT1, Class LT2 and Class LT4 Regular Interests and the Class R-1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class R-1 Residual Interest, until the Class Principal Balance thereof has been reduced to zero;

(iv)       fourth, to the REMIC I Regular Interests, as principal, the REMIC I Principal Distribution Amount, sequentially as follows:

(a)        first, to the Class LT2, Class LT3 and Class LT4 Regular Interests, the Class LT2 Principal Distribution Amount, the Class LT3 Principal Distribution Amount and the Class LT4 Principal Distribution Amount, respectively;

(b)        second, to the Class LT1 Regular Interest, until its Class Principal Balance has been reduced to zero; and

(c)        third, to the Class LT2, Class LT3 and Class LT4 Regular Interests, pro rata according to Class Principal Balance, until their respective Class Principal Balances have been reduced to zero;

(v)        fifth, to each Class of REMIC I Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class, the aggregate amount of any distributions to the REMIC II Regular Interests pursuant to paragraph (I)(xlvi) or (II)(iv) of the definition of “REMIC II Distribution Amount” on such Distribution Date; provided, however, that any amounts distributed pursuant to this paragraph (v) of this definition of “REMIC I Distribution Amount” shall not cause a further reduction in the Class Principal Balances of any of the REMIC I Regular Interests; and

(vi)       sixth, to the Class R-1 Residual Interest, the Residual Distribution Amount for the Class R-1 Residual Interest for such Distribution Date.

REMIC I Principal Distribution Amount:  For any Distribution Date, an amount equal to the sum of (a) the Principal Payment Amount for such Distribution Date, (b) the Principal Prepayment Amount for such Distribution Date, (c) the aggregate of Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the Prior Period and (d) any Subsequent Recoveries for such Distribution Date.

REMIC I Regular Interests: The Classes of undivided beneficial interests in REMIC I designated as “regular interests” in the table titled “REMIC I Interests” in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets of the Trust consisting of the REMIC II Assets.

REMIC II Assets: The REMIC I Regular Interests.

REMIC II Available Distribution Amount:  For any Distribution Date, the aggregate of all distributions to the REMIC I Regular Interests (which amount shall be available for distributions to the REMIC II Regular Interests and the Class R-2 Residual Interest as provided herein).

REMIC II Distribution Amount:  (I) For any Distribution Date prior to the Credit Support Depletion Date, the REMIC II Available Distribution Amount for such Distribution Date shall be distributed to the REMIC II Regular Interests and the Class R-2 Residual Interest in the following amounts and priority, to the extent of the REMIC II Available Distribution Amount for such Distribution Date:

(i)         first, to the Class A-L Regular Interests, the Class X-L Regular Interest (in respect of its interest-only component) and the Class R‑1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class A-L Regular Interests, the Class X-L Regular Interest (in respect of its interest-only component) and the Class R‑1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class A-L Regular Interests and the Class X-L Regular Interest (in respect of its principal-only component), as principal, the Senior Principal Distribution Amount (reduced by $100 for the first Distribution Date), sequentially, as follows:

(a)        first, to the Class A-L Regular Interests concurrently, pro rata according to the Class Principal Balance (or with respect to clauses (4) and (6) of this paragraph, the respective aggregate Class Principal Balance) of the Regular Interests described in each of clause (1), (2), (3), (4), (5), (6) and (7), as follows:

            (1) to the Class A-1A1-L Regular Interest, until the Class A-1A1-L Principal Balance has been reduced to zero;

            (2) to the Class A-1A2-L Regular Interest, until the Class A-1A2-L Principal Balance has been reduced to zero;

            (3) to the Class A-1A3-L Regular Interest, until the Class A-1A3-L Principal Balance has been reduced to zero;

            (4) to the Class A-1B1-L and Class A-1B2-L Regular Interests, sequentially, as follows:

(A)       first, to the Class A-1B1-L Regular Interest, until the Class A-1B1-L Principal Balance has been reduced to zero; and

(B)       second, to the Class A-1B2-L Regular Interest, until the Class A-1B2-L Principal Balance has been reduced to zero; and

            (5) to the Class A-1B3-L Regular Interest, until the Class A-1B3-L Principal Balance has been reduced to zero;

            (6) to the Class A-1C1-L, Class A-1C2-L and Class A-1C3-L Regular Interests, sequentially, as follows:

(A)       first, to the Class A-1C1-L Regular Interest, until the Class A-1C1-L Principal Balance has been reduced to zero;

(B)       second, to the Class A-1C2-L Regular Interest, until the Class A-1C2-L Principal Balance has been reduced to zero; and

(C)       third, to the Class A-1C3-L Regular Interest, until the Class A-1C3-L Principal Balance has been reduced to zero; and;

            (7) to the Class A-1C4-L Regular Interest, until the Class A-1C4-L Principal Balance has been reduced to zero; and

(b)        second, to the Class X-L Regular Interest (in respect of its principal-only component), until the Class X-L Principal Balance has been reduced to zero;

(iv)       fourth, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(v)        fifth, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(vi)       sixth, to the Class B-1-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-1-L Principal Balance has been reduced to zero;

(vii)      seventh, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(viii)      eighth, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(ix)       ninth, to the Class B-2-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-2-L Principal Balance has been reduced to zero;

(x)        tenth, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xi)       eleventh, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xii)      twelfth, to the Class B-3-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-3-L Principal Balance has been reduced to zero;

(xiii)      thirteenth, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xiv)     fourteenth, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xv)      fifteenth, to the Class B-4-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-4-L Principal Balance has been reduced to zero;

(xvi)     sixteenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xvii)     seventeenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xviii)    eighteenth, to the Class B-5-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-5-L Principal Balance has been reduced to zero;

(xix)     nineteenth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xx)      twentieth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxi)     twenty-first, to the Class B-6-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-6-L Principal Balance has been reduced to zero;

(xxii)     twenty-second, to the Class B-7-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxiii)    twenty-third, to the Class B-7-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxiv)    twenty-four, to the Class B-7-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-7-L Principal Balance has been reduced to zero;

(xxv)    twenty-fifth, to the Class B-8-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxvi)    twenty-sixth, to the Class B-8-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxvii)   twenty-seventh, to the Class B-8-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-8-L Principal Balance has been reduced to zero;

(xxviii)  twenty-eighth, to the Class B-9-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxix)    twenty-ninth, to the Class B-9-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxx)    thirtieth, to the Class B-9-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-9-L Principal Balance has been reduced to zero;

(xxxi)    thirty-first, to the Class B-10-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxxii)   thirty-second, to the Class B-10-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxxiii)  thirty-third, to the Class B-10-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-10-L Principal Balance has been reduced to zero;

(xxxiv)  thirty-fourth, to the Class B-11-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxxv)   thirty-fifth, to the Class B-11-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxxvi)  thirty-sixth, to the Class B-11-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-11-L Principal Balance has been reduced to zero;

(xxxvii) thirty-seventh, to the Class B-12-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxxviii) thirty-eighth, to the Class B-12-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxxix) thirty-ninth, to the Class B-12-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-12-L Principal Balance has been reduced to zero;

(xl)       fortieth, to the Class B-13-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xli) forty-first, to the Class B-13-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xlii) forty-second, to the Class B-13-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-13-L Principal Balance has been reduced to zero;

(xliii)     forty-third, to the Class B-14-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xliv) forty-fourth, to the Class B-14-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xlv) forty-fifth, to the Class B-14-L Regular Interest, the portion of the Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of “Subordinate Principal Distribution Amount,” until the Class B-14-L Principal Balance has been reduced to zero;

(xlvi) forty-sixth, to the Classes of Class B-L Regular Interests in the order of seniority (which, from highest to lowest, shall be as follows: the Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L Regular Interests of decreasing seniority) the remaining portion, if any, of the REMIC II Available Distribution Amount, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that any amounts distributed pursuant to this paragraph (I)(xlvi) of this definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of any of the Classes of Class B-L Regular Interests; and

(xlvii) forty-seventh, to the Class R-1 Residual Interest, the Residual Distribution Amount for the Class R-1 Residual Interest for such Distribution Date.

(II)       For any Distribution Date on or after the Credit Support Depletion Date, the REMIC II Available Distribution Amount for such Distribution Date shall be distributed to the outstanding Classes of REMIC II Regular Interests and the Class R-2 Residual Interest in the following amounts and priority, to the extent of the REMIC II Available Distribution Amount for such Distribution Date:

(i)         first, to the Class A-L and Class X-L Regular Interests, the amount payable to each such Class of Regular Interests on prior Distribution Dates pursuant to clause (I)(ii) or (II)(ii) of this definition of “REMIC II Distribution Amount,” and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(ii)        second, to the Class A-L and Class X-L Regular Interests, concurrently, the sum of the Interest Distribution Amounts for such Classes of Regular Interests for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class A-L Regular Interests and the Class X-L Regular Interest (in respect of its principal-only component), pro rata according to Class Principal Balance, as principal, the Senior Principal Distribution Amount;

 (iv)      fourth, to the Classes of REMIC II Regular Interests in the order of seniority (which, from highest to lowest, shall be as follows: the Class A-L and Class X-L Regular Interests of equal seniority, and then Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L Regular Interests of decreasing seniority) the remaining portion, if any, of the REMIC II Available Distribution Amount, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that in the case of Classes of equal seniority, the amount distributable to such Classes shall be allocated among such Classes according to the amount of Realized Losses allocated thereto; provided, further, that any amounts distributed pursuant to this paragraph (II)(iv) of this definition of “REMIC II Distribution Amount” shall not cause a reduction in the Class Principal Balances of any of the Classes of REMIC II Regular Interests; and

(v)        fifth, to the Class R-2 Residual Interest, the Residual Distribution Amount for the Class R-2 Residual Interest for such Distribution Date.

REMIC II Regular Interests: The Classes of undivided beneficial interests in REMIC II designated as “regular interests” in the table titled “REMIC II Interests” in the Preliminary Statement hereto.

Repurchase Price: With respect to any Mortgage Loan to be repurchased by the Company pursuant to Section 2.08, an amount equal to the sum of (i) the Principal Balance thereof, (ii) one month’s interest thereon at the applicable Pass-Through Rate, (iii) any unreimbursed Monthly P&I Advances or advances of reimburseable expenses made by the Servicer with respect to such Mortgage Loan hereunder and (iv) any interest due but unpaid with respect to such Mortgage Loan not covered by a Monthly P&I Advance.

Repurchase Proceeds: Proceeds received by the Trust with respect to any Mortgage Loan that was repurchased or substituted for by the Company pursuant to Section 2.08 or repurchased or substituted for by a Seller pursuant to the Mortgage Loan Purchase Agreement, after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii).

Residual Certificates:  The Class R Certificates.

Residual Distribution Amount:  For any Distribution Date, with respect to the Class R-1 Residual Interest, any portion of the REMIC I Available Distribution Amount remaining after all distributions of the REMIC I Available Distribution Amount pursuant to the definition of “REMIC I Distribution Amount” (other than the distributions pursuant to the last clause thereof).

For any Distribution Date, with respect to the Class R-2 Residual Interest, any portion of the REMIC II Available Distribution Amount remaining after all distributions of the REMIC II Available Distribution Amount pursuant to the definition of “REMIC II Distribution Amount” (other than the distributions pursuant to the last clause thereof).

Upon termination of the obligations created by this Agreement and liquidation of REMIC I and REMIC II, the amounts which remain on deposit in the Certificate Account after payment to the Holders of the REMIC I Regular Interests of the amounts set forth in Section 9.01 of this Agreement, and subject to the conditions set forth therein, shall be distributed to the Class R-1 and Class R-2 Residual Interests in accordance with the preceding sentences of this definition as if the date of such distribution were a Distribution Date.

Responsible Officer: When used with respect to the Trustee or the Delaware Trustee, any officer assigned to and working in the Corporate Trust Office (in the case of the Trustee) or its corporate trust office (in the case of the Delaware Trustee) or, in each case, in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

ROV Mortgage Loan:  A Mortgage Loan originated by Washington Mutual Bank or an affiliate thereof with respect to which the value set forth on the appraisal has been appealed and, as a result, an internal valuation has been conducted and included in a residential appraisal review contained in the related credit file.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at the applicable time it is a Rating Agency.

Secretary of State: The Secretary of State of the State of Delaware.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

Seller:  For each Mortgage Loan, the seller of such Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

Senior Certificates:  The Class A, Class X and Class R Certificates.

Senior Liquidation Amount:  For any Distribution Date, the sum of (A) the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Senior Percentage of the Principal Balance of such Mortgage Loan and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Senior Prepayment Percentage of any Subsequent Recoveries for such Distribution Date.

Senior Percentage:  For any Distribution Date, the aggregate Class Principal Balance of the Class A, Class X and Class R Certificates divided by the aggregate Class Principal Balance of the Class A, Class X, Class R and Class B Certificates, in each case immediately before such Distribution Date.

Senior Prepayment Percentage: Subject to the immediately succeeding paragraph, (A) for any Distribution Date prior to the tenth anniversary of the first Distribution Date, the Senior Prepayment Percentage shall equal 100% and (B) for any Distribution Date on or after the tenth anniversary of the first Distribution Date, the Senior Prepayment Percentage shall be calculated as follows: (1) for any such Distribution Date on or after the tenth anniversary but before the eleventh anniversary of the first Distribution Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; (2) for any such Distribution Date on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; (3) for any such Distribution Date on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; (4) for any such Distribution Date on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and (5) for any such Distribution Date thereafter, the Senior Percentage for such Distribution Date; provided, however, that (x) for any Distribution Date on or prior to the Distribution Date in October 2008, if (i) the Subordinate Percentage for such Distribution Date is greater than or equal to twice the Subordinate Percentage as of the Closing Date and (ii) cumulative Realized Losses on the Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing Date, do not exceed 20%, then the Senior Prepayment Percentage shall equal the Senior Percentage for such Distribution Date plus 50% of the Subordinate Percentage for such Distribution Date and (y) for any Distribution Date after the Distribution Date in October 2008, if (i) the Subordinate Percentage for such Distribution Date is greater than or equal to twice the Subordinate Percentage as of the Closing Date and (ii) cumulative Realized Losses on the Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing Date, do not exceed 30%, then the Senior Prepayment Percentage shall equal the Senior Percentage for such Distribution Date.

Notwithstanding the immediately preceding paragraph, (A) for any Distribution Date, if the Senior Percentage for such Distribution Date is greater than the Senior Percentage as of the Closing Date, then the Senior Prepayment Percentage shall equal 100%, (B) for any Distribution Date on or before the tenth anniversary of the first Distribution Date, if any of the tests specified in clauses (a) and (b) below is met, then the Senior Prepayment Percentage shall equal 100% and (C) for any Distribution Date after the tenth anniversary of the first Distribution Date, if any of the tests specified in clauses (a) and (b) below is met (unless either (x) the Senior Percentage for such Distribution Date is greater than the Senior Percentage as of the Closing Date or (y) there is no Earlier Distribution Date (as defined below), in each of which case the Senior Prepayment Percentage shall equal 100%), then the Senior Prepayment Percentage shall be calculated as follows:  (1) if the most recent preceding Distribution Date on which none of the tests specified in clauses (a) and (b) below was met (such date referred to as the “Earlier Distribution Date”) is on or after the tenth anniversary but before the eleventh anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date plus 70% of the Subordinate Percentage for the current Distribution Date, (2) if the Earlier Distribution Date is on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date plus 60% of the Subordinate Percentage for the current Distribution Date, (3) if the Earlier Distribution Date is on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date plus 40% of the Subordinate Percentage for the current Distribution Date, (4) if the Earlier Distribution Date is on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date plus 20% of the Subordinate Percentage for the current Distribution Date, and (5) if the Earlier Distribution Date is on or after the fourteenth anniversary of the first Distribution Date, then the Senior Prepayment Percentage shall equal the Senior Percentage for the current Distribution Date:

(a)        the mean aggregate Principal Balance, as of the Distribution Date in each of the immediately preceding six calendar months, of the Mortgage Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is greater than 50% of the aggregate Class Principal Balance of the Class B Certificates as of the current Distribution Date, or

(b)        cumulative Realized Losses on the Mortgage Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing Date, are greater than, for any Distribution Date (1) before the eleventh anniversary of the first Distribution Date, 30%, (2) on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, 35%, (3) on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, 40%, (4) on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, 45%, and (5) on or after the fourteenth anniversary of the first Distribution Date, 50%.

If on any Distribution Date the allocation to the Class A and Class X Certificates of Principal Prepayments in the percentage required would reduce the aggregate Class Principal Balance of such Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such aggregate Class Principal Balance to zero.

Senior Principal Distribution Amount:  For any Distribution Date, an amount equal to the sum of (a) the Senior Percentage of the Principal Payment Amount, (b) the Senior Prepayment Percentage of the Principal Prepayment Amount and (c) the Senior Liquidation Amount.

Senior Subordinate Certificates:  The Subordinate Certificates other than the Junior Subordinate Certificates.

Servicer:  Washington Mutual Bank, or any successor thereto appointed as provided pursuant to Section 7.02, acting to service and administer the Mortgage Loans pursuant to Section 3.01.

Servicer Business Day:  Any day other than a Saturday, a Sunday, or a day on which banking institutions in Seattle, Washington or in any other city in which a corporate office of the Servicer is located are authorized or obligated by law or executive order to be closed.

Servicing Fee: For each Mortgage Loan, the fee payable to the Servicer for servicing and advancing certain amounts with respect to such Mortgage Loan, equal to 1/12 of the product of (i) the Servicing Fee Rate for such Mortgage Loan and (ii) the outstanding Principal Balance of such Mortgage Loan. In addition, the Servicer will be paid, as additional servicing compensation, any prepayment penalty received on a Mortgage Loan that is not an Assigned Prepayment Premium, and any late charges, nonsufficient funds fees and other fees and charges collected on the Mortgage Loans.

Servicing Fee Rate:  0.375% per annum.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or the Certificates, as applicable, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

Special Primary Insurance Policy: Any Primary Insurance Policy covering a Mortgage Loan the premium of which is payable by the Trustee pursuant to Section 4.04(a), if so identified in the Mortgage Loan Schedule. There are no Special Primary Insurance Policies with respect to any of the Mortgage Loans, and all references herein to Special Primary Insurance Policies shall be of no force or effect.

Special Primary Insurance Premium: With respect to any Special Primary Insurance Policy, the monthly premium payable thereunder.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the streamlined loan documentation program then in effect of the originator of such Mortgage Loan.

Subordinate Certificates:  The Class B Certificates.

Subordinate Liquidation Amount:  For any Distribution Date, the excess, if any, of the sum of (A) the aggregate of Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the Prior Period and (B) any Subsequent Recoveries for such Distribution Date, over the Senior Liquidation Amount for such Distribution Date.

Subordinate Percentage:  For any Distribution Date, the excess of 100% over the Senior Percentage for such date.

Subordinate Prepayment Percentage:  For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the Class A, Class X and Class R Certificates has been reduced to zero, then the Subordinate Prepayment Percentage shall equal 100%.

Subordinate Principal Distribution Amount:  For any Distribution Date, the sum of (i) the Subordinate Percentage of the Principal Payment Amount, (ii) the Subordinate Principal Prepayments Distribution Amount and (iii) the Subordinate Liquidation Amount.

For any Distribution Date, the Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Class B-L Regular Interests and paid in the order of distribution to such Classes pursuant to the definition of “REMIC II Distribution Amount” except as otherwise stated in such definition. Notwithstanding the foregoing, for any Distribution Date prior to distributions on such date, if the Subordination Level for any Class or Classes of Class B-L Regular Interests is less than such Subordination Level as of the Closing Date, then the pro rata portion of the Subordinate Principal Prepayments Distribution Amount, if any, otherwise allocable to such Class or Classes of Class B-L Regular Interests shall be allocated to the more senior Classes of Class B-L Regular Interests, pro rata according to the Class Principal Balances of such Classes.  For purposes of this definition and the definition of “Subordination Level,” the relative seniority, from highest to lowest, of the Class B-L Regular Interests shall be as follows: Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L.

Subordinate Principal Prepayments Distribution Amount:  For any Distribution Date, the Subordinate Prepayment Percentage of the Principal Prepayment Amount.

Subordination Level:  On any specified date, with respect to any Class of Class B-L Regular Interests, the percentage obtained by dividing the aggregate Class Principal Balance of such Class and the Classes of Class B-L Regular Interests which are subordinate in right of payment to such Class by the aggregate Class Principal Balance of the REMIC II Regular Interests and the Class R-1 Residual Interest as of such date prior to giving effect to distributions of principal and interest, allocations of Realized Losses and allocations of Net Negative Amortization Amounts on such date.

Subsequent Recoveries: For any Distribution Date, amounts received by the Servicer during the Prior Period in connection with the liquidation of defaulted Mortgage Loans after such Mortgage Loans became Liquidated Mortgage Loans, for each such Mortgage Loan up to the amount of Realized Losses, if any, previously allocated in respect of such Mortgage Loan in reduction of the Class Principal Balance of any Class of Certificates.

Substitute Mortgage Loan: A Mortgage Loan which is substituted for another Mortgage Loan pursuant to and in accordance with the provisions of Section 2.08.

Substitution Price: With respect to all Reacquired Mortgage Loans for which Substitute Mortgage Loans are substituted on a specific date pursuant to Section 2.08, an amount equal to the sum of (i) the excess, if any, of the aggregate Principal Balance of the Reacquired Mortgage Loans over the aggregate Principal Balance of the Substitute Mortgage Loans, in each case, as of the date of substitution, (ii) one month’s interest on the excess amount described in clause (i) above at the weighted average Pass-Through Rate for the Reacquired Mortgage Loans, (iii) all unreimbursed Monthly P&I Advances and advances of reimburseable expenses made by the Servicer with respect to such Mortgage Loans hereunder and (iv) all interest due but unpaid with respect to such Mortgage Loans not covered by a Monthly P&I Advance.

Tax Matters Person: With respect to each of REMIC I and REMIC II, a Holder of a Class R Certificate with a Percentage Interest of at least 0.01% or any Permitted Transferee of such Class R Certificateholder designated as succeeding to the position of Tax Matters Person in a notice to the Trustee signed by authorized representatives of the transferor and transferee of such Class R Certificate, which Tax Matters Person shall be the tax matters person for each REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d). The Servicer is hereby appointed to act as Tax Matters Person so long as it holds a Class R Certificate with a Percentage Interest of at least 0.01%.  In the event that the Servicer ceases to hold a Class R Certificate with the required Percentage Interest, the holder of the Class R Certificate with the largest Percentage Interest shall be Tax Matters Person, and such Tax Matters Person shall be deemed to have appointed the Servicer to act as agent for the Tax Matters Person, to perform the functions of such Tax Matters Person as provided herein. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder, that is not a Disqualified Organization, of the Class R Certificate held by the Disqualified Organization shall be Tax Matters Person pursuant to and as permitted by Section 5.01(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

Termination Date: The date upon which final payment of the Certificates will be made pursuant to the procedures set forth in Section 9.01(b).

Termination Payment: The final payment delivered to the Certificateholders on the Termination Date pursuant to the procedures set forth in Section 9.01(b).

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Transferee Affidavit and Agreement: An affidavit and agreement in the form attached hereto as Exhibit J.

Trust: WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust, a Delaware statutory trust, created pursuant to the Original Trust Agreement.

Trustee: Deutsche Bank National Trust Company, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Payoff Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month’s interest at the applicable Pass-Through Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Uncompensated Interest Shortfall: For any Distribution Date, the sum of (i) the aggregate Relief Act Shortfall for such Distribution Date, (ii) aggregate Curtailment Shortfall for such Distribution Date and (iii) the excess, if any, of (a) aggregate Uncollected Interest for such Distribution Date over (b) Compensating Interest for such Distribution Date.

Uncompensated Interest Shortfall shall be allocated to the REMIC I Regular Interests pro rata according to the amount of interest accrued on each such Class during the immediately preceding accrual period, in reduction thereof.

Uncompensated Interest Shortfall shall be allocated to the REMIC II Regular Interests pro rata according to the amount of interest accrued on each such Class during the related immediately preceding accrual period, in reduction thereof.

Underwriters: WaMu Capital Corp. and Greenwich Capital Markets, Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.07.

U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the Pass-Through Rates on the Mortgage Loans as of the second preceding Due Date (after giving effect to (i) payments due on the Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of such Due Date).

Withdrawal Date: Any day during the period commencing on the 18th day of the month of the related Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day) and ending on the last Business Day prior to the 21st day of the month of such Distribution Date. The “related Due Date” for any Withdrawal Date is the Due Date immediately preceding the related Distribution Date.

Yield Maintenance Account:  The separate trust account maintained and held by the Trustee pursuant to Section 3.16, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class A Certificateholders (other than the Class A-1A2 Certificateholders), and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 3.16.

Yield Maintenance Agreement:  The Novation Agreement, together with the related Confirmations, each dated as of October 25, 2005, and any other documents related thereto, between the Cap Counterparty and the Trustee on behalf of the Trust.

Yield Maintenance Available Payment Amount:  For any Distribution Date from and including the Distribution Date in December 2005 to and including the Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 hereto and (b) a ratio, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360 of the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 10.21%, over (y) the related Cap Strike Rate and (ii) the lesser of (a) the aggregate Class Principal Balance of the Class A Certificates (other than the Class A-1A2 Certificates) immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date.

Yield Maintenance Notional Balance:  For any Distribution Date from and including the Distribution Date in December 2005 to and including the Final Yield Maintenance Payment Date, the corresponding amount listed for such Distribution Date in Schedule 1 of the Prospectus for the Yield Maintenance Agreement.  After the Final Yield Maintenance Payment Date, the Yield Maintenance Notional Balance will be equal to zero and the Yield Maintenance Agreement will be terminated.

Yield Maintenance Payment:  For any Class of Class A Certificates (other than the Class A-1A2 Certificates) and for any Distribution Date from and including the Distribution Date in December 2005 to and including the Final Yield Maintenance Payment Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) such Class’ pro rata share of the Yield Maintenance Available Payment Amount for such Distribution Date (such pro rata share calculated based on an allocation of such Yield Maintenance Available Payment Amount among the Class A Certificates (other than the Class A-1A2 Certificates) pro rata according to Carryover Shortfall Amount).

ARTICLE II

Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests
and REMIC II Regular Interests; REMIC Election and Designations; Original Issuance of Certificates

Section 2.01.        Creation of the Trust.  The Trust was created pursuant to the Original Trust Agreement and is hereby continued. As set forth in the Original Trust Agreement, the Trust shall be known as “WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust”. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities, all as provided by and subject to the terms of this Agreement:

(i)         to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and/or transfer the Mortgage Pool Assets, the REMIC II Assets, the REMIC II Regular Interests and the Yield Maintenance Agreement;

(ii)        to issue the REMIC I Regular Interests, the REMIC II Regular Interests, the Class R-1 and Class R-2 Residual Interests and the Certificates;

(iii)       to make distributions to the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates; and

(iv)       to engage in such other activities, including entering into agreements, as are described in or required by the terms of this Agreement or as are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

Deutsche Bank National Trust Company is hereby appointed as the trustee of the Trust, to have all the rights, duties and obligations of the Trustee with respect to the Trust expressly set forth hereunder, and Deutsche Bank National Trust Company hereby accepts such appointment and the trust created hereby.  Deutsche Bank Trust Company Delaware is hereby appointed as the Delaware trustee of the Trust, to have all the rights, duties and obligations of the Delaware Trustee with respect to the Trust hereunder, and Deutsche Bank Trust Company Delaware hereby accepts such appointment and the trust created hereby.  It is the intention of the Company, the Servicer, the Trustee and the Delaware Trustee that the Trust constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement.  The parties hereto acknowledge and agree that, prior to the execution and delivery hereof, the Delaware Trustee has filed the Certificate of Trust.

The assets of the Trust shall remain in the custody of the Trustee or the Custodian, on behalf of the Trust, and shall be owned by the Trust.  Moneys to the credit of the Trust shall be held by the Trustee and invested as provided herein.  All assets received and held by the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of either of the institution acting as Trustee or the institution acting as Delaware Trustee in its own right, or any Person claiming through either.  Neither the Trustee nor the Delaware Trustee shall have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as permitted herein.  No creditor of a beneficiary of the Trust, of the Trustee, of the Delaware Trustee, of the Servicer or of the Company shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of this Agreement.

Section 2.02.        Restrictions on Activities of the Trust. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall not, and none of the Trustee, the Delaware Trustee, the Company or the Servicer shall (except by amendment of this Agreement permitted by Section 10.01) knowingly cause the Trust to, do any of the following:

(i)         engage in any business or activity other than those set forth in Section 2.01;

(ii)        incur or assume any indebtedness except for such indebtedness that may be incurred by the Trust in connection with the execution or performance of this Agreement or any other agreement contemplated hereby;

(iii)       guarantee or otherwise assume liability for the debts of any other party;

(iv)       do any act in contravention of this Agreement or any other agreement contemplated hereby to which the Trust is a party;

(v)        do any act which would make it impossible to carry on the ordinary business of the Trust;

(vi)       confess a judgment against the Trust;

(vii)      possess or assign the assets of the Trust for other than a Trust purpose;

(viii)      cause the Trust to lend any funds to any entity, except as contemplated by this Agreement; or

(ix)       change the purposes and powers of the Trust from those set forth in this Agreement.

Section 2.03.        Separateness Requirements. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall perform the following:

(i)         except as expressly permitted by this Agreement or the Custodial Agreement, maintain its books, records, bank accounts and files separate from those of any other Person;

(ii)        except as expressly permitted by this Agreement, maintain its assets in its own separate name and in such a manner that it is not costly or difficult to segregate, identify, or ascertain such assets;

(iii)       consider the interests of the Trust's creditors in connection with its actions;

(iv)       hold itself out to creditors and the public as a legal entity separate and distinct from any other Person and correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Trust;

(v)        prepare and maintain separate records, accounts and financial statements in accordance with generally accepted accounting principles, consistently applied, and susceptible to audit.  To the extent it is included in consolidated financial statements or consolidated tax returns, such financial statements and tax returns will reflect the separateness of the respective entities and indicate that the assets of the Trust will not be available to satisfy the debts of any other Person;

(vi)       allocate and charge fairly and reasonably any overhead shared with any other Person;

(vii)      transact all business with affiliates on an arm's-length basis and pursuant to written, enforceable agreements;

(viii)      conduct business solely in the name of the Trust.  In that regard all written and oral communications of the Trust, including, without limitation, letters, invoices, purchase orders and contracts, shall be made solely in the name of the Trust;

(ix)       maintain a separate office through which its business shall be conducted, provided that such office may be an office of the Trustee, which office shall not be shared with the Company or any affiliates of the Company;

(x)        in the event that services have been or are in the future performed or paid by any Person on behalf of the Trust (other than the Trustee, the Delaware Trustee, the Servicer or the Tax Matters Person as permitted herein), reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person.  Accordingly, (i) the Trust shall reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person; (ii) to the extent invoices for such services are not allocated and separately billed to the Trust, the amount thereof that was or is to be allocated and separately billed to the Trust was or will be reasonably related to the services provided to the Trust; and (iii) any other allocation of direct, indirect or overhead expenses for items shared between the Trust and any other Person, was or will be, to the extent practicable, allocated on the basis of actual use or value of services rendered or otherwise on a basis reasonably related to actual use or the value of services rendered;

(xi)       except as expressly permitted by this Agreement, not commingle its assets or funds with those of any other Person;

(xii)      except as expressly permitted by this Agreement, not assume, guarantee, or pay the debts or obligations of any other Person;

(xiii)      except as expressly permitted by this Agreement, not pledge its assets for the benefit of any other Person;

(xiv)     not hold out its credit or assets as being available to satisfy the obligations of others;

(xv)      pay its liabilities only out of its funds;

(xvi)     pay the salaries of its own employees, if any; and

(xvii)     cause the agents and other representatives of the Trust, if any, to act at all times with respect to the Trust consistently and in furtherance of the foregoing.

None of the Trustee, the Delaware Trustee, the Company or the Servicer shall (except by amendment of this Agreement permitted by Section 10.01) take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.  Neither the Company nor the Servicer shall (except by amendment of this Agreement permitted by Section 10.01) direct the Trustee or the Delaware Trustee to take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.

Section 2.04.        Conveyance of Mortgage Pool Assets; Security Interest.

The Company does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the Mortgage Pool Assets. The Trust, as payment of the purchase price of the Mortgage Pool Assets, shall, on the Closing Date, issue (i) the REMIC I Regular Interests and the Class R-1 Residual Interest to the Company and (ii) the Class PPP Certificates to the Company or the Company’s designee in Authorized Denominations. The REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest shall together be a separate series of beneficial interests in the assets of the Trust consisting of the Mortgage Pool Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

It is the express intent of the parties hereto that the conveyance of the Mortgage Pool Assets to the Trust by the Company as provided in this Section 2.04 be, and be construed as, an absolute sale of the Mortgage Pool Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the Mortgage Pool Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the Mortgage Pool Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Pool Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.04 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The Mortgage Pool Assets;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company, the Servicer and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Pool Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.05.        Delivery of Mortgage Files.

On the Closing Date, the Company shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Initial Custodian the Mortgage Files, which shall at all times be identified in the records of the Trustee or the Initial Custodian, as applicable, as being held by or on behalf of the Trust.

Concurrently with the execution and delivery hereof, the Company shall cause to be filed with respect to each Cooperative Loan the UCC assignment or amendment referred to in clause (Y)(vii) of the definition of “Mortgage File.”  In connection with its servicing of Cooperative Loans, the Servicer shall use its best efforts to file timely continuation statements, if necessary, with regard to each financing statement relating to a Cooperative Loan.

Pursuant to the Initial Custodial Agreement, the Initial Custodian has been designated by the Servicer to be appointed by the Trustee to act on behalf of the Trust and to perform the functions of the Trustee hereunder with respect to the delivery, receipt, examination, custody and release of the Mortgage Files, as provided therein.  In the event that the Initial Custodian is terminated under the Initial Custodial Agreement, the Trustee is authorized, with the Servicer’s consent, to appoint on behalf of the Trust any bank or trust company as successor Custodian to perform such custodial responsibilities with respect to the delivery, receipt, examination, custody and release of the Mortgage Files, and to enter into a Custodial Agreement for such purpose.  The Trustee shall not be liable for the acts or omissions of the Initial Custodian or any successor Custodian appointed in accordance with this Agreement; provided, however, that the Trustee shall remain liable for its own negligent action, its own negligent failure to act and its own willful misconduct to the extent provided herein.  Any documents delivered by the Company or the Servicer to the Custodian shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by the Custodian shall be deemed to be held by the Trustee for all purposes hereunder.  There shall be a written Custodial Agreement between the Trustee and each Custodian. Each Custodial Agreement shall contain an acknowledgment by the Custodian that all Mortgage Pool Assets, Mortgage Files, and other documents and property held by it at any time are held by it for the benefit of the Trust.

On or promptly after the Closing Date, the Servicer shall cause the MERS® System to indicate that each MERS Loan, if any, has been assigned to the Trustee, without recourse, or to the Trust, without recourse, by including in the MERS® System computer files (a) the code necessary to identify the Trustee and (b) the code necessary to identify the series of the Certificates issued in connection with such Mortgage Loans; provided, however, that in the event the Company acquired such Mortgage Loans from an affiliate of the Company, then the Servicer need not cause the MERS® System to indicate such assignment.  The Servicer shall not alter the codes referenced in this paragraph with respect to any MERS Loan during the term of this Agreement except in connection with an assignment of such MERS Loan or de-registration thereof from the MERS® System in accordance with the terms of this Agreement.

Section 2.06.        REMIC Election for REMIC I.

The Servicer shall, on behalf of REMIC I, elect to treat REMIC I as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC I for its first taxable year.

The Closing Date is hereby designated as the “startup day” of REMIC I within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC I are hereby designated as “regular interests” in REMIC I for purposes of Section 860G(a)(1) of the Code. The Class R-1 Residual Interest is hereby designated as the sole class of “residual interest” in REMIC I for purposes of Section 860G(a)(2) of the Code.

The parties intend that the affairs of REMIC I shall constitute, and that the affairs of  REMIC I shall be conducted so as to qualify REMIC I as a REMIC. In furtherance of such intention, the Servicer shall, on behalf of REMIC I: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year and using an accrual method of accounting for REMIC I when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the trust, for REMIC I to be treated as a REMIC on the federal tax return of  REMIC I for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest and the Trustee, all information reports as and when required to be provided to them in accordance with the REMIC Provisions, and make available the information necessary for the application of Section 860E(e) of the Code; (d) conduct the affairs of REMIC I at all times that any REMIC I Regular Interests are outstanding so as to maintain the status of REMIC I as a REMIC under the REMIC Provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC I when and as the same shall be due and payable (but such obligation shall not prevent the Servicer from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

The Company and the Trustee shall promptly provide the Servicer with such information in the possession of the Company or the Trustee, respectively, as the Servicer may from time to time request for the purpose of enabling the Servicer to prepare or cause the preparation of tax returns.  If so requested by the Servicer, the Trustee shall sign tax returns on behalf of the REMICs.

In the event that a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the startup day, would have prevented such Mortgage Loan from being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, and the Company does not repurchase such Mortgage Loan within 90 days of such date, the Servicer, on behalf of the Trust, shall within 90 days of the date such defect is discovered sell such Mortgage Loan at such price as the Servicer, in its sole discretion, determines to be the greatest price that will result in the purchase thereof within 90 days of such date, unless the Servicer delivers to the Trustee an Opinion of Counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of the electing portion of REMIC I as a REMIC for federal income tax purposes.

In the event that the Servicer has paid any federal prohibited transaction penalty taxes imposed on REMIC I pursuant to clause (f) of the third preceding paragraph, the Trustee on behalf of the Trust shall (unless the Servicer’s failure to exercise reasonable care was the primary cause of the imposition of such taxes) reimburse the Servicer or its agent, upon the written request of the Servicer, for such payment from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date.  In the event that any federal prohibited transaction penalty taxes are imposed on REMIC I and not paid by the Servicer pursuant to clause (f) of the third preceding paragraph, the Trustee on behalf of the Trust shall pay such taxes from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date. The amount so reimbursed or paid pursuant to either of the immediately preceding two sentences shall be allocated as a loss to the Class R-1 Residual Interest, in reduction of the Class Principal Balance thereof.

Neither the Trustee nor the Tax Matters Person shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC I.

Section 2.07.        Acceptance by Trustee. The Trustee acknowledges receipt (or with respect to any Mortgage Loan subject to a Custodial Agreement, receipt by the Custodian thereunder) on behalf of the Trust of the documents (or certified copies thereof as specified in Section 2.05) referred to in Section 2.05 above, but without having made the review required to be made within 45 days pursuant to this Section 2.07. The Trustee acknowledges that all Mortgage Pool Assets, Mortgage Files and related documents and property held by it at any time are held by it as Trustee of the Trust for the benefit of the holders of the REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest. The Trustee agrees to review (or cause the Initial Custodian to review) each Mortgage File within 45 days after the Closing Date and deliver to the Company a certification (or cause the Initial Custodian to deliver to the Company a certification, which satisfies the applicable requirements of this Agreement; provided, however, that with respect to the Initial Custodian, Exhibit B-2 to the Initial Custodial Agreement is deemed to satisfy the applicable requirements of this Agreement) in the form attached as Exhibit M hereto, to the effect that, except as noted, all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of “Mortgage File,” known by the Trustee to be required) pursuant to the definition of “Mortgage File” and Section 2.05 have been executed and received, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document, and on the purported genuineness of any signature thereon. The Trustee shall not be required to make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan.

If the Trustee finds any document or documents required to be included in the Mortgage File for a Mortgage Loan pursuant to the definition of “Mortgage File” not to have been executed and received, the Trustee shall promptly so notify the Servicer. An exception report delivered by the Custodian to the Servicer pursuant to the Custodial Agreement shall be deemed to constitute such notice. Upon notice from the Trustee or the Custodian that any document required to be included in the Mortgage File for a Mortgage Loan has not been executed and received, the Servicer shall promptly notify the applicable Seller of such defect and take appropriate steps on behalf of the Trust to enforce such Seller’s obligation, pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, to correct or cure such defect or repurchase or substitute for such Mortgage Loan, in accordance with and subject to the time limitations set forth in such Section 2.4; provided, however, that the Servicer shall not require or permit a Seller to repurchase a Mortgage Loan pursuant to such Section 2.4 of the Mortgage Loan Purchase Agreement more than two years after the Closing Date unless (a) such defect would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), (b) such Mortgage Loan is in default, or default is in the judgment of the Servicer reasonably imminent, or (c) the Servicer, at the expense of the Seller, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the repurchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code; provided, further, that in the event that such defect consists solely of the failure of the applicable Seller to deliver any Recording Document with respect to such Mortgage Loan, due to a delay on the part of the recording office, then the Servicer shall instead notify the applicable Seller of such defect and take appropriate steps on behalf of the Trust to enforce such Seller’s obligation, pursuant to Section 2.3 of the Mortgage Loan Purchase Agreement, to comply with the procedure described in such Section 2.3.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC II, then the Trustee shall), give the notification to such Seller and, if applicable, require the repurchase or substitution by such Seller provided for in the immediately preceding paragraph, in the event that any document required to be included in the Mortgage File for a Mortgage Loan sold by such Seller has not been executed and received.

In connection with the enforcement of a Seller’s repurchase or substitution obligation pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, the Servicer and the Trustee shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.08.        Representation and Warranty of the Company Concerning the Mortgage Loans. The Company hereby represents and warrants to the Trust that, immediately upon the transfer and assignment contemplated by Section 2.04, the Trust shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien, other than (i) any lien arising before the Company’s purchase of the Mortgage Loan from the Seller and (ii) any lien arising under this Agreement.

The representation and warranty set forth in this Section 2.08 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian, as the case may be, and shall continue throughout the term of this Agreement. Upon discovery by any of the Company, the Servicer or the Trustee of a breach of the foregoing representation and warranty which materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the others. Within 90 days of its discovery or its receipt of notice of breach, the Company shall repurchase or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof by the Trust, unless it has cured such breach in all material respects. Any such substitution shall be made within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)). Any such repurchase shall be made at the Repurchase Price; provided, however, that no Mortgage Loan shall be repurchased pursuant to this Section 2.08 unless (a) the Mortgage Loan to be repurchased is in default, or default is in the judgment of the Servicer reasonably imminent, or (b) the Servicer, at the expense of the Company, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the repurchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code. If such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered or (ii) in the case of substitution, two years from the Closing Date.

Any number of Substitute Mortgage Loans may be substituted for any number of Reacquired Mortgage Loans, subject to the limitations described in the next sentence. With respect to the Mortgage Loans substituted on any date, (i) the aggregate Principal Balance of the Substitute Mortgage Loans shall not exceed the aggregate Principal Balance of the Reacquired Mortgage Loans, (ii) each Substitute Mortgage Loan shall mature no later than, and not more than two years before, the weighted average date of maturity of the Reacquired Mortgage Loans, (iii) each Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans and (iv) each Substitute Mortgage Loan shall have a Mortgage Interest Rate on the date of substitution equal to or no more than 1 percentage point greater than the weighted average Mortgage Interest Rate of the Reacquired Mortgage Loans and (v) each Substitute Mortgage Loan shall (1) have an initial Interest Rate Adjustment Date occurring on approximately the same date as, but not earlier than, the weighted average initial Interest Rate Adjustment Date of the Reacquired Mortgage Loans and interest rate adjustments monthly thereafter, (2) have a Margin and Rate Ceiling equal to or greater than the weighted average Margin and Rate Ceiling of the Reacquired Mortgage Loans, (3) have the same terms (other than the terms referenced in clauses (1) and (2) above) for adjusting the Mortgage Interest Rate as the Reacquired Mortgage Loans and (4) have the same Monthly Payment Adjustment Terms as the Reacquired Mortgage Loans. In addition, a Substitute Mortgage Loan shall not be a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the date of substitution, with such exceptions thereto as the Company and S&P may reasonably agree). A Substitute Mortgage Loan may be substituted for a defective Mortgage Loan that is itself a Substitute Mortgage Loan.

In connection with the substitution of one or more Substitute Mortgage Loans for one or more Reacquired Mortgage Loans on any date, the Company shall pay to the Trust the Substitution Price for such Reacquired Mortgage Loans, and such payment by the Company shall be treated in the same manner as proceeds of the repurchase by the Company of a Mortgage Loan pursuant to this Section 2.08.

With respect to each Substitute Mortgage Loan, the Company shall (a) deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian on behalf of the Trust the Mortgage File for such Substitute Mortgage Loan and (b) cause the Seller from which the Company acquired such Substitute Mortgage Loan to enter into an agreement with the Trust and the Servicer pursuant to which, with respect to such Substitute Mortgage Loan, such Seller will (i) make, as of the date of substitution, each of the representations and warranties that the applicable Seller made pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement with respect to the original Mortgage Loan (except that references to “Closing Date” or “Cut-off Date” in such Section 3.1 shall be changed to the applicable date of substitution), (ii) agree to deliver any missing Recording Documents with respect to such Substitute Mortgage Loan, and to repurchase or substitute for such Substitute Mortgage Loan in the event of such Seller’s failure to deliver any document required to be included in such Mortgage File or in the event of such Seller’s material breach of any of such representations and warranties, upon the same terms as the Seller’s corresponding obligations with respect to the original Mortgage Loan pursuant to Sections 2.3, 2.4 and 3.3 of the Mortgage Loan Purchase Agreement, and (iii) convey such Substitute Mortgage Loan to the Trust.

The Company shall pay all costs and expenses incurred in connection with any repurchase or substitution by the Company made pursuant to this Section 2.08.

With respect to each Mortgage Loan repurchased pursuant to this Section 2.08 and each Reacquired Mortgage Loan, the Company shall own and be entitled to receive all scheduled payments due after the date of repurchase or substitution, as applicable, any Curtailments received in or after the calendar month of repurchase or substitution, as applicable, and any Payoffs received after the 14th day of the calendar month of repurchase or substitution, as applicable; and with respect to each Substitute Mortgage Loan, the Company shall own and be entitled to receive all payments due under the related Mortgage Note on or before the date of substitution. Any such payments received by the Servicer shall promptly be remitted by the Servicer to the Company. With respect to each Substitute Mortgage Loan, the Trust shall own and be entitled to receive all scheduled payments due after the date of substitution, any Curtailments received in or after the calendar month of substitution, and any Payoffs received after the 14th day of the calendar month of substitution. Any such payments received by the Company shall promptly be remitted by the Company to the Servicer.

In connection with any repurchase or substitution by the Company made pursuant to this Section 2.08, the Servicer and the Trustee (to the extent of any obligations on its part) shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.09.        Representations and Warranties of Each Seller Concerning the Mortgage Loans. The Company hereby assigns to the Trust all of its rights under the Mortgage Loan Purchase Agreement, to the extent that the Mortgage Loan Purchase Agreement relates to the Mortgage Loans.

Upon discovery by any of the Company, the Servicer or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach of any of the representations and warranties in respect of the Mortgage Loan set forth in Section 3.1 of the Mortgage Loan Purchase Agreement (in the case of a breach of the representation set forth in clause (xxix) of such Section 3.1 thereof, determined as specified in Section 3.3(b) thereof) that materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the others. Any breach of the representation set forth in clause (xxvii) or clause (xxviii) of such Section 3.1 thereof shall be deemed to materially and adversely affect the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans. The Servicer shall promptly notify the applicable Seller of such breach and take appropriate steps on behalf of the Trust to enforce such Seller’s obligation, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, to cure such breach in all material respects or repurchase or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof, in accordance with and subject to the time limitations set forth in such Section 3.3; provided, however, that a Seller shall not be required or permitted to repurchase a Mortgage Loan pursuant to such Section 3.3 thereof unless (a) such defect would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), (b) such Mortgage Loan is in default, or default is in the judgment of the Servicer reasonably imminent, or (c) the Servicer, at the expense of the Seller, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the purchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC II, then the Trustee shall), give the notification to such Seller and, if applicable, require the repurchase or substitution by such Seller provided for in the immediately preceding paragraph, in the event of such a breach of a representation or warranty made by such Seller.

In connection with the enforcement of a Seller’s repurchase or substitution obligation pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, the Servicer and the Trustee shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.10.        Additional Provisions Relating to Repurchases of and Substitutions for Mortgage Loans by the Company or a Seller.

The Servicer shall deposit or cause to be deposited in the Custodial Account for P&I (i) the Repurchase Price that it receives for each Mortgage Loan repurchased by the Company pursuant to Section 2.08 hereof, (ii) the Substitution Price that it receives in connection with each substitution for a Mortgage Loan by the Company pursuant to such Section 2.08, (iii) the Repurchase Price (as defined in the Mortgage Loan Purchase Agreement) that it receives for each Mortgage Loan repurchased by a Seller pursuant to Section 2.4 or 3.3 of the Mortgage Loan Purchase Agreement and (iv) the Substitution Price (as defined in the Mortgage Loan Purchase Agreement) that it receives in connection with each substitution for a Mortgage Loan by a Seller pursuant to such Section 2.4 or 3.3 thereof.

Upon receipt by the Trustee of written notification, signed by a Servicing Officer, of the deposit in the Custodial Account for P&I of the Repurchase Price or Substitution Price, as applicable, and (in the case of a substitution for a Mortgage Loan) upon receipt by the Trustee of such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Trust title to any Substitute Mortgage Loan, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to) on behalf of the Trust release to the Company or such Seller, as applicable, or to such person’s designee, the Mortgage File for such Mortgage Loan and shall execute and deliver (or, in the event that the Mortgage Files are held in the name of the Custodian, shall cause the Custodian in accordance with the Custodial Agreement to execute and deliver) on behalf of the Trust such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such person or its designee or assignee title to any such Mortgage Loan. In furtherance of the foregoing, if such Mortgage Loan is a MERS Loan and as a result of the repurchase thereof or substitution therefor such Mortgage Loan shall cease to be serviced by a servicer that is a member of MERS or if the Company or the Seller, as applicable, or such person’s assignee, shall so request, the Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form from MERS to such person or its assignee and shall cause the Mortgage Loan to be removed from registration on the MERS® System in accordance with MERS’ rules and procedures.

It is understood and agreed that the obligation of (a) a Seller, pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, to repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists, or (b) of a Seller or the Company, as applicable, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement or Section 2.8 hereof, to repurchase or substitute for any Mortgage Loan as to which a breach has occurred and is continuing, shall constitute the sole remedy respecting such defect or breach available to the Trust or the Holders of the REMIC interests or the Certificates issued hereunder or the Trustee on behalf of such Holders.

Section 2.11.        Acknowledgment of Transfer of Mortgage Pool Assets. The Trustee hereby  acknowledges and accepts on behalf of the Trust the transfer and assignment pursuant to Section 2.04 to the Trust of the Mortgage Pool Assets, but without having made the review required to be made within 45 days pursuant to Section 2.07, and declares that as of the Closing Date it (or the Custodian on behalf of the Trustee) holds and shall hold any documents constituting a part of the Mortgage Pool Assets, and the Mortgage Pool Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the REMIC I Regular Interests, the Class PPP Certificates and the Class R-1 Residual Interest.

Section 2.12.        Conveyance of REMIC II Assets; Security Interest.  The Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the REMIC II Assets. The Trust, as payment of the purchase price of the REMIC II Assets, shall issue the REMIC II Regular Interests and the Class R-2 Residual Interest to the Company on the Closing Date. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC I Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The REMIC II Regular Interests and the Class R-2 Residual Interest shall together be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

            It is the express intent of the parties hereto that the conveyance of the REMIC II Assets to the Trust by the Company as provided in this Section 2.12 be, and be construed as, an absolute sale of the REMIC II Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC II Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC II Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC II Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.12 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC I Regular Interests, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC II Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.13.        REMIC Election for REMIC II.

The Servicer shall, on behalf of REMIC II, elect to treat REMIC II as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC II for its first taxable year.

The Closing Date is hereby designated as the “startup day” of REMIC II within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC II are hereby designated as “regular interests” in REMIC II for purposes of Section 860G(a)(1) of the Code. The Class R-2 Residual Interest is hereby designated as the sole class of “residual interest” in REMIC II for purposes of Section 860G(a)(2) of the Code.

The parties intend that the affairs of REMIC II shall constitute, and that the affairs of REMIC II shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Servicer shall, on behalf of REMIC II: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC II when and as required by the REMIC provisions and other applicable federal income tax laws; (b) make an election, on behalf of REMIC II, to be treated as a REMIC on the federal tax return of REMIC II for its first taxable year, in accordance with the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Holders of the Class R-2 Residual Interest all information reports as and when required to be provided to them in accordance with the REMIC provisions (which information reports, in the case of each Class of Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates, shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC II and (ii) received by such Class from the Class X Certificates outside of REMIC II pursuant to Section 2.20, and which information reports, in the case of the Class X Certificates, shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC II and (ii) paid by such Class to the Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates outside of REMIC II pursuant to Section 2.20); (d) conduct the affairs of REMIC II at all times that any of the Certificates are outstanding so as to maintain the status of REMIC II as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC II; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

In the event that the Servicer has paid any federal prohibited transaction penalty taxes imposed on REMIC II pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall (unless the Servicer’s failure to exercise reasonable care was the primary cause of the imposition of such taxes) reimburse the Servicer, upon the written request of the Servicer, for such payment from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date.  In the event that any federal prohibited transaction penalty taxes are imposed on REMIC II and not paid by the Servicer pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall pay such taxes from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date. The amount so reimbursed or paid pursuant to either of the immediately preceding two sentences shall be allocated as a loss to the Class R-1 Residual Interest, in reduction of the Class Principal Balance thereof.

Neither the Trustee nor the Tax Matters Person shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC II.

Section 2.14.        Acknowledgement of Transfer of REMIC II Assets. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust pursuant to Section 2.12 of the REMIC II Assets and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC II Assets, and the REMIC II Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-2 Residual Interest.

Section 2.15.        Conveyance of REMIC II Regular Interests; Security Interest.  The Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company’s right, title and interest in and to the REMIC II Regular Interests. The Trust, as payment of the purchase price of the REMIC II Regular Interests, shall issue the Certificates (other than the Class R and Class PPP Certificates) to the Company or the Company’s designee on the Closing Date in Authorized Denominations. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC II Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The Certificates (other than the Class R and Class PPP Certificates) shall together be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Regular Interests and the Yield Maintenance Agreement pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

            It is the express intent of the parties hereto that the conveyance of the REMIC II Regular Interests to the Trust by the Company as provided in this Section 2.15 be, and be construed as, an absolute sale of the REMIC II Regular Interests. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC II Regular Interests by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC II Regular Interests are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC II Regular Interests, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.15 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company’s obligations hereunder, a security interest in all of the Company’s right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC II Regular Interests, including without limitation all rights represented thereby in and to the REMIC I Regular Interests and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC II Regular Interests, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.16.        Acknowledgement of Transfer of REMIC II Regular Interests. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust pursuant to Section 2.15 of the REMIC II Regular Interests and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC II Regular Interests, and the REMIC II Regular Interests, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates (other than the Class R and Class PPP Certificates).

Section 2.17.        Legal Title. Legal title to all assets of the Trust shall be vested at all times in the Trust as a separate legal entity.

Section 2.18.        Compliance with ERISA Requirements. For purposes of ensuring compliance with the requirements of the “underwriter’s exemption” (U.S. Department of Labor Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (Aug. 22, 2002)), issued under ERISA, and for the avoidance of any doubt as to the applicability of other provisions of this Agreement, to the fullest extent permitted by applicable law and except as contemplated by this Agreement, the Trust shall not be a party to any merger, consolidation or reorganization, or liquidate or sell its assets.

Section 2.19.        Additional Representation Concerning the Mortgage Loans. Based on the applicable Seller’s obligation, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, to repurchase or substitute for the affected Mortgage Loan in the event of a breach of the representation set forth in clauses (xxvii) or (xxviii) of such Section 3.3 thereof, the parties hereto agree and understand that it is not intended for the Mortgage Pool to include any Mortgage Loan that is a “high-cost home loan” as defined under the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Massachusetts Predatory Home Loan Practices Act or the Indiana Home Loan Practices Act (Indiana Code, Section 24-9 et seq.).

Section 2.20.        Distributions to Class A Certificates and the Class B Certificates Outside of REMIC II. For tax purposes, for any Distribution Date for which a distribution of a Carryover Shortfall Payment has been made to any Class of Class A Certificates (other than the Class A-1A2 Certificates) or Class B Certificates pursuant to the second sentence of Section 4.04(a), as applicable, such Class shall be treated as (i) having received the portion of the REMIC II Available Distribution Amount distributed to the Corresponding Class of REMIC II Regular Interests for such Distribution Date and (ii) having received from the Class X Certificates, outside of REMIC II, the Carryover Shortfall Payment for such Class.  For tax purposes, for any such Distribution Date, the Class X Certificates shall be treated as (i) having received the portion of the REMIC II Available Distribution Amount distributed to the Class X-L Regular Interest for such Distribution Date and (ii) having paid to each such Class of Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates, as applicable, outside of REMIC II, the Carryover Shortfall Payment for such Class.

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.        The Servicer.  Washington Mutual Bank shall act as Servicer to service and administer the Mortgage Loans on behalf of the Trust in accordance with the terms hereof, consistent with prudent mortgage loan servicing practices and (unless inconsistent with prudent mortgage loan servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which a prudent servicer of mortgage loans would do under similar circumstances, including, without limitation, the power and authority to bring actions and defend the Mortgage Pool Assets on behalf of the Trust in order to enforce the terms of the Mortgage Notes.  The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder and the Servicer shall diligently pursue all of its rights against such agents or independent contractors.

The Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any Primary Insurance Policy, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the Mortgage Loans and held in portfolios of responsible mortgage lenders in the local areas where each Mortgaged Property is located. The Servicer shall enforce “due-on-sale” clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.08.

Consistent with the foregoing, the Servicer may, in accordance with prudent mortgage loan servicing practices and subject to Section 3.20, (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any Mortgage Loan and (ii) only upon determining that the coverage of any applicable insurance policy or guaranty related to a Mortgage Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any Mortgage Note or for the liquidation of delinquent items.

Consistent with the terms of this Section 3.01, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or in the reasonable judgment of the Servicer such default is imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the applicable Mortgage Interest Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) be inconsistent with the terms of any applicable Primary Insurance Policy, FHA insurance policy, VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment or in a default situation) and cause any REMIC to fail to qualify as such under the Code. The Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that REMIC I and REMIC II would not fail to continue to qualify as REMICs under the Code as a result thereof and that no tax on “prohibited transactions” or “contributions” after the startup day would be imposed on any REMIC as a result thereof.

The Servicer is hereby authorized and empowered by the Trust to, and shall, execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest, the Trustee and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer is hereby further authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest, the Trustee and the Trust, or any of them, such instruments of assignment or other comparable instruments as the Servicer shall, in its sole judgment, deem appropriate in order to register any Mortgage Loan on the MERS® System or to cause the removal of any Mortgage Loan from registration thereon. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer with no right of reimbursement; provided, however, that any such expenses incurred as a result of any termination by MERS of the MERS® System shall be reimbursable to the Servicer.  The Trustee on behalf of the Trust shall execute and furnish to the Servicer, at the Servicer’s direction, any powers of attorney and other documents prepared by the Servicer and determined by the Servicer to be necessary or appropriate to enable the Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

The Servicer shall obtain (to the extent generally commercially available) and maintain fidelity bond and errors and omissions coverage acceptable to Fannie Mae or Freddie Mac with respect to its obligations under this Agreement.  The Servicer shall establish escrow accounts for, or pay when due (by means of an advance), any tax liens in connection with the Mortgaged Properties and premiums with respect to any insurance required to be maintained by the Servicer under Section 3.06 and 3.07, to the extent that such amounts are not paid by the Mortgagors when due and to the extent that any such payment would not constitute a Nonrecoverable Advance when made.

In connection with the servicing and administering of each Mortgage Loan, the Servicer and any affiliate of the Servicer (i) may perform services such as appraisals, default management and (in the case of affiliates only) brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor and (ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a “credit score” from a credit repository.

Section 3.02.        The Custodial Accounts for P&I and Buydown Fund Accounts. The Servicer shall establish and maintain the Custodial Accounts for P&I and shall deposit or cause to be deposited therein within 48 hours of receipt the following amounts received or advanced by the Servicer with respect to the Mortgage Loans:

(i)         all scheduled payments of principal;

(ii)        all scheduled payments of interest, net of the Servicing Fees (to the extent not applied to pay Compensating Interest);

(iii)       all Curtailments and Payoffs;

(iv)       all Insurance Proceeds (except Insurance Proceeds required for the restoration or repair of the related Mortgaged Property, which shall be retained by the Servicer in an escrow account established for such purpose and maintained in an Eligible Institution, and which may, at the Servicer’s option, be invested in Eligible Investments), Liquidation Proceeds, Excess Liquidation Proceeds and Subsequent Recoveries;

(v)        all Repurchase Proceeds; and

(vi)       (a) all Prepayment Premiums collected on the Mortgage Loans, (b) all payments made by the Servicer in respect of Prepayment Premiums pursuant to Section 3.20 and (c) all payments received by the Servicer from a Seller in respect of Prepayment Premiums pursuant to Section 2(d) of the applicable Term Sheet.

The Servicer shall not be required to deposit or cause to be deposited in the Custodial Accounts for P&I the additional servicing compensation described in the second sentence of the definition of “Servicing Fee.”

In the event that Buydown Funds have been provided with respect to any Mortgage Loan, the Servicer shall deposit such Buydown Funds in Buydown Fund Accounts established and maintained by the Servicer.

The Servicer is hereby authorized to make withdrawals from and to issue drafts against the Custodial Accounts for P&I and the Buydown Fund Accounts for the purposes required or permitted by this Agreement.

The Servicer hereby undertakes to assure remittance to the Certificate Account of all amounts relating to the Mortgage Loans that have been collected by the Servicer and are due to the Certificate Account pursuant to Section 4.01 of this Agreement.

Funds held in the Custodial Account for P&I may, at the Servicer’s option, be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the Distribution Date on which such funds are required to be distributed to pursuant to Article IV (except if such Eligible Investments are obligations of the institution acting as the Trustee, in which case such Eligible Investments may mature on such Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.03.        The Investment Account; Eligible Investments.

(a)        At its option, the Servicer may invest funds withdrawn from the Custodial Accounts for P&I or the Buydown Fund Accounts for its own account and at its own risk, during any period prior to their deposit in the Certificate Account pursuant to Section 3.04. Funds so withdrawn shall immediately be deposited by the Servicer with the Investment Depository in the Investment Account in the name of the Servicer and the Trust for investment only as set forth in this Section 3.03. The Servicer shall bear any and all losses incurred on any investments made with such funds and shall be paid all gains realized on such investments (except Payoff Earnings to the extent applied to pay Compensating Interest) as additional servicing compensation.

(b)        Funds held in the Investment Account shall be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the Distribution Date on which such funds are required to be distributed pursuant to Article IV (except if such Eligible Investments are obligations of the institution acting as the Trustee, in which case such Eligible Investments may mature on such Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.

Section 3.04.        The Certificate Account.

(a)        On or prior to the Closing Date, the Trustee shall establish or cause to be established the Certificate Account. Promptly after the Closing Date, the Trustee shall communicate to the Servicer the account number and wiring instructions for the Certificate Account.

(b)        Not later than the Business Day prior to each Distribution Date, the Servicer shall direct the Investment Depository to withdraw from the Investment Account and deposit in the Certificate Account (or, in the event any such amounts have not been deposited in the Investment Account, the Servicer shall withdraw from the Custodial Accounts for P&I or the Buydown Fund Accounts, as applicable, and deposit in the Certificate Account) the following amounts (in each case, net of any amounts that the Servicer is entitled to withdraw from the Custodial Accounts for P&I pursuant to Section 3.05(a)(i) through (v)):

(i)                  Scheduled installments of principal and interest on the Mortgage Loans received by the Servicer which were due on or before the related Due Date;

(ii)                Payoffs received by the Servicer during the related Payoff Period, with interest to the date of Payoff;

(iii)               Curtailments, Insurance Proceeds (except Insurance Proceeds required for the restoration or repair of the related Mortgaged Property), Liquidation Proceeds, Excess Liquidation Proceeds, Subsequent Recoveries and Repurchase Proceeds received by the Servicer during the Prior Period;

(iv)              the Assigned Prepayment Premiums for such Distribution Date;

(v)                any Monthly P&I Advance required to be made by the Servicer for such Distribution Date;

(vi)              amounts paid by the Servicer in connection with the exercise of its option to terminate this Agreement pursuant to Section 9.01; and

(vii)             any other amounts required to be distributed from the Certificate Account on such Distribution Date pursuant to Article IV (other than amounts to be deposited in the Certificate Account by the Trustee pursuant to clause (c) of this Section 3.04).

(c)        On each Distribution Date, the Trustee shall deposit in the Certificate Account amounts withdrawn from the Yield Maintenance Account, in accordance with Section 3.16.

(d)        Funds held in the Certificate Account shall be invested at the written direction of the Servicer in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Distribution Date (except if such Eligible Investments are obligations of the institution acting as the Trustee, such Eligible Investments may mature on the Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.  The Servicer shall be entitled to be paid as additional servicing compensation any gains earned on such Eligible Investments and shall bear any losses suffered in connection therewith.  If the Trustee has not received such written investment directions from the Servicer, the Trustee shall not invest funds held in the Certificate Account.  The Trustee shall have no liability for any losses on investments of funds held in the Certificate Account.

Section 3.05.        Permitted Withdrawals from the Certificate Account, the Investment Account, the Custodial Accounts for P&I and  the Buydown Fund Accounts.

(a)        The Servicer is authorized to make withdrawals (or, in the case of the Certificate Account, to direct the Trustee to make withdrawals), from time to time, from the Investment Account, the Certificate Account or the Custodial Accounts for P&I of amounts deposited therein, as follows:

(i)                  To reimburse itself for the following amounts advanced by the Servicer, to the extent that such amounts have not been previously reimbursed or otherwise recovered by the Servicer:  (a) Monthly P&I Advances made pursuant to Section 4.02, (b) amounts advanced with respect to the payment of taxes pursuant to the sixth paragraph of Section 3.01, (c) amounts advanced to maintain any required insurance pursuant to Sections 3.06 and 3.07 and (d) amounts expended by or for the account of the Servicer pursuant to Section 3.09 in connection with foreclosure or bankruptcy proceedings or the maintenance or restoration of Mortgaged Properties,such right to reimbursement pursuant to this paragraph (i) being limited to amounts (including late Monthly Payments, Insurance Proceeds and Liquidation Proceeds) received on the particular Mortgage Loan with respect to which such advances were made;

(ii)                To reimburse itself for amounts advanced by the Servicer that the Servicer has determined to be Nonrecoverable Advances;

(iii)               To pay to itself the sum of the Servicing Fees and any Payoff Interest (net of Compensating Interest reduced by Payoff Earnings) for the related Distribution Date;

(iv)              To pay to itself the amount of any reinvestment earnings deposited or earned in the Investment Account or the Certificate Account (reduced by the lesser of Payoff Earnings and Compensating Interest for the related Distribution Date);

(v)                To reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Section 6.03;

(vi)              To pay on behalf of the Trust any Special Primary Insurance Premium payable by the Trust pursuant to Section 4.04(a); provided, the Servicer shall give written notice thereof to the Trustee prior to noon New York City time two Business Days prior to the applicable Distribution Date;

(vii)             To make any deposit, required or permitted hereunder, of withdrawn funds to the Investment Account or the Certificate Account; and

after making or providing for the above withdrawals

(viii)           To clear and terminate the Investment Account and the Certificate Account following termination of this Agreement pursuant to Section 9.01.

Since, in connection with withdrawals pursuant to Section 3.05(a)(i), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain, separate accounting for each Mortgage Loan, for the purpose of justifying any such withdrawals.

(b)        The Servicer is authorized to make withdrawals, from time to time, of Buydown Funds from the Buydown Fund Accounts or Custodial Accounts for P&I (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

(i)                  To deposit each month in the Investment Account or the Certificate Account the amount necessary to supplement payments received on Buydown Loans;

(ii)                In the event of a Payoff of any Mortgage Loan having a related Buydown Fund, to apply amounts remaining in Buydown Fund Accounts to reduce the required amount of such principal Payoff (or, if the Mortgagor has made a Payoff, to refund such remaining Buydown Fund amounts to the Person entitled thereto);

(iii)               In the event of foreclosure or liquidation of any Mortgage Loan having a Buydown Fund, to deposit remaining Buydown Fund amounts in the Investment Account or the Certificate Account as Liquidation Proceeds; and

(iv)              To clear and terminate the portion of any account representing Buydown Funds following termination of this Agreement pursuant to Section 9.01.

(c)        The Trustee is authorized to make withdrawals from time to time from the Certificate Account to reimburse itself for advances it has made as successor Servicer pursuant to Section 7.01(a) hereof that it has determined to be Nonrecoverable Advances.

Section 3.06.        Maintenance of Primary Insurance Policies; Collections Thereunder. The Servicer shall use commercially reasonable efforts to keep in full force and effect each Primary Insurance Policy (except any Special Primary Insurance Policy) required with respect to a Mortgage Loan until no longer required, and the Servicer shall use commercially reasonable efforts to keep in full force and effect each Special Primary Insurance Policy, if any. Notwithstanding the foregoing, the Servicer shall have no obligation to maintain any Primary Insurance Policy for a Mortgage Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the Appraised Value of the related Mortgaged Property, unless required by applicable law.

Unless required by applicable law, the Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force hereunder; provided, however, that the Servicer shall not advance funds for the payment of any premium due under (i) any Primary Insurance Policy (other than a Special Primary Insurance Policy) if it shall determine that such an advance would be a Nonrecoverable Advance or (ii) any Special Primary Insurance Policy.

Section 3.07.        Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) hazard insurance with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the Servicer in which such amount exceeds the value of the improvements to the Mortgaged Property. The Servicer shall also require hazard insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.03 and Section 3.05. Any unreimbursed costs incurred in maintaining any insurance described in this Section 3.07 shall be recoverable as an advance by the Servicer pursuant to Section 3.05(a). Such insurance shall be with insurers approved by the Servicer or Fannie Mae or Freddie Mac. Other additional insurance may be required of a Mortgagor pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Where any part of any improvement to the Mortgaged Property (other than a Mortgaged Property secured by a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, the Servicer shall cause flood insurance to be provided. The hazard insurance coverage required by this Section 3.07 may be met with blanket policies providing protection equivalent to individual policies otherwise required.  The Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the hazard insurance policy respecting any Mortgage Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

Section 3.08.        Enforcement of Due-on-Sale Clauses; Assumption Agreements. When any Mortgaged Property is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise on behalf of the Trust the Trust’s rights to accelerate the maturity of such Mortgage Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the Servicer is prohibited from exercising such right, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by any related Primary Insurance Policy. The Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  The Servicer shall not enter into any substitution or assumption with respect to a Mortgage Loan if such substitution or assumption shall (i) both constitute a “significant modification” effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause the REMICs to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on “prohibited transactions” or “contributions” after the startup day under the REMIC Provisions.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or, if applicable, the Custodian) the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or otherwise in violation of any of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.09.        Realization Upon Defaulted Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Mortgaged Property securing a Mortgage Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation Proceeds and Insurance Proceeds, the Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Principal Balance of a delinquent Mortgage Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if the Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The Servicer shall be responsible for all costs and expenses incurred by it in any such foreclosure proceedings or in any bankruptcy proceedings with respect to a Mortgagor, and the costs and expenses of maintaining or restoring any Mortgaged Property securing a defaulted Mortgage Loan; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as an advance. The foregoing is subject to the provision that, in the case of damage to a Mortgaged Property from an Uninsured Cause, the Servicer shall not advance funds towards the restoration of the property unless it shall be determined, in the sole judgment of the Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. The Servicer shall maintain information required for tax reporting purposes regarding any Mortgaged Property which is abandoned or which has been foreclosed or otherwise comparably converted. The Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the manner required by applicable law.

The Servicer may enter into one or more special servicing agreements with a Lowest Class B Owner, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Lowest Class B Owner may (a) instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, provided that the Lowest Class B Owner deposits a specified amount of cash with the Servicer that will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures, (b) purchase such delinquent Mortgage Loans from the Trust immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Interest Rate through the last day of the month in which such Mortgage Loans are purchased plus any unreimbursed advances made by the Servicer hereunder; and/or (c) assume all of the servicing rights and obligations with respect to such delinquent Mortgage Loans so long as (i) the Servicer has the right to transfer the servicing rights and obligations of such Mortgage Loans to another servicer and (ii) such Lowest Class B Owner will service such Mortgage Loans in accordance with the terms of this Agreement; provided, however, that no such agreement will relieve the Servicer of any of its obligations hereunder.

REMIC I shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that REMIC I acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer as soon as practicable in a manner that, consistent with prudent mortgage loan servicing practices, maximizes the net present value of the recovery to the Trust, but in any event within three years after its acquisition by the Servicer for REMIC I unless the Servicer provides to the Trustee an Opinion of Counsel to the effect that the holding by REMIC I of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on “prohibited transactions” of REMIC I as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by REMIC I is located or cause REMIC I to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by REMIC I is located at any time that any Certificates are outstanding. The Servicer shall conserve, protect and operate each such property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the assets of the Trust, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trust for the period prior to the sale of such property. Additionally, the Servicer shall perform the tax withholding and shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers’ Certificate on or before March 31 of each year stating that such reports have been filed.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Notwithstanding any other provision of this Agreement, the Servicer and the Trustee, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Servicer or the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  Without limiting the foregoing, the Servicer shall not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to REMIC I, REMIC II or the Company.  In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

Section 3.10.        Trustee to Cooperate; Release of Mortgage Files. Upon the Payoff or scheduled maturity of any Mortgage Loan, the Servicer shall cause such final payment to be deposited within 48 hours in the related Custodial Account for P&I.  The Servicer shall promptly notify the Trustee thereof by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in such account have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File; provided, however, that such certification shall not be required if the Mortgage File is held by a Custodian which is also the Servicer of the Mortgage Loan. Upon receipt of such certification and request, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to), not later than the fifth succeeding Business Day, release, or cause to be released, the related Mortgage File to the Servicer. With any such Payoff or other final payment, the Servicer is authorized (i) to prepare for and procure from the trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage Note in connection with a refinancing covering the Mortgaged Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the Servicer to the person or persons entitled thereto, and (ii) with respect to any MERS Loan, to cause the removal of such Mortgage Loan from registration on the MERS® System. No expenses incurred in connection with such satisfaction or assignment shall be payable to the Servicer by the Trustee or from the Certificate Account, the related Investment Account or the related Custodial Account for P&I. From time to time as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to), upon request of the Servicer and delivery to it of a trust receipt signed by a Servicing Officer, release not later than the fifth Business Day following the date of receipt of such request and trust receipt the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or, if applicable, the Custodian) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

Section 3.11.        Compensation to the Servicer. As compensation for its activities hereunder, the Servicer shall be entitled to receive from the accounts listed in Section 3.05(a) the amounts provided for by Section 3.05(a)(iii). In addition, the Servicer shall be entitled to be paid, as additional servicing compensation, (i) any prepayment penalty received on a Mortgage Loan that is not an Assigned Prepayment Premium, and any late charges, nonsufficient funds fees and other fees and charges collected on the Mortgage Loan, (ii) to the extent provided in Section 3.03, all gains realized on investments of funds held in the Investment Account and (iii) all gains realized on investments of funds held in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

Section 3.12.        [Reserved.]

Section 3.13.        Annual Statement as to Compliance.

The Servicer shall deliver to the Company and the Trustee, on or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, an Officer’s Certificate stating as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or the applicable portion thereof) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or the applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Servicer, or by the Trustee (solely to the extent that such copies are available to the Trustee) at the expense of the Servicer, to Certificateholders upon request.

Section 3.14.        Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event that the Certificates are legal for investment by federally-insured savings associations, the Servicer shall provide to the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Section 3.15.        Annual Independent Public Accountants’ Servicing Report. On or before April 30 of each year, beginning with the first April 30 succeeding the Cut-Off Date by at least six months, the Servicer, at its expense, shall furnish to the Trustee a copy of a report delivered to the Servicer by a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) to the effect that, on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, the Servicer has complied with certain minimum residential mortgage loan servicing standards in its role as Servicer with respect to the servicing of residential mortgage loans (including the Mortgage Loans) during the most recently completed fiscal year.  In rendering its report such firm may rely, (a) as to matters relating to the Certificates, upon a statistical sampling of series of mortgage-backed certificates which may include the Certificates and (b) as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers.

Section 3.16.        Yield Maintenance Account.   On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Yield Maintenance Account, into which amounts received by the Trustee from the Cap Counterparty pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class A Certificates (other than the Class A-1A2 Certificates).  On each Distribution Date, the Trustee shall withdraw from the Yield Maintenance Account to the extent funds are available therein and in accordance with the statement received from the Servicer pursuant to Section 4.02(b), the Yield Maintenance Payment Amounts for the Class A Certificates (other than the Class A-1A2 Certificates) for such Distribution Date, and deposit such amounts in the Certificate Account for payment to the related Class A Certificates pursuant to Section 4.04(a).

Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Trustee shall withdraw from the Yield Maintenance Account and pay to itself any amounts remaining in the Yield Maintenance Account after the Final Yield Maintenance Payment Date.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Trustee, and the Trustee shall report all amounts of income, deduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Trustee.

Section 3.17.        [Reserved.]

Section 3.18.        [Reserved.]

Section 3.19.        Determination of LIBOR by Servicer.

(a)        With respect to each Distribution Date, the Servicer will determine LIBOR on the related LIBOR Determination Date on the basis of the “Interest Settlement Rate” for United States dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on such LIBOR Determination Date as found on any of the Moneyline Telerate Service (formerly the Dow Jones Markets) page 3750, the Reuters Monitor Money Rates Service page “LIBOR01” or the Bloomberg L.P. page “BBAM” (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in United States dollars, each, a “Designated Telerate Page”).

(b)        If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Telerate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Servicer shall calculate LIBOR for the immediately following accrual period as follows:  the Servicer will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated Reference Banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.  Under this method LIBOR will be established by the Servicer on each LIBOR Determination Date as follows:

(i)         If on any LIBOR Determination Date two or more Reference Banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

(ii)        If on any LIBOR Determination Date only one or none of the Reference Banks provides offered quotations, LIBOR for the next interest accrual period shall be the greater of:

(A)       LIBOR as determined on the previous LIBOR Determination Date and

(B)       the Reserve Interest Rate.

The “Reserve Interest Rate” shall be the rate per annum that the Servicer determines to be either:

(A)       the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which the quotations are, in the opinion of the Servicer, being so made, or

(B)       if the Servicer cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on the LIBOR Determination Date to leading European banks.

(iii)       If on any LIBOR Determination Date the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date).

Each “Reference Bank” (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the Servicer and (iii) will have an established place of business in London.  If any Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate the designation of any such reference bank, the Servicer will promptly designate another leading bank meeting the criteria specified above.  If on any such LIBOR Determination Date, the Servicer calculates LIBOR on the basis of the provisions of this Section 3.19(b), the Servicer shall designate the Reference Banks.

(c)        The establishment of LIBOR on each LIBOR Determination Date by the Servicer for the related accrual period will, in the absence of manifest error, be final and binding.

Section 3.20.        Assigned Prepayment Premiums.  Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Payoff, the Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note:

(a)        unless the related Mortgage Loan is in default or default is foreseeable and such waiver (i) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (ii) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan,

(b)        unless (i) the enforceability thereof is limited (A) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (B) due to acceleration in connection with a foreclosure or other involuntary payment or (ii) the enforceability is otherwise limited or prohibited by applicable law,

(c)        unless the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters,

(d)        unless the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Company, the Custodian and from its own records or files,

(e)        unless the Mortgagor sells the Mortgaged Property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination,

(f)         unless the Payoff is made using the proceeds of another mortgage loan originated by the Servicer within 90 days of the end of the prepayment penalty term of the Mortgage Loan if such mortgage loan qualifies under the Servicer’s then current policies for the administration of prepayment penalties for mortgage loans of the same type as the Mortgage Loan that the Servicer administers for its own account,

(g)        unless the prepayments consists of accrued but unpaid interest that has been added to the Principal Balance of a Mortgage Loan as a result of negative amortization or

(h)        unless the Mortgage Loan is subject to the Relief Act at the time of such Payoff.

If the Servicer has waived all or a portion of an Prepayment Premium relating to a voluntary Payoff, as provided above, the Class PPP Certificateholders shall not be entitled to the amounts waived.

Upon discovery by the Servicer, the Company or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach of the provisions of Sections 3.20(a) through 3.20(g) of this Agreement, which materially and adversely affects the Holders of the Class PPP Certificates, the party discovering such breach shall give prompt written notice to the other parties.  Within 60 days of the earlier of discovery by the Servicer, the Company or the Trustee, as applicable, of such breach, the Servicer shall cure such breach in all material respects or, if the breach cannot be cured, shall deposit, or cause to be deposited, to the Custodial Account the amount of each impermissibly waived Prepayment Premium (less any amount collected from the Mortgagor in respect to such Prepayment Premium); provided, however, that the Servicer shall not be obligated to deposit the amount of any impermissibly waived Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information related to the Prepayment Premium in effect at such time.

Upon discovery by the Servicer, the Company or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach by a Seller of any of the representations and warranties set forth in Section 3.4(b) of the Mortgage Loan Purchase Agreement, which materially and adversely affects the Holders of the Class PPP Certificates, the party discovering such breach shall give prompt written notice to the other parties.  The Servicer shall promptly notify the applicable Seller of such breach and take appropriate steps on behalf of the Trust to enforce such Seller’s obligation, pursuant to Section 3.4(c) of the Mortgage Loan Purchase Agreement, to pay to the Trust the amount of each Prepayment Premium that would have been collected had each such representation and warranty referred to in this paragraph been true (less any amount collected from the related Mortgagor with respect to such Prepayment Premium). The Servicer shall deposit, or cause to be deposited, to the Custodial Account for P&I within 48 hours or receipt the amounts so received from the applicable Seller.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC II, then the Trustee shall), give the notification to such Seller and require the payment to the Trust by such Seller provided for in the immediately preceding paragraph, in the event of such a breach of a representation or warranty made by such Seller.

ARTICLE IV

Payments to Certificateholders; Payment of Expenses

Section 4.01.        Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest .  On each Distribution Date, the Trustee (or any duly appointed paying agent) on behalf of the Trust (i) shall be deemed to have distributed from the Certificate Account the REMIC I Distribution Amount to the Holders of the REMIC I Regular Interests, and to have deposited such amounts for their benefit into the Certificate Account and (ii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), the sum of (a) the Excess Liquidation Proceeds and (b) the amounts to be distributed to the Holders of the Class R-1 Residual Interest pursuant to the definition of “REMIC I Distribution Amount” for such Distribution Date.  Amounts distributed pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.  Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (i) of this Section 4.01 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC II and not REMIC I.

Section 4.02.        Monthly P&I Advances; Distribution Reports to the Trustee.

(a)        To the extent described below, the Servicer is obligated to advance its own funds to the Custodial Account for P&I, or apply funds held in the Custodial Account for P&I for future distribution, to cover any shortfall between (i) Minimum Monthly Payments scheduled to be received in respect of the Mortgage Loans and (ii) the amounts actually received.  The Servicer’s obligation to make any advance or advances described in this Section 4.02 is effective only to the extent that such advance is, in the good faith judgment of the Servicer made not later than the second Business Day prior to each Distribution Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Minimum Monthly Payments with respect to the related Mortgage Loans or otherwise.

Prior to the close of business on the second Business Day prior to each Distribution Date, the Servicer shall determine whether or not it will make a Monthly P&I Advance not later than the Business Day prior to such Distribution Date and shall furnish a written statement to the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be advanced on account of principal and interest in respect of the Mortgage Loans, stated separately.

In the event that the Servicer shall be required to make a Monthly P&I Advance, it shall, not later than the Business Day prior to the related Distribution Date either (i) deposit in the Custodial Account for P&I an amount equal to such Monthly P&I Advance, (ii) make an appropriate entry in the records of the Custodial Account for P&I that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.02, used by the Servicer to make such Monthly P&I Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly P&I Advance.  Any funds being held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account for P&I not later than the Business Day prior to any future Distribution Date to the extent that funds otherwise available for distribution on such Distribution Date with respect to the Mortgage Loans shall be less than payments required to be made hereunder on such Distribution Date.

(b)        Prior to noon New York City time two Business Days prior to each Distribution Date, the Servicer shall provide (x) the Trustee and (y) the Company with a statement in writing of:

(A)       the following information with respect to the Certificates:

(1) the total amount of (i) interest, (ii) scheduled principal, (iii) Principal Prepayments, (iv) Liquidation Proceeds and Insurance Proceeds, (v) Subsequent Recoveries, (vi) Repurchase Proceeds and (vii) Yield Maintenance Payments to be distributed to the Certificates on such Distribution Date;

(2) the amount, as applicable, of (i) interest, (ii) principal, (iii) Excess Liquidation Proceeds and (iv) the Residual Distribution Amount to be distributed to each Class of Certificates on such Distribution Date;

(3) the amount of (i) Realized Losses (after giving effect to any reduction thereof by application of any Cumulative Carry-Forward Subsequent Recoveries Amount), (ii) Uncompensated Interest Shortfall and (iii) Net Negative Amortization Amounts to be allocated to each Class of Certificates on such Distribution Date;

(4) the applicable Class Principal Balance before and after giving effect to such distributions and allocations;

(5) for each Class of the Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates, any portion of the Carryover Shortfall Amount for such Class remaining after distributions on such Distribution Date; and

(6) the Assigned Prepayment Premiums to be distributed to the Class PPP Certificates on such Distribution Date; and

 (B)      the following information with respect to the Mortgage Loans:

(1)        the number and aggregate Principal Balance of the Mortgage Loans before and after giving effect to the distributions on such Distribution Date;

(2)        the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more;

(3)        the number and aggregate Principal Balance of the Mortgage Loans with respect to which foreclosure proceedings have been initiated;

(4)        the number and aggregate Principal Balance of Mortgage Loans with respect to which the related Mortgaged Properties have been acquired through foreclosure, deed in lieu of foreclosure or otherwise; and

(5)        any Monthly P&I Advance made by the Servicer for such Distribution Date.

Section 4.03.        Nonrecoverable Advances. Any advance previously made by the Servicer that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan shall be a Nonrecoverable Advance.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination.  Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage Loans, or any other agreement relating to the Mortgage Loans to which the Company or the Servicer is a party, (a) the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Servicer shall determine would be a Nonrecoverable Advance and (b) the Servicer shall be entitled to reimbursement for any advance as provided in Section 3.05(a)(i) and (ii) of this Agreement.

Section 4.04.        Distributions to Certificateholders; Payment of Special Primary Insurance Premiums.

(a)        On each Distribution Date, the Trustee (or any duly appointed paying agent) shall on behalf of the Trust (i) subject to Section 3.05(a)(vi), withdraw from the Certificate Account any Special Primary Insurance Premium payable on such Distribution Date and pay such amount to the insurer under the applicable Special Primary Insurance Policy in accordance with the Servicer’s instructions and (ii) withdraw from the Certificate Account the REMIC II Available Distribution Amount for such Distribution Date and distribute, from the amount so withdrawn, to the extent of the REMIC II Available Distribution Amount, the REMIC II Distribution Amount to the Holders of the REMIC II Regular Interests and the Class R-2 Residual Interest.

Notwithstanding the immediately preceding sentence, on each Distribution Date, the Trustee (or any duly appointed paying agent) shall on behalf of the Trust, from the amount otherwise distributable to the Class X-L Regular Interest on such Distribution Date pursuant to the immediately preceding sentence, distribute, to the extent thereof, to the Holders of each Class of Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates, the Carryover Shortfall Payment, if any, for each such Class.  Each Holder of a Class X Certificate is deemed to have accepted the terms for payment of the Carryover Shortfall Payments to the Holders of the Class A Certificates (other than the Class A-1A2 Certificates) and Class B Certificates pursuant to the immediately preceding sentence and the provisions of Section 2.20.  Each Holder of a Class A Certificate (other than a Class A-1A2 Certificate), Class B Certificate or Class X Certificate is deemed, by acceptance of such Certificate, to have accepted the provisions of Section 2.20.

Furthermore, on each Distribution Date from and including December  2005 to and including the Final Yield Maintenance Payment Date, the Trustee shall on behalf of the Trust withdraw from the Certificate Account and distribute to the Holders of the Class A Certificates (other than a Class A-1A2 Certificates), the related Yield Maintenance Payment.

Furthermore, on each Distribution Date, the Trustee shall on behalf of the Trust withdraw from the Certificate Account and distribute to the Holders of the Class PPP Certificates, the Assigned Prepayment Premiums for such Distribution Date.

The net distributions to the Certificates pursuant to this Section 4.04(a) shall be made in accordance with the written statement received from the Servicer pursuant to Section 4.02(b).  Any Special Primary Insurance Premiums distributed pursuant to clause (i) above shall be distributed by any method specified in the respective Special Primary Insurance Policy as directed by the related insurer to the Servicer (and by the Servicer to the Trustee).  Amounts distributed to the Certificateholders pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of, or by check mailed to, each such Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.

(b)        All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal and all allocations of Realized Losses made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution upon the Class R Certificates upon (i) the termination of REMIC I and REMIC II and (ii) the payment, or making provision for payment, of all liabilities of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Certificate Registrar specified in the notice delivered pursuant to Section 4.04(c)(ii) and Section 9.01(b).

(c)        Whenever, on the basis of Curtailments, Payoffs and Minimum Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the Payoff Period, the Servicer has notified the Trustee in writing by the 15th day of the month that it believes that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee shall, no later than the 18th day of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date and to the Rating Agencies a notice to the effect that:

(i)                  it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

(ii)                if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.05.        Statements to Certificateholders. With each distribution from the Certificate Account on a Distribution Date, the Trustee shall send to each Rating Agency and shall make available to each Certificateholder the statement required by Section 4.02(b).  The Trustee may make available such statement and certain other information, including, without limitation, information required to be provided by the Trustee pursuant to Section 3.13, to Certificateholders through the Trustee’s web site. Such web site is currently located at “https://www.tss.db.com/invr”.  Assistance in using the web site can currently be obtained by calling the Trustee’s investor relations desk at 800-735-7777. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion.

Upon request by any Certificateholder, the Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Servicer’s sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

The Company or the Servicer may make available any reports, statements or other information to Certificateholders through a web page on the world wide web. As of the Closing Date, such web page is located at “www.wamumsc.com” and information is available by clicking on “Investor Information.”

ARTICLE V

The Certificates

Section 5.01.        The Certificates.

(a)        The Certificates shall be substantially in the forms set forth in Exhibit A and B with the additional insertion from Exhibit H attached hereto, and shall be executed by the Trustee on behalf of the Trust, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered (i) upon and pursuant to the order of the Company and (ii) upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be issuable in Authorized Denominations. Certificates shall be executed by manual or facsimile signature on behalf of the Trust by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)        The following definitions apply for purposes of this Section 5.01: “Disqualified Organization” means any Person which is not a Permitted Transferee, but does not include any “Pass-Through Entity” which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; “Ownership Interest” means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; “Transfer” means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual Certificate; and “Transferee” means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

(c)        Restrictions on Transfers of the Residual Certificates to Disqualified Organizations are set forth in this Section 5.01(c).

(i)                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B)       In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement”) attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Company, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.01(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Company, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

(C)       Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Company prior to any transfer of such Ownership Interest, which consent may be withheld in the Company’s sole discretion; and (iii) to provide a certificate to the Trustee in the form attached hereto as Exhibit I.

(ii)                The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

(iii)               (A)       If any “disqualified organization” (as defined in Section 860E(e)(5) of the Code) shall become a holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a holder of a Residual Certificate, then the last preceding holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. Neither the Trust nor the Trustee shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.01(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)       If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.01(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Company shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Company on such terms as the Company may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Company. Such purchaser may be the Company itself or any affiliate of the Company. The proceeds of such sale, net of the commissions (which may include commissions payable to the Company or its affiliates), expenses and taxes due, if any, shall be remitted by the Company to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)              The Servicer shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding “excess inclusions” of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Servicer from such Person.

(v)                The provisions of this Section 5.01 set forth prior to this Section (v) may be modified, added to or eliminated by the Company, the Servicer and the Trustee, provided that there shall have been delivered to the Trustee the following:

(A)       written notification from each of the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

(B)       an Opinion of Counsel, in form and substance satisfactory to the Company (as evidenced by a certificate of the Company), to the effect that such modification, addition to or absence of such provisions will not cause REMIC I and REMIC II to cease to qualify as a REMIC and will not create a risk that (1) REMIC I and REMIC II may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

(vi)              The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(vii)             The Tax Matters Person for each of REMIC I and REMIC II, while not a Disqualified Organization, shall be the tax matters person for the related REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d).

(d)        In the case of any Junior Subordinate Certificate (other than a Class B-10 Certificate) or Class PPP Certificate presented for registration in the name of any Person, the Trustee shall require (i) an officer’s certificate substantially in the form of Exhibit N attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer’s certificate shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company, and (ii) only if such officer’s certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

In the case of any Residual Certificate presented for registration in the name of any Person, the Trustee shall require (i) a Transferee Affidavit and Agreement which includes the representation set forth in paragraph 19 of the form attached hereto as Exhibit J and (ii) only if the representation set forth in such paragraph 19 indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(e)        No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate or Class PPP Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.01(e) or Section 5.01(f).  Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate or Class PPP Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.01(e) and Section 5.01(f), as applicable. No transfer of a Junior Subordinate Certificate or Class PPP Certificate shall be deemed to be made in accordance with this Section 5.01(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, to the effect that such transfer is exempt from the registration requirements under the Securities Act, as follows.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee and the Trust in writing, in substantially the form attached hereto as Exhibit F, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder’s proposed transferee certify to the Trustee and the Trust in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee shall require an Opinion of Counsel that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Delaware Trustee, the Trust, the Servicer or the Company. Such Opinion of Counsel shall allow for the forwarding of, and the Trustee shall forward, a copy thereof to the Rating Agencies. Notwithstanding the foregoing, any Junior Subordinate Certificate or Class PPP Certificate may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in Section 5.01(f).

(f)         To effectuate a transfer of a Junior Subordinate Certificate or Class PPP Certificate in accordance with this Section 5.01(f), the proposed transferee of such Certificate must provide the Trustee and the Company with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trust, the Trustee, the Delaware Trustee or the Company, and which investment letter states that, among other things, such transferee (i) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Company with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Company so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.01(f). The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trust, the Trustee, the Delaware Trustee, the Servicer, the Company, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

(g)        (1)        In the case of any ERISA Restricted Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer’s certificate substantially in the form of Exhibit O attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer’s certificate shall not be an expense of the Trust, the Servicer, the Trustee, the Delaware Trustee or the Company, and (B) only if such officer’s certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(2)        Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(g)(1) above will not be required with respect to the transfer of any ERISA Restricted Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a ERISA Restricted Certificate for so long as such Certificate is a Book-Entry Certificate (each such ERISA Restricted Certificate, a “Book-Entry ERISA Restricted Certificate”).  Any transferee of a Book-Entry ERISA Restricted Certificate will be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) such transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an investment manager, a named fiduciary or a trustee of any such plan) acting, directly or indirectly, on behalf of or purchasing such Certificate with “plan assets” of any such plan (a “Plan Investor”), (ii) such transferee is an insurance company, the source of funds to be used by it to acquire or hold such Certificate is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (ii), a “Complying Insurance Company”) or (iii) such Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies at the time of such transferee’s acquisition of such Certificate (or interest therein).

(3)        If any Book-Entry ERISA Restricted Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(g)(2) above, then the last preceding transferee that either (i) is not a Plan Investor, (ii) is a Complying Insurance Company or (iii) acquired such Certificate at a time when such Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.  Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

(4)        Any purported Beneficial Holder whose acquisition or holding of any Book-Entry ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(g) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the Servicer, the Trust and each Underwriter from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Section 5.02.        Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of the Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.03. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Certificate Interest Rates, initial Class Principal Balances and Final Maturity Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

Section 5.03.        Registration of Transfer and Exchange of Certificates. The Trustee on behalf of the Trust shall cause to be maintained at one of its offices or at its designated agent, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.06. The Trustee hereby appoints itself as the initial Certificate Registrar.

Upon surrender for registration of transfer of any Certificate to the Trustee at DB Services Tennessee, Inc., 648 Grassmere Park Road, Nashville, TN 37211, Attention: Transfer Department, or such other address or agency as may hereafter be provided to the Servicer in writing by the Trustee, the Trustee on behalf of the Trust shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

Section 5.04.        Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them and the Trust harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a protected purchaser, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Certificate Principal Balance or Percentage Interest as applicable. Upon the issuance of any new Certificate under this Section 5.04, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of a beneficial interest in the Trust as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

Section 5.05.        Persons Deemed Owners. The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and Section 4.04 and for all other purposes whatsoever, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee, the Certificate Registrar or any agent thereof shall be affected by notice to the contrary.

Section 5.06.        [Reserved.]

Section 5.07.        Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more word-processed Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder’s interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.09. Each Book-Entry Certificate shall bear the following legend:

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the “Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 5.09:

(a)        the provisions of this Section 5.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)        the Servicer and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

(c)        to the extent that the provisions of this Section 5.07 conflict with any other provisions of this Agreement, the provisions of this Section 5.07 shall control; and

(d)        the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.09, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

Section 5.08.        Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

Section 5.09.        Definitive Certificates. If (a) the Clearing Agency or the Servicer notifies the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (b) the Servicer, to the extent permitted by law, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66⅔% of the aggregate Class Principal Balance of such Certificates advise the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Company, the Servicer, the Trust nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

Section 5.10.        Office for Transfer of Certificates. The Trustee on behalf of the Trust shall maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange. The office of the Trustee’s agent at DB Services Tennessee, 648 Grassmere Park Road, Nashville, TN 37211-3658, Attn: Transfer Unit, is initially designated for said purposes.

Section 5.11.        Nature of Certificates. The Certificates shall be personal property giving only the rights specifically set forth therein and in this Agreement.  The Certificates shall have no preemptive or similar rights and when issued and delivered to the Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.  The Holders of the Certificates, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

ARTICLE VI

The Company and the Servicer

Section 6.01.        Liability of the Company and the Servicer. Each of the Company and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company or the Servicer, as applicable, herein.

Section 6.02.        Merger or Consolidation of the Company or the Servicer. Any Corporation into which either the Company or the Servicer may be merged or consolidated, or any Corporation resulting from any merger, conversion or consolidation to which either the Company or the Servicer shall be a party, or any Corporation succeeding to the business of either the Company or the Servicer, shall be the successor of the Company or the Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03.        Limitation on Liability of the Company, the Servicer and Others. Neither the Company nor the Servicer nor any of the directors, officers, employees or agents of the Company or the Servicer shall be under any liability to the Trust, the Holders of the REMIC I Regular Interests or the Certificateholders for any action taken by such Person or for such Person’s refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in this Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties related to the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that each of the Company and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, this Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Company and the Servicer shall be entitled to be reimbursed, as applicable, therefor out of the Certificate Account, as provided by Section 3.05.

Section 6.04.        Neither the Company nor the Servicer May Resign. Neither the Company nor the Servicer shall resign from its respective obligations and duties hereby imposed on it, as applicable, except upon determination by the Company or the Servicer that its respective duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of the Company or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities and obligations in accordance with Section 7.02 hereof.

The Servicer shall give prompt written notice to the Company of any information received by the Servicer which affects or relates to an ongoing obligation or right of the Company under this Agreement.

Section 6.05.        Trustee Access. The Servicer shall afford the Company and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Servicer, in respect of the Mortgage Loans and in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations.  Upon reasonable request, the Servicer, shall furnish the Company and the Trustee with its most recent financial statements (or, for so long as Washington Mutual Bank is the Servicer, the most recent consolidated financial statements for Washington Mutual Bank appearing in the audited financial statements of Washington Mutual, Inc., or the entity with whose financial statements the financial statements of Washington Mutual Bank are consolidated) and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality, from disclosing, regarding its business, affairs, property and condition, financial or otherwise.

ARTICLE VII

Default

Section 7.01.        Events of Default. (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)                  Any failure by the Servicer to deposit into the Certificate Account any payment required to be deposited therein by the Servicer under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II; or

(ii)                Failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II; or

(iii)               A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv)              The Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)                The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)              Any failure of the Servicer to make any Monthly P&I Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Monthly P&I Advance was to have been made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II, by notice in writing to the Company and the Servicer (and to the Trustee if given by the Certificateholders, in which case such notice shall set forth evidence reasonably satisfactory to the Trustee that such Event of Default has occurred and shall not have been remedied) may terminate all of the rights (other than its right to reimbursement for advances) and obligations of the Servicer, including its right to the Servicing Fee, under this Agreement. Such determination shall be final and binding. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney‑in‑fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Certificate Account or thereafter be received with respect to the Mortgage Loans.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of advances, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Servicer, including the obligation to make any Monthly P&I Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Monthly P&I Advance the nonpayment of which by the Servicer was an Event of Default described in clause (vi) of this Section 7.01(a), the Trustee, subject to the last sentence of this paragraph, shall permit the Servicer to resume its rights and obligations as Servicer hereunder. The Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to clause (vi) of this Section 7.01(a). The Servicer agrees that if an Event of Default as described in clause (vi) of this Section 7.01(a) shall occur more than two times in any twelve month period, the Trustee shall be under no obligation to permit the Servicer to resume its rights and obligations as Servicer hereunder.

(b)        In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i)                  Failure on the part of the Company duly to observe or perform in any material respect any of the covenants or agreements on the part of the Company contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II; or

(ii)                A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iii)               The Company shall consent to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(iv)              The Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II, by notice in writing to the Company and the Trustee, may direct the Trustee in accordance with Section 10.03 to institute an action, suit or proceeding in its own name as Trustee hereunder to enforce the Company's obligations hereunder.

(c)        In any circumstances in which this Agreement states that Certificateholders owning Certificates evidencing a certain Percentage Interest in REMIC II may take certain action, such action shall be taken by the Trustee, but only if the requisite percentage of Certificateholders required under this Agreement for taking like action or giving like instruction to the Trustee under this Agreement shall have so directed the Trustee in writing.

Section 7.02.        Trustee to Act; Appointment of Successor.

(a)        On and after the date on which the Servicer receives a notice of termination pursuant to Section 7.01 or the Servicer resigns pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Servicer under this Agreement with respect to the Mortgage Loans in the Mortgage Pool and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto arising on or after such date of termination or resignation placed on the Servicer by the terms and provisions hereof and thereof, and shall have the same limitations on liability herein granted to the Servicer; provided, that the Trustee shall not under any circumstances be responsible for any representations and warranties or any repurchase obligation of the Company or any liability incurred by the Servicer prior to such date of termination or resignation and the Trustee shall not be obligated to make a Monthly P&I Advance if it is prohibited by law from so doing. As compensation therefor, the Trustee shall be entitled to all compensation to which the Servicer would have been entitled if the Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending any such appointment, the Trustee is obligated to act in such capacity. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, together with the compensation to the Trustee, be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        In connection with any termination or resignation of the Servicer hereunder, in the event that any of the Mortgage Loans are MERS Loans, either (i) the successor Servicer (including the Trustee if the Trustee is acting as successor Servicer) shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans, in which case the predecessor Servicer shall cooperate with the successor Servicer in registering the transfer of servicing of the MERS Loans to the successor Servicer on the MERS® System in accordance with MERS’ rules and procedures, or (ii) if the successor Servicer is not a member of MERS, the predecessor Servicer shall cooperate with the successor Servicer in (A) de-registering the MERS Loans from the MERS® System and (B) causing MERS to execute and deliver an assignment from MERS to the Trust of the Mortgage securing each MERS Loan in recordable form and in the form otherwise provided under clause (X)(iii) of the definition of “Mortgage File” herein and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect such de-registration and assignment. The predecessor Servicer shall bear any and all fees of MERS and all fees and costs of preparing and recording any assignments of Mortgages as required under this Section 7.02(b).

Section 7.03.        Notification to Certificateholders. Upon any such termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

ARTICLE VIII

Concerning the Trustees

Section 8.01.        Duties of Trustees.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished to it pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, statement, opinion, report, or other order or instrument furnished by the Company or Servicer to the Trustee pursuant to this Agreement.

(c)        No provision of this Agreement shall be construed to relieve the Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)                  Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement,

(ii)                Neither the Trustee nor the Delaware Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Delaware Trustee, and, in the absence of bad faith on the part of the Trustee or the Delaware Trustee, such trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such trustee and conforming to the requirements of this Agreement; and

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% of REMIC II relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under this Agreement.

(d)        Within ten Business Days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to the Rating Agencies notice of each Event of Default. Within 90 days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all Certificateholders (with a copy to the Rating Agencies) notice of each Event of Default, unless such Event of Default shall have been cured or waived; provided, however, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Certificateholders; and provided, further, that in the case of any Event of Default of the character specified in Section 7.01(i) or Section 7.01(ii) no such notice to Certificateholders or to the Rating Agencies shall be given until at least 30 days after the occurrence thereof.

(e)        The immediately following sentence shall constitute the Trustee's notice required by the U.S.A. Patriot Act.  In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party’s name, address and other identifying information.

Section 8.02.        Certain Matters Affecting the Trustees. Except as otherwise provided in Section 8.01:

(i)                  Each of the Trustee and the Delaware Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                Each of the Trustee and the Delaware Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)              Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Delaware Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II; provided, however, that if the payment within a reasonable time to the Trustee or the Delaware Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such trustee, not reasonably assured to such trustee by the security, if any, afforded to it by the terms of this Agreement, such trustee may require reasonable indemnity against such expense or liability as a condition to proceeding;

(v)                Each of the Trustee and the Delaware Trustee may execute the trust or any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with reasonable care or (as in the case of the Initial Custodian) designated by the Servicer;

(vi)              Neither the Trustee nor the Delaware Trustee shall be deemed to have knowledge or notice of any matter, including without limitation an Event of Default, unless actually known by a Responsible Officer, or unless written notice thereof referencing this Agreement or the Certificates is received at the Notice Address of such trustee;

(vii)             In no event shall the Trustee or the Delaware Trustee be held liable for acts or omissions of the Servicer (excepting the Trustee’s own actions as Servicer).   No provision of this Agreement shall require the Trustee or the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (except for the giving of required notices), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(viii)           When the Trustee is acting as Servicer pursuant to Section 7.02, and to the extent permitted under applicable law, the Trustee is hereby authorized, in making or disposing of any investment permitted hereunder, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or its affiliate is acting as an agent of the Trustee or of any third person or dealing as principal for its own account.

Section 8.03.        Trustees Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than those relating to the due organization, power and authority of the Trustee and the Delaware Trustee) and in the Certificates (other than the execution of, and certificate of authentication on, the Certificates) shall not be taken as the statements of the Trustee or the Delaware Trustee, and neither the Trustee nor the Delaware Trustee assumes any responsibility for their correctness. Neither the Trustee nor the Delaware Trustee makes any representations as to the validity or sufficiency of this Agreement, the Mortgage Loan Purchase Agreement or of the Certificates or any Mortgage Loan. Neither the Trustee nor the Delaware Trustee shall be accountable for the use or application by the Company, the Servicer or the Trust, as applicable, of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer or the Company in respect of the Mortgage Loans or deposited into the Custodial Accounts for P&I, any Buydown Fund Account, the Investment Account or the Certificate Account by the Servicer or the Company.

Section 8.04.        Trustees May Own Certificates. The Trustee, the Delaware Trustee or any agent or affiliate of such trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not trustee.

Section 8.05.        The Servicer to Pay Trustees’ Fees and Expenses. Subject to separate written agreements with the Trustee and the Delaware Trustee, the Servicer covenants and agrees to, and the Servicer shall, pay each of the Trustee and the Delaware Trustee from time to time, and such trustee shall be entitled to payment, for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of such trustee. Except as otherwise expressly provided herein, the Servicer shall pay or reimburse each of the Trustee and the Delaware Trustee upon such trustee’s request for all reasonable expenses and disbursements incurred or made by such trustee in accordance with any of the provisions of this Agreement and indemnify such trustee from any loss, liability or expense incurred by it hereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its negligence or bad faith. Such obligation shall survive the termination of this Agreement or resignation or removal of the Trustee or the Delaware Trustee. The Servicer shall, at its expense, prepare or cause to be prepared all federal and state income tax and franchise tax and information returns relating to REMIC I or REMIC II required to be prepared or filed by the Trustee or the Delaware Trustee and shall indemnify the Trustee and the Delaware Trustee for any liability of such trustees arising from any error in such returns.

Section 8.06.        Eligibility Requirements for Trustees. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a Corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) acceptable to the Rating Agencies. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any aforementioned supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Delaware Trustee hereunder shall at all times have its principal place of business in the State of Delaware and shall satisfy the applicable requirements under the laws of the State of Delaware authorizing it to act as the Delaware trustee of the Trust.  In case at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, such trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.        Resignation and Removal of Trustees. Each of the Trustee and the Delaware Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee or the Delaware Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of such trustee or of its property shall be appointed, or any public officer shall take charge or control of such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove such trustee and appoint a successor trustee by written instrument, in triplicate, copies of which instrument shall be delivered to the trustee so removed, the trustee continuing in its capacity and the successor trustee.

The Holders of Certificates evidencing Percentage Interests aggregating more than 50% of REMIC II may at any time remove the Trustee or the Delaware Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.

Any resignation or removal of the Trustee or the Delaware Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08. Any expenses associated with the resignation of the Trustee or the Delaware Trustee shall be borne by such trustee, and any expenses associated with the removal of the Trustee or the Delaware Trustee shall be borne by the Servicer.

Section 8.08.        Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Delaware Trustee herein. The predecessor shall deliver to the successor trustee all Mortgage Files, related documents, statements and all other property held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee hereunder to (i) all Certificateholders at their addresses as shown in the Certificate Register and (ii) the Rating Agencies. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed.

Section 8.09.        Merger or Consolidation of Trustee. Any Corporation into which the Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Corporation succeeding to the corporate trust business of such trustee, shall be the successor of such trustee hereunder, provided such resulting or successor Corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.        Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the assets of the Trust may at the time be located, the Servicer and the Trustee or the Delaware Trustee, as applicable, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by such trustee to act as co-trustee or co-trustees, jointly with such trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust and to vest in such Person or Persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee or the Delaware Trustee, as applicable, may consider necessary or desirable; provided, that the Trustee or the Delaware Trustee, as applicable, shall remain liable for all of its obligations and duties under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee or the Delaware Trustee, as applicable, alone shall have the power to make such appointment; provided, that such trustee shall remain liable for all of its obligations and duties under this Agreement. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Delaware Trustee, as applicable, shall be conferred or imposed upon and exercised or performed by the Trustee or the Delaware Trustee, as applicable, and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee or the Delaware Trustee, as applicable, such trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the assets of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee or the Delaware Trustee, as applicable.

Any notice, request or other writing given to the Trustee or the Delaware Trustee shall be deemed to have been given to each of the then related separate trustee(s) and co-trustee(s), as effectively as if given to each of them. Every instrument appointing any separate trustee(s) or co-trustee(s) shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or the Delaware Trustee, as applicable, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the Delaware Trustee, as applicable. Every such instrument shall be filed with the Trustee or the Delaware Trustee, as applicable.

Any separate trustee or co-trustee may, at any time, constitute the Trustee or the Delaware Trustee, as applicable, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and the trust shall vest in and be exercised by the Trustee or the Delaware Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.        Authenticating Agents. The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent so long as it shall be eligible in accordance with the provisions of the first paragraph of this Section 8.11 without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Servicer. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.11, the Trustee may appoint, upon prior written approval of the Servicer, a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any reasonable compensation paid to an Authenticating Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.12.        Paying Agents. The Trustee may appoint one or more Paying Agents which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account, and distributions to Certificateholders as provided in Section 4.01, Section 4.04(a) and Section 9.01(b) to the extent directed to do so by the Servicer. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 8.12.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided, that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Servicer, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.12, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. Any reasonable compensation paid to any Paying Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.13.        Duties of Delaware Trustee.

(a)        The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(b)        The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates with respect to the Trust required to be filed with the Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute and (iii) such other duties as are set forth in this Article VIII.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders of the REMIC I Regular Interests or the Certificates, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.

Section 8.14.        Amendment to Certificate of Trust. If at any time required by Section 3810 of the Statutory Trust Statute, the Trustee, the Delaware Trustee and any other trustee of the Trust shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of such Section 3810.

Section 8.15.        Yield Maintenance Agreement. The Trust shall have the power and authority, and the Trustee is hereby authorized and directed, on behalf of the Trust, to (i) enter into and perform the obligations of the Trust under the Yield Maintenance Agreement and (ii) exercise and enforce the rights of the Trust as specified therein.

Section 8.16.        Trustees Act on Behalf of Trust. Except to the extent otherwise expressly provided herein, in the performance of its obligations under this Agreement, each of the Trustee and the Delaware Trustee shall at all times be acting on behalf of the Trust or the Certificateholders, as applicable.

ARTICLE IX

Termination

Section 9.01.        Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans.

(a)        On any Distribution Date after the first date on which the aggregate Principal Balance of the Mortgage Loans is less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, the Servicer may purchase the outstanding Mortgage Loans, all property acquired by the Trust in respect of any Mortgage Loan and all other property included in any REMIC formed under this Agreement at the price stated in clause (i) of the second paragraph of this Section 9.01(a); provided, however, that the Servicer may not so purchase such outstanding Mortgage Loans and property if the price stated in such clause (i) exceeds the fair market value, determined by the Servicer in accordance with prudent industry practices, of such outstanding Mortgage Loans and property. If such right is exercised, the Servicer shall provide to the Trustee, the Delaware Trustee and the Company the written certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts required to be paid in order to exercise such right have been deposited in the Certificate Account) and the Trustee on behalf of the Trust shall promptly execute all instruments as may be necessary to release and assign to the Servicer the Mortgage Loans, all property acquired by the Trust in respect of any Mortgage Loan and all other property included in any REMIC formed under this Agreement.

Except as otherwise set forth in this Article IX, including, without limitation, the obligation of the Servicer to make payments to Certificateholders as hereafter set forth, the Trust and the respective obligations and responsibilities of the Company, the Servicer, the Trustee and the Delaware Trustee created hereby shall terminate in accordance with Section 3808 of the Statutory Trust Statute upon:

(i)         the purchase by the Servicer pursuant to the first paragraph of this Section 9.01(a) of all Mortgage Loans, all property acquired by the Trust in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure or otherwise, and all other property included in any REMIC formed under this Agreement at a price equal to the sum, reduced by unreimbursed advances (other than advances made with respect to Mortgage Loans as to which the Servicer expects at the time of such purchase, in its sole judgment, that foreclosure is not imminent), of

(x)        the excess of

(A)       100% of the aggregate Principal Balance of the Mortgage Loans (other than Mortgage Loans in respect of which the related Mortgaged Property has been acquired by the Trust by foreclosure, deed in lieu of foreclosure or otherwise) (after giving effect to the distribution of all other principal and the allocation of Realized Losses to the Certificates on the date of such purchase), plus accrued interest at the applicable Pass-Through Rates with respect to such Mortgage Loans through the last day of the month of such purchase, over

(B)       the amount of any Bankruptcy Losses incurred with respect to such Mortgage Loans as of the date of such purchase to the extent that the Principal Balances of such Mortgage Loans have not been previously reduced by such Bankruptcy Losses, and

(y)        without duplication,

(A)       the appraised fair market value as of the date of such purchase of all property owned by the Trust which secured a Mortgage Loan and which has been acquired by the Trust by foreclosure, deed in lieu of foreclosure or otherwise, including related Insurance Proceeds, and

(B)       the appraised fair market value as of the date of such purchase of all other property included in any REMIC formed under this Agreement, any such appraisal pursuant to clause (A) or (B) to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, or

(ii)        the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure in respect of any Mortgage Loan, and the payment to the Certificateholders of all amounts required to be paid to them hereunder.

The Servicer shall not have any further right to reimbursement by the Trust for any advance that is used to reduce the purchase price of the Mortgage Loans pursuant to the immediately preceding sentence.

In no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the issue of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’, living on the date hereof.

In no event shall the Servicer be required to expend any amounts other than those described in the second paragraph of this Section 9.01(a) in order to terminate the Trust or purchase the Mortgage Loans under this Section 9.01, and in no event shall the Company, the Trustee or the Delaware Trustee be required to expend any amounts in connection with such termination or purchase.

(b)        In the event that the Servicer elects to exercise its purchase option as provided in Section 9.01(a), the Servicer shall provide to the Company, the Trustee and the Delaware Trustee notice thereof not less than 40 days prior to the date of the final distribution to Certificateholders.  Notice of such purchase, specifying the date upon which the Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by letter from the Trustee to Certificateholders mailed not less than 30 days prior to such final distribution, specifying (i) the date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated (the “Termination Date”), (ii) the amount of such final payment (the “Termination Payment”) and (iii) that the Record Date otherwise applicable to the Distribution Date upon which the Termination Date occurs is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. Upon any such notice, the Certificate Account shall terminate subject to the Servicer’s obligation to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Termination Date, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Termination Payment with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

Upon the completion of winding up of the Trust, including the payment or the making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Statute, the Delaware Trustee shall prepare, the Trustee, the Delaware Trustee and any other trustee hereunder shall sign, and the Delaware Trustee (upon the direction of the Servicer) shall file, a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the Statutory Trust Statute, at which time the Trust and this Agreement shall terminate.  The Servicer shall act as the liquidator of the Trust and shall be responsible for taking all actions in connection with winding up the Trust, in accordance with the requirements of this Agreement (including this Section 9.01 and Section 9.02) and applicable law.

Section 9.02.        Additional Termination Requirements.

(a)        In the event the Servicer exercises its purchase option as provided in Section 9.01, REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of REMIC I and REMIC II to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on “prohibited transactions” of REMIC I and REMIC II as described in Section 860F of the Code, or (ii) cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)                  Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Tax Matters Person shall prepare the documentation required and the Tax Matters Person and the Trustee shall adopt a plan of complete liquidation on behalf of REMIC I and REMIC II meeting the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer, on behalf of REMIC I and REMIC II; and

(ii)                At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer on behalf of the Trust shall sell all of the assets of REMIC I and REMIC II to the Servicer for cash in the amount specified in Section 9.01.

(b)        By its acceptance of any Residual Certificate, the Holder thereof hereby agrees to authorize the Tax Matters Person and the Trustee to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably necessary.

Section 9.03.        Trust Irrevocable. Except as expressly provided herein, the trust created hereby is irrevocable.

ARTICLE X

Miscellaneous Provisions

Section 10.01.    Amendment.

(a)        This Agreement may be amended from time to time by the Servicer, the Company and the Trustee, without the consent of any of the Certificateholders:

(i)                  to cure any ambiguity;

(ii)                to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein;

(iii)               to comply with any requirements imposed by the Code or any regulations thereunder;

(iv)              to correct the description of any property at any time included in REMIC I or REMIC II, or to assure the conveyance to the Trust of any property included in REMIC I or REMIC II;

(v)                pursuant to Section 5.01(c)(v); and

(vi)              to add any provision to, or amend any provision in, this Agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder;

provided, however, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, that any such amendment which modifies the rights of the Class PPP Certificateholders to receive Assigned Prepayment Premiums, including any amendment to Section 3.20, shall require the consent of each Class PPP Certificateholder. No such amendment (other than one entered into pursuant to clause (iii) of the preceding sentence) shall change the powers of the Servicer. Prior to entering into any amendment (other than one entered into pursuant to clause (iii) of the second preceding sentence) without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel addressed to the Trust and the Trustee to the effect that such amendment is permitted under this Agreement and has no material adverse effect on the interests of the Certificateholders; provided, however, that no such Opinion of Counsel shall be required if the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Prior to entering into any amendment pursuant to clause (iii) of the third preceding sentence without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel to the effect that such action is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and shall not cause any REMIC formed under this Agreement to fail to qualify as such under the Code.

(b)        This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall, without the consent of the Holder of each Certificate affected thereby (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder’s Percentage Interest, the Certificate Interest Rate or the Termination Payment with respect to any of the Certificates, (ii) reduce the percentage of Percentage Interests specified in this Section 10.01 which are required to amend this Agreement, (iii) create or permit the creation of any lien against any part of REMIC I or REMIC II, or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; provided, further, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, any such amendment which modifies the rights of the Class PPP Certificateholders to receive Assigned Prepayment Premiums, including any amendment to Section 3.20, shall require the consent of each Class PPP Certificateholder.

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Delaware Trustee and each Certificateholder. Any failure to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.02.    Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense only if such recordation is reasonably necessary or required to effectuate the duties and powers of the Servicer under this Agreement.

Section 10.03.    Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties hereto (except as provided in Section 5.09, Section 7.01, Section 8.01, Section 8.02, Section 8.07, Section 10.01 and this Section 10.03), nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of REMIC II shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. However, the Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Access to List of Certificateholders. The Certificate Registrar shall furnish or cause to be furnished to the Trustee within 30 days after receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to such Certificateholders.

If three or more Certificateholders (hereinafter referred to as “applicants”) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such list from the Certificate Registrar, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants’ request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding the same, agrees with the Servicer, the Company, the Trust, the Trustee and the Delaware Trustee that none of the Servicer, the Company, the Trust, the Trustee or the Delaware Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 10.05.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of laws provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws provisions.

Section 10.06.    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail, return receipt requested, or overnight courier to the applicable Notice Address. Notices to the Rating Agencies shall also be deemed to have been duly given if mailed by first class mail, postage prepaid, to the above listed addresses of the Rating Agencies. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.07.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.08.    Counterpart Signatures. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.09.    Benefits of Agreement. Nothing in this Agreement or in any Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, any separate trustee or co-trustee appointed under Section 8.10 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 10.10.    Notices and Copies to Rating Agencies.

(a)        The Trustee shall notify the Rating Agencies of the occurrence of any of the following events, in the manner provided in Section 10.06:

(i)                  the occurrence of an Event of Default pursuant to Section 7.01, subject to the provisions of Section 8.01(d); and

(ii)                the appointment of a successor Servicer pursuant to Section 7.02;

(b)        The Servicer shall notify the Rating Agencies of the occurrence of any of the following events, or in the case of clauses (iii), (iv), (v), (vii) and (viii) promptly upon receiving notice thereof, in the manner provided in Section 10.06:

(i)                  any amendment of this Agreement pursuant to Section 10.01;

(ii)                the appointment of a successor Trustee or successor Delaware Trustee pursuant to Section 8.08;

(iii)               the filing of any claim under or the cancellation or modification of any fidelity bond and errors and omissions coverage pursuant to Section 3.01 and Section 3.06 with respect to the Servicer;

(iv)              any change in the location of the Certificate Account, any Custodial Account for P&I or the Investment Account;

(v)                the purchase of any Mortgage Loan by the Company pursuant to Section 2.08 or by a Seller pursuant to the Mortgage Loan Purchase Agreement, or the purchase of the outstanding Mortgage Loans pursuant to Section 9.01;

(vi)              the occurrence of the final Distribution Date or the termination of the Trust pursuant to Section 9.01(a)(ii);

(vii)             the failure of the Servicer to make a Monthly P&I Advance pursuant to Section 4.02; and

(viii)           the failure of the Servicer to make a determination by the close of business on the second Business Day prior a Distribution Date regarding whether it will make a Monthly P&I Advance for such Distribution Date pursuant to Section 4.02.

The Servicer shall provide copies of the statements pursuant to Section 4.02, Section 4.05, Section 3.13 or Section 3.15 or any other statements or reports to the Rating Agencies in such time and manner that such statements or determinations are required to be provided to Certificateholders.

Section 10.11.    Covenant Not to Place Trust Into Bankruptcy. Each party hereto covenants that it shall not, until at least one year and one day after all Certificates have been paid in full, (i) take any action to file an involuntary bankruptcy petition against the Trust, or (ii) institute against the Trust, or join in any institution against the Trust of, any bankruptcy or insolvency proceedings under any federal or state bankruptcy, insolvency or similar law. In addition, each Certificateholder or Beneficial Owner, by accepting and holding a Certificate or an interest therein, agrees it shall not, until at least one year and one day after all Certificates have been paid in full, take any action to file an involuntary bankruptcy petition against the Trust.

Section 10.12.    Covenant Not to Place Company Into Bankruptcy. Each party hereto (other than the Company) covenants that it shall not, until at least one year and one day after all securities issued by any trust to which the Company has transferred property have been paid in full, take any action to file an involuntary bankruptcy petition against the Company.  In addition, each Certificateholder or Beneficial Owner, by accepting and holding a Certificate or an interest therein, agrees it shall not, until at least one year and one day after all securities issued by any trust to which the Company has transferred property have been paid in full, take any action to file an involuntary bankruptcy petition against the Company.

IN WITNESS WHEREOF, the Company, the Servicer, the Trustee and the Delaware Trustee have caused their names to be signed hereto by their respective officers, thereunto duly authorized, all as of the date first above written.

WAMU ASSET ACCEPTANCE CORP.

By:    /s/ Val Meyer
Name: Val Meyer
Title: Assistant Vice President

WASHINGTON MUTUAL BANK

By:    /s/ Salvatore Russo
Name: Salvatore Russo
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By:    /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

By:    /s/ Barbara Campbell
Name:  Barbara Campbell
Title: Vice President

DEUTSCHE BANK TRUST COMPANY DELAWARE,
as Delaware Trustee

By:    /s/ Elizabeth B. Ferry
Name:  Elizabeth B. Ferry
Title:  Assistant Vice President

[Signature page to Pooling and Servicing Agreement for WaMu Series 2005-AR13]

Appendix 1:  Definition of Class LT Principal Reduction Amounts

Copies of Appendix 1 (which has been intentionally omitted from this filing)  may be obtained from WaMu Asset Acceptance Corp. or Deutsche Bank National Trust Company by contacting:

in the case of WaMu Asset Acceptance Corp.,

John Race WaMu Asset Acceptance Corp. c/o Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of Deutsche Bank National Trust Company,

Alan Sueda Trust Administrator Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, CA 92705 Telephone: (714) 247-6315 Facsimile: (714) 247-6329

Exhibit A
CUSIP 92922F 4M 7

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1A1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-AR13	Portion of the Class A-1A1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$__________.00

Class A-1A1 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1A1 Principal Balance as of the Cut-Off Date:	$1,937,535,000.00

Cede & Co.
Registered Owner Certificate No. __

Exhibit A
CUSIP 92922F 4N 5

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1A2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-AR13	Portion of the Class A-1A2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$75,000,000.00

Class A-1A2 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1A2 Principal Balance as of the Cut-Off Date:	$75,000,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4P 0

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1A3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-AR13	Portion of the Class A-1A3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$100,000,000.00

Class A-1A3 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1A3 Principal Balance as of the Cut-Off Date:	$100,000,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4Q 8

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1B1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1B1 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1B1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$137,997,000.00

Class A-1B1 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1B1 Principal Balance as of the Cut-Off Date:	$137,997,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4R 6

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1B2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1B2 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1B2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$66,181,000.00

Class A-1B2 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1B2 Principal Balance as of the Cut-Off Date:	$66,181,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4S 4

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1B3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1B3 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1B3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$500,000,000.00

Class A-1B3 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1B3 Principal Balance as of the Cut-Off Date:	$500,000,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4T 2

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1C1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1C1 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1C1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$235,096,000.00

Class A-1C1 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1C1 Principal Balance as of the Cut-Off Date:	$235,096,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4U 9

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1C2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1C2 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1C2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$152,972,000.00

Class A-1C2 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1C2 Principal Balance as of the Cut-Off Date:	$152,972,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4V 7

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1C3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1C3 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1C3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$186,111,000.00

Class A-1C3 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1C3 Principal Balance as of the Cut-Off Date:	$186,111,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4W 5

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class A-1C4

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class A-1C4 Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class A-1C4 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$130,000,000.00

Class A-1C4 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class A-1C4 Principal Balance as of the Cut-Off Date:	$130,000,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4X 3

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class X

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain obligations specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2005-AR13	Portion of the Class X Notional Amount as of the Cut-Off Date Evidenced by this Certificate:	$3,901,265,905.00

Class X Certificate Interest Rate:	Variable, applied to the Class X Notional Amount
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class X Notional Amount as of the Cut-Off Date:	$3,901,265,905.00
Class X Principal Balance as of the Cut-Off Date	$0.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4Y 1

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-1

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-1 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-1 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-1 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$83,877,000.00

Class B-1 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-1 Principal Balance as of the Cut-Off Date:	$83,877,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 4Z 8

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-2

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-2 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-2 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-2 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$66,321,000.00

Class B-2 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-2 Principal Balance as of the Cut-Off Date:	$66,321,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5A 2

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-3

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-3 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-3 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-3 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$23,407,000.00

Class B-3 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-3 Principal Balance as of the Cut-Off Date:	$23,407,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5B 0

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-4

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-4 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-4 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-4 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$27,308,000.00

Class B-4 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-4 Principal Balance as of the Cut-Off Date:	$27,308,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5C 8

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-5

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-5 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-5 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-5 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$19,506,000.00

Class B-5 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-5 Principal Balance as of the Cut-Off Date:	$19,506,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5D 6

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-6

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-6 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-6 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-6 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-6 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-6 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-6 Principal Balance as of the Cut-Off Date:	$15,605,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5E 4

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-7

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-7 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-7 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-7 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-7 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-7 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-7 Principal Balance as of the Cut-Off Date:	$15,605,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5F 1

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-8

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-8 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-8 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-8 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-8 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-8 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-8 Principal Balance as of the Cut-Off Date:	$15,605,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5G 9

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-9

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-9 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-9 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-9 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-9 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-9 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-9 Principal Balance as of the Cut-Off Date:	$15,605,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 92922F 5M 6

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-10

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS B-10 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-10 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-10 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-10 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-10 Principal Balance as of the Cut-Off Date:	$15,605,000.00

___________________________
Registered Owner

Exhibit A
CUSIP 92922F 5N 4

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-11

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS B-11 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-11 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-11 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$15,605,000.00

Class B-11 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-11 Principal Balance as of the Cut-Off Date:	$15,605,000.00

______________________________
Registered Owner

Exhibit A
CUSIP 92922F 5P 9

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-12

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS B-12 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-12 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-12 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$13,654,000.00

Class B-12 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-12 Principal Balance as of the Cut-Off Date:	$13,654,000.00

______________________________
Registered Owner

Exhibit A
CUSIP 92922F 5Q 7

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-13

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS B-13 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-13 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-13 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$25,358,000.00

Class B-13 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-13 Principal Balance as of the Cut-Off Date:	$25,358,000.00

______________________________
Registered Owner

Exhibit A
CUSIP 92922F 5R 5

WaMu MORTGAGE PASS-THROUGH CERTIFICATE
Class B-14

Evidencing a beneficial interest in a pool of assets consisting of beneficial interests in another pool of assets consisting of beneficial interests in another pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS B-14 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

The Class B-14 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2005-AR13	Portion of the Class B-14 Principal Balance as of the Cut-Off Date Evidenced by this Certificate:	$27,312,805.06

Class B-14 Certificate Interest Rate:	Variable
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class B-14 Principal Balance as of the Cut-Off Date:	$27,312,805.06

______________________________
Registered Owner

Exhibit A
CUSIP 92922F 5S 3

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class PPP

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. This Certificate represents certain rights specified in the Pooling Agreement. The issue date of this Certificate is October 25, 2005.

NO TRANSFER OF THIS CLASS PPP CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(e) OF THE POOLING AGREEMENT.

Series 2005-AR13	Percentage Interest evidenced by this Class PPP Certificate in the distributions to be made with respect to the Class PPP Certificates:	__________%

Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045

______________________________
Registered Owner
Certificate No. ______

Exhibit B
CUSIP 92922F 5H 7

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class R

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF ANY PERSON, THE TRUSTEE SHALL REQUIRE (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF A CLASS R CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust. Solely for U.S. federal income tax purposes, this Certificate represents “residual interests” in “real estate mortgage investment conduits,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Series 2005-AR13	Percentage Interest evidenced by this Class R Certificate in the distributions to be made with respect to the Class R Certificates:	__________%

Class R Certificate Interest Rate:	4.963%. Additionally the Class R Certificates are entitled to Excess Liquidation Proceeds and the Residual Distribution Amount as defined in the Pooling Agreement.
Cut-Off Date:	October 1, 2005
First Distribution Date:	November 25, 2005
Last Scheduled Distribution Date:	October 25, 2045
Class R Principal Balance as of the Cut-Off Date:	$100.00

______________________________
Registered Owner
Certificate No. ______

This Certificate does not represent an obligation of or interest in WaMu Asset Acceptance Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of certain interests in (i) a pool of assets (“REMIC I”) consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”), formed by WaMu Asset Acceptance Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below and (ii) a pool of assets (“REMIC II”) consisting of interests in REMIC I. REMIC I and REMIC II were created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the “Pooling Agreement”), among the Company, the Servicer, Deutsche Bank National Trust Company, as Trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portions (if any) then distributable on the Certificates of this Class of (i) the REMIC I Available Distribution Amount for such Distribution Date, as specified in Section 4.01 of the Pooling Agreement and (ii) the REMIC II Available Distribution Amount for such Distribution Date, as specified in Section 4.04 of the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-AR13 TRUST
By:	DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By: _____________________________________

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By: ___________________________________

Dated: _________________________________

WaMu ASSET ACCEPTANCE CORP.

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing certain interests in REMIC I and REMIC II.

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from amounts received with respect to other Mortgage Loans to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trustee for such purposes, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee nor any agent thereof shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the final payment or other liquidation (including purchase by the Servicer) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling Agreement. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired by the Trust in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

____________________________________________________________________________________

____________________________________________________________________________________

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

____________________________________________________________________________________

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated: _____________________	___________________________________________
Signature Guaranteed

____________________________________________________________________________________
NOTICE:   The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.  This Certificate does not represent an obligation of or an interest in WaMu Asset Acceptance Corp. or any of its affiliates.  Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

Exhibit C

Reserved

Exhibit D

Mortgage Loan Schedule

Copies of the Mortgage Loan Schedule (which has been intentionally omitted from this filing) may be obtained from WaMu Asset Acceptance Corp. or Deutsche Bank National Trust Company by contacting:

in the case of WaMu Asset Acceptance Corp.,

John Race WaMu Asset Acceptance Corp. c/o Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of Deutsche Bank National Trust Company,

Alan Sueda Trust Administrator Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, CA 92705 Telephone: (714) 247-6315 Facsimile: (714) 247-6329

Exhibit E

[Reserved]

Exhibit F

FORM OF TRANSFEROR CERTIFICATE FOR JUNIOR SUBORDINATE CERTIFICATES

[Date]

WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust
Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Trust Administration WA05AB

WaMu Asset Acceptance Corp.
1201 Third Avenue, WMT 1706A
Seattle, WA 98101

Re:      Purchase of WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates Series 2005-AR13, Class [   ]  (the “Certificates”)

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”) and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

Very truly yours, [Name of Transferor] By: __________________________________ Authorized Officer

Exhibit G

FORM OF TRANSFEREE'S AGREEMENT FOR JUNIOR SUBORDINATE CERTIFICATES

[Date]

WaMu Mortgage Pass-Through Certificates Series 2005-AR13 Trust
Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Trust Administration WA05AB

WaMu Asset Acceptance Corp.
1201 Third Avenue, WMT 1706A
Seattle, WA 98101

The undersigned (the “Purchaser”) proposes to purchase WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2005-AR13, Class [   ] (the “Purchased Certificates”) in the principal amount of $______________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 1, 2005 (the “Pooling Agreement”), by and among WaMu Asset Acceptance Corp. (“Washington Mutual”), Washington Mutual Bank (the "Servicer"), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware trustee, of the WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2005-AR13.

Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to Washington Mutual, the Servicer, the Trustee and the Trust that:

(a)        The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement;

(b)        The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part;

(c)        The Purchaser is an “accredited investor” as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

(d)        The Purchaser is not affiliated with the Trustee;

(e)        The Purchaser confirms that Washington Mutual has made available to the Purchaser the opportunity to ask questions of, and receive answers from Washington Mutual concerning the trust created pursuant to the Pooling Agreement (the “Trust”), the purchase by the Purchaser of the Purchased Certificates and all matters relating thereto that Washington Mutual possesses or can acquire without unreasonable effort or expense; and

(f)        If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

Section 3. Transfer of Purchased Certificates.

(a)        The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither Washington Mutual nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to Washington Mutual, the Trustee and the Trust as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee or Washington Mutual may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust, the Trustee or Washington Mutual. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and Washington Mutual against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b)        No transfer of a Purchased Certificate shall be made unless the transferee provides Washington Mutual and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, (ii) an affidavit substantially in the form of Exhibit N to the Pooling Agreement and (iii) if so indicated in such affidavit, a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement).

(c)        The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

[Purchaser] By: __________________________________ Its: ___________________________________

Exhibit H-1

FORM OF ADDITIONAL MATTER INCORPORATED INTO THE FORM OF THE CERTIFICATES (OTHER THAN THE CLASS R AND CLASS PPP CERTIFICATES)

This Certificate does not represent an obligation of or interest in WaMu Asset Acceptance Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of certain interests in a pool of assets (“REMIC II”) consisting of interests in another pool of assets (“REMIC I”) consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”), formed by WaMu Asset Acceptance Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below. REMIC I and REMIC II were created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the “Pooling Agreement”), among the Company, the Servicer, Deutsche Bank National Trust Company, as Trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portion of the REMIC II Available Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.04 of the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-AR13 TRUST
By:	DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By: _____________________________________

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By: _____________________________________

Dated: ___________________________________

WaMu ASSET ACCEPTANCE CORP. WaMu MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing certain interests in REMIC II [to be used only in the case of the Class A (other than the Class A-1A2 Certificates) and Class B Certificates:][, together with certain rights specified in the Pooling Agreement][to be used only in the case of the Class X Certificates:][, together with certain obligations specified in the Pooling Agreement].

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from amounts received with respect to other Mortgage Loans to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trustee for such purposes, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

[to be used only in the case of the Junior Subordinate Certificates:] [No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. In the event that a transfer is to be made without registration or qualification under applicable laws, (i) in the event such transfer is made pursuant to Rule 144A under the Securities Act, the Company and the Trustee shall require the transferee to execute an investment letter in substantially the form attached as Exhibit L to the Pooling Agreement, which investment letter shall not be an expense of the Company, the Servicer, the Trust, the Delaware Trustee or the Trustee and (ii) in the event that such a transfer is not made pursuant to Rule 144A under the Securities Act, the Trustee may require an Opinion of Counsel satisfactory to the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Servicer, the Trust, the Trustee or the Delaware Trustee. Neither the Company nor the Trust will register the Certificate under the Securities Act, qualify the Certificate under any state securities law or provide registration rights to any purchaser. Any Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee, the Delaware Trustee, the Company and the Servicer against any liability that may result if the transfer is not made in accordance with the Pooling Agreement.]

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee nor any agent thereof shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the final payment or other liquidation (including purchase by the Servicer) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling Agreement. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired by the Trust in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

____________________________________________________________________________________

____________________________________________________________________________________

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

____________________________________________________________________________________

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated: ______________________	_________________________________________
Signature Guaranteed

____________________________________________________________________________________

NOTICE:   The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.  This Certificate does not represent an obligation of or an interest in WaMu Asset Acceptance Corp. or any of its affiliates.  Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

             Exhibit H-2

FORM OF ADDITIONAL MATTER INCORPORATED INTO

THE FORM OF THE CLASS PPP CERTIFICATES

This Certificate does not represent an obligation of or interest in WaMu Asset Acceptance Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of certain interests in a Trust formed by WaMu Asset Acceptance Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the “Pooling Agreement”), among the Company, the Servicer, Deutsche Bank National Trust Company, as Trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the Assigned Prepayment Premiums for such Distribution Date, as specified in Section 4.04 of the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-AR13 TRUST

By:    DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By:

Dated:

WaMu ASSET ACCEPTANCE CORP.

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing certain interest in the Trust.

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II; provided, however, that any such amendment that modifies the rights of the Class PPP Certificateholders to receive Assigned Prepayment Premiums shall require the consent of each Class PPP Certificateholder. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. In the event that a transfer is to be made without registration or qualification under applicable laws, (i) in the event such transfer is made pursuant to Rule 144A under the Securities Act, the Company and the Trustee shall require the transferee to execute an investment letter in substantially the form attached as Exhibit L to the Pooling Agreement, which investment letter shall not be an expense of the Company, the Servicer, the Trust, the Trustee or the Delaware Trustee and (ii) in the event that such a transfer is not made pursuant to Rule 144A under the Securities Act, the Trustee may require an Opinion of Counsel satisfactory to the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Servicer, the Trust, the Trustee or the Delaware Trustee. Neither the Company nor the Trust will register the Certificate under the Securities Act, qualify the Certificate under any state securities law or provide registration rights to any purchaser. Any Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee, the Delaware Trustee, the Company and the Servicer against any liability that may result if the transfer is not made in accordance with the Pooling Agreement.

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Percentage Interest, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee nor any agent thereof shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the final payment or other liquidation (including purchase by the Servicer) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling Agreement. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired by the Trust in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE:    The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.  This Certificate does not represent an obligation of or an interest in WaMu Asset Acceptance Corp. or any of its affiliates.  Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

Exhibit I

TRANSFEROR CERTIFICATE FOR CLASS R CERTIFICATES

[Date]

Deutsche Bank National Trust Company, as Trustee

1761 East St. Andrew Place

Santa Ana, CA 92705

Attn: Trust Administration WA05AB

Re:      WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2005-AR13, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale from                                           (the “Seller”) to                                                (the “Purchaser”) of $____________________ initial Certificate Principal Balance of WaMu Mortgage Pass-Through Certificates, Series 2005-AR13, Class R (the “Certificate”), pursuant to Section 5.01 of the Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of October 1, 2005 among WaMu Asset Acceptance Corp., as depositor (the "Company"), Washington Mutual Bank, as servicer (the “Servicer”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, as Delaware trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company, the Servicer, the Trustee and the Trust that:

1.         No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

2.         The Seller understands that the Purchaser has delivered to the Trustee and the Company a transferee affidavit and agreement in the form attached to the Pooling Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

3.         The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

4.         The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

5.         The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6.         The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

Very truly yours, [Seller] By: __________________________________ Name: __________________________ Title: ___________________________

Exhibit J

TRANSFEREE AFFIDAVIT AND AGREEMENT FOR CLASS R CERTIFICATES

STATE OF	_________________________	)
		)	ss:
COUNTY OF	_________________________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.         That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the “Owner”)), a [savings institution] [corporation] duly organized and existing under the laws of [the State of                   ] [the United States], on behalf of which he makes this affidavit and agreement.

2.         That the Owner (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a disqualified organization” means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity), or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3.         That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middle-man) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4.         That the Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.         That the Owner is aware that the Trustee will not register the Transfer of the Class R Certificates unless the transferee, or the transferees' agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.         That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.01 of the Pooling Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.01(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.01). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7.         That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.         The Owner's Taxpayer Identification Number is                                ..

9.         That no purpose of the Owner relating to the purchase of the Class R Certificates by the Owner is or will be to enable the transferor to impede the assessment or collection of tax, and that in making this representation, the Owner warrants that the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1.

10.        That the Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates. That the Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class R Certificates to permit the transferor to assess the financial capability of the Owner to pay such taxes.

11.        That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R Certificates remain outstanding.

12.        That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

13.        That the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1, and that no purpose of the Owner relating to any sale of the Class R Certificates by the Owner will be to impede the assessment or collection of tax.

14.        The Owner is a citizen or resident of the United States, a corporation, partnership or other entity treated as a partnership or corporation for U.S. federal income tax purposes created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

15.        The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

16.        The Owner hereby agrees to cooperate with the Company and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of REMIC I and REMIC II (the “REMICs”).

17.        The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMICs or result in the imposition of tax on the REMICs unless counsel for, or acceptable to, the Company has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

18.        The Owner as transferee of the Class R Certificates has represented to the transferor that, if the Class R Certificates constitute a noneconomic residual interest, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificates as they become due.

19.        That the Owner satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Owner is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing the Class R Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___	The Owner has delivered a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement under which the Class R Certificates were issued).

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this           day of          , 20     .

[Name of Owner] By: __________________________________ [Name of Officer] [Title of Officer

[Corporate Seal] ATTEST: [Assistant Secretary]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of __________________, 20__.

NOTARY PUBLIC COUNTY OF ________________________________ STATE OF __________________________________ My commission expires the day of , 20 .

Exhibit 1 to Transferee Affidavit

DEPARTMENT OF THE TREASURY
Internal Revenue Service
26 CFR Parts 1 and 602
[TD 9004]
RIN 1545-AW98

Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY:

This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES:	Effective Date: These regulations are effective July 19, 2002. Applicability Date: For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT:	Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.  The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

The accuracy of the estimated burden associated with the collection of information (see below);

How the quality, utility, and clarity of the information to be collected may be enhanced;

How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the ``formula test,'' an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b), (e) and 860G(b) of the Code.

The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a change from the proposed regulation and Rev. Proc. 2001-12. In those publications the provision stated that “present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually” and that “[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party.”  The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

It is anticipated that when final regulations are adopted with respect to FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

Exhibit K

[Reserved]

Exhibit L

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

___________________________________
___________________________________
___________________________________
___________________________________

The undersigned  seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.         In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.         The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Trust and the Servicer (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “Agreement”) dated as of October 1, 2005 among WaMu Asset Acceptance Corp., as Depositor, Washington Mutual Bank, as Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee) pursuant to Section 5.01(f) of the Agreement, as follows:

a.         The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.         The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.         The Buyer has received and reviewed the Private Placement Memorandum dated October 25, 2005 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Company or the Servicer.

d.         Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.         The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2) obtained the waiver of the Company with respect to Annex 1 and Annex 2 pursuant to Section 5.01(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

f.          The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

g.         If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

3.         This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

___________________________________		___________________________________
Print Name of Seller		Print Name of Buyer

By:	______________________________	By:	______________________________
	Name:		Name:
	Title:		Title:

Taxpayer Identification Number:		Taxpayer Identification Number:
___________________________________		___________________________________
Date:	___________________________	Date:	___________________________

Annex 1 to Exhibit L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.         In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________________ (the Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Buyer is a dealer, and, in that case, the Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is subject to the fiduciary responsibility provisions of ERISA.

___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the  Buyer,  but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5.         The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_____	_____	Will the Buyer be purchasing the Rule 144A Securities for the Buyer’s own account?
Yes	No

6.         If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.         The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

___________________________________
Print Name of Buyer

By:	______________________________
Name:
Title:

Date:	____________________________

Annex 2 to Exhibit L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.         In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.         The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.         The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.         The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

___________________________________
Print Name of Buyer

By:	______________________________
Name:
Title:

Date:	____________________________

IF AN ADVISER:	___________________________________
Print Name of Buyer

	By:	______________________________
Name:
Title:

	Date:	____________________________

(SEAL)

Exhibit M

[Date]

[Company]

Re:       Pooling and Servicing Agreement dated as of October 1, 2005 by and among WaMu Asset Acceptance Corp., as Depositor, Washington Mutual Bank, as Servicer, Deutsche Bank National Trust Company, as Trustee, and Deutsche Bank Trust Company Delaware, as Delaware Trustee, relating to WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2005-AR13

Ladies and Gentlemen:

In accordance with Section 2.07 of the above-captioned Pooling and Servicing Agreement, the undersigned, as [Trustee] [Initial Custodian], hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.05 of the Pooling and Servicing Agreement and has determined that (i) all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of “Mortgage File,” known by it to be required) pursuant to the definition of “Mortgage File” and Section 2.05 of the Pooling and Servicing Agreement to have been executed and received as of the date hereof are in its possession and (ii) all such documents have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The [Trustee] [Initial Custodian] has made no independent examination of such documents beyond the review specifically required in the above referenced Pooling and Servicing Agreement and has relied upon the purported genuineness and due execution of any such documents and upon the purported genuineness of any signature thereon. The [Trustee] [Initial Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

___________________________________
as [Trustee] [Initial Custodian]

By:	______________________________
Name:
Title:

Exhibit N

BENEFIT PLAN AFFIDAVIT

Deutsche Bank National Trust Company, as Trustee (the “Trustee”)

1761 East St. Andrew Place

Santa Ana, CA 92705

Attn: Trust Administration WA05AB

WaMu Asset Acceptance Corp. (“Washington Mutual”)

1201 Third Avenue, WMT 1706A

Seattle, WA 98101

RE:       CLASS [B-11][B-12][B-13][B-14][PPP] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-AR13 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing any of the Purchased Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___

The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___

The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement, dated as of October 1, 2005, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:	_________________________________
Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

____________________________________
Notary Public

Exhibit O

BENEFIT PLAN AFFIDAVIT

Deutsche Bank National Trust Company, as Trustee (the “Trustee”)
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Trust Administration WA05AB

WaMu Asset Acceptance Corp. (“Washington Mutual”)
1201 Third Avenue, WMT 1706A
Seattle, WA 98101

RE:       CLASS [B-1][B-2][B-3][B-4][B-5][B-6][B-7][B-8][B-9][B-10] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2005-AR13 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any such Plan) acting, directly or indirectly, on behalf of or purchasing the Purchased Certificate with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___

The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___

The Purchased Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2005, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust) at the time of Purchaser’s acquisition of the Purchased Certificate (or interest therein).

___	The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:	_________________________________
Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

___________________________________
Notary Public